Exhibit 4.16

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS
BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS
AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION HAS BEEN MARKED AS
“[REDACTED]”.

ConfidentialExecution Version
Dated 24 November 2025

CADELER A/S
as Original Borrower
CADELER UK LIMITED
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE
BRANCH
as Facility Agent
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE
BRANCH
as Green Loan Co-ordinator
THE BANKS, FINANCIAL INSTITUTIONS AND OTHER ENTITIES LISTED HEREIN
as Lenders
THE BANKS LISTED HEREIN
as Mandated Lead Arrangers

FACILITY AGREEMENT for a €60,000,000 Loan Facility (with an accordion option of up to €80,000,000)

THIS AGREEMENT is dated 24 November 2025 and made between:
(1)CADELER A/S, a public limited liability company formed under the laws of Denmark (with
Danish registration number CVR 31180503) listed on the Oslo Stock Exchange, having its registered office at Kalvebod Brygge 43, 1560 Copenhagen V, Denmark (the Original Borrower
and Cadeler A/S);
(2)CADELER UK LIMITED, a company incorporated in England and Wales (with Company number 06106237), with its registered address at Avocet Court, 8 Central Avenue, St Andrews
Business Park, Norwich, NR7 0HR (Cadeler UK);
(3)THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE
BRANCH as green loan co-ordinator (the Green Loan Co-ordinator);
(4)THE BANKS, FINANCIAL INSTITUTIONS AND OTHER ENTITIES listed in Schedule 1 as lenders (the Original Lenders);
(5)THE BANKS listed in Schedule 1 as mandated lead arrangers (the Mandated Lead
Arrangers); and
(6)THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE
BRANCH as facility agent of the other Finance Parties (the Facility Agent).
IT IS AGREED as follows:
Section 1 -  Interpretation
1Definitions and interpretation
1.Definitions
In this Agreement and (unless otherwise defined in the relevant Finance Document) the other
Finance Documents:
Acceptable Bank means:
(a)a bank or financial institution which has a rating for its long-term unsecured and non-
credit-enhanced debt obligations of A- or higher by Standard & Poor's Rating Services or
Fitch Ratings Ltd or Baa1 or higher by Moody's Investors Service Limited or a comparable rating from another internationally recognised credit rating agency; or
(b)any other bank or financial institution approved by the Facility Agent.
Accounting Reference Date means 31 December or such other date as may be approved.
Additional Borrower means a company which becomes an Additional Borrower in accordance with Clause 28 (Changes to the Obligors).
Additional Guarantor means a company which becomes an Additional Guarantor in accordance with Clause 28 (Changes to the Obligors).
Additional Obligor means an Additional Borrower or an Additional Guarantor.
Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
Agent includes any person who may be appointed as such under the Finance Documents.
Approved Valuer means Clarksons, Fearnleys, Pareto and Braemar and any other broker nominated by the Borrower and approved in writing by the Facility Agent.
Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
Auditors means one of PwC, Ernst & Young Godkendt Revisionspartnerselskab, Deloitte or
KPMG or another firm nominated by the Borrower and approved in writing by the Facility Agent.
Authorisation means any authorisation, permit, consent, concession, approval, resolution, licence, exemption, filing, waiver, notarisation or registration.
Authority means any national, supranational, regional or local government or governmental, administrative, fiscal, judicial, or government owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any person, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank) in a Relevant
Jurisdiction.
Available Cash Flow means, in respect of any period and without double counting:
(a)the aggregate of all earnings, income and revenue received by Cadeler A/S or Cadeler
UK under or pursuant to the Charterer Agreements and any other receipts of whatever kind and from whatever source during such period (which have not been taken into account in a previous calculation of Available Cash Flow); and
(b)the aggregate of:
(i)any Permitted Financial Indebtedness raised by the Borrower during such period;
and
(ii)any Equity Contributions received by the Borrower during such period;
(iii)the amount of interest earned on any of the Borrower’s bank accounts during such period;
(iv)any dividends or other payments (including payments on the Borrower’s cash pool accounts) actually received by the Borrower from any of its Subsidiaries during such period; and
(v)any amount standing to the credit of the Borrower's bank accounts and any undrawn amounts under any committed revolving credit facilities of the Borrower as of the commencement of such period;
(c)less the sum of:
(i)the Operating Expenses paid by Cadeler A/S or Cadeler UK during such period;
(ii)the bareboat payments actually paid to any of the Borrower’s Subsidiaries during such period; and
(iii)the total amount of Tax actually paid by the Borrower in that period; and
(d) less the sum of:
(i)the Borrower’s capital expenditure during such period;
(ii)any capital injection by the Borrower into any of its Subsidiaries during such period;
and
(e)less the sum of the principal and interest paid by the Borrower (as borrower) in respect of
Permitted Financial Indebtedness secured by mortgages over the Ships of the Group during such period,
and excludes: (i) the higher of any cash that is required to be maintained as part of a minimum balance by the Borrower under all of its other Permitted Financial Indebtedness and (ii) the double counting of any liability which might otherwise be included as a result of this definition.
Available Commitment means a Lender's Commitment minus:
(a)the amount of its participation in any outstanding Loans; and
(b)in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date.
Bail-In Action means the exercise of any Write-down and Conversion Powers.
Bail-In Legislation means:
(a)in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;
(b)in relation to the United Kingdom, the UK Bail-In Legislation; and
(c)in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
Basel II Accord means the "International Convergence of Capital Measurement and Capital
Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in
June 2004 as updated prior to, and in the form existing on, the date of this Agreement, excluding any amendment thereto arising out of the Basel III Accord.
Basel II Approach means, in relation to any Finance Party, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Regulations applicable to such Finance Party) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord.
Basel II Regulation means:
(a)any law or regulation in force as at the date hereof implementing the Basel II Accord,
(including the relevant provisions of CRD IV and CRR) to the extent only that such law or regulation re-enacts and/or implements the requirements of the Basel II Accord but excluding any provision of such law or regulation implementing the Basel III Accord; and
(b)any Basel II Approach adopted by a Finance Party or any of its Affiliates.
Basel III Accord means, together:
(a)the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010,
each as amended, supplemented or restated;
(b)the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in
November 2011, as amended, supplemented or restated; and
(c)any further guidance or standards published by the Basel Committee on Banking
Supervision relating to “Basel III” other than, in each such case, the agreements, rules, guidance and standards set out in “Basel III: Finalising the post-crisis reforms” published by the Basel Committee on Banking Supervision in December 2017, as amended, supplemented or restated.
Basel III Increased Cost means an Increased Cost which is attributable to the implementation, application or compliance with (a) any Basel III Regulation announced after the date of this
Agreement (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) and/or (b) any introduction, change, clarification or publication relating to any Basel III Regulation (whether in effect at the date of this Agreement or otherwise) to the extent that any Increased Cost attributable to the implementation, application or compliance with such Basel III Regulation is not capable of being calculated with sufficient accuracy as at or prior to the date of this Agreement, including due to a lack of clarity or detail in such Basel III Regulation or any related information from a banking regulator available on the date of this Agreement.
Basel III Regulation means any law or regulation implementing the Basel III Accord (including the relevant provisions of CRD IV and CRR) save to the extent that such law or regulation re-
enacts a Basel II Regulation.
Borrower means the Original Borrower (unless it has ceased to be a Borrower in accordance with Clause 28 (Changes to the Obligors)) or an Additional Borrower.
Break Costs means the amount (if any) by which:
(a)the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest
Period;
exceeds:
(b)the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.
Business Day means a day (other than a Saturday or Sunday or public holiday):
(a)on which banks are open for general business in Oslo, Copenhagen, London and
Singapore; and
(b)(in relation to any date for payment or purchase of euro) any TARGET Day.
BW Group means BW Altor Pte. Ltd. and its Subsidiaries from time to time.
Cadeler Holdings Acquisition means the acquisition by UK ListCo of 100% of the share capital of Cadeler Holdings Limited from Cadeler A/S which will follow the Share Exchange
Completion and the completion of the Squeeze Out.
Change of Control occurs if:
(a)together, the interests of Mr Andreas Sohmen-Pao, his immediate family and their respective heirs and successors, including trusts or similar arrangements of which they are individual or collective beneficiaries (together, the Sohmen Family Trust) and the
BW Group cease to beneficially and legally hold (directly or indirectly) 17.5% or more of the issued share capital of the Borrower or such number of shares in the Borrower as carry 17.5% or more of the voting rights normally exercisable at a general meeting of the
Borrower; or
(b)any person other than BW Group or Scorpio Holdings Limited (or UK ListCo after the
Share Exchange Completion) gains control of 25% or more of the issued share capital of the Borrower or such number of shares in the Borrower as carry 25% or more of the voting rights normally exercisable at a general meeting of the Borrower, provided that:
(i)there shall be no Change of Control if, together, the interests of the BW Group and the Sohmen Family Trust in the Borrower’s voting shares are diluted below 17.5%
as a result of a merger with another party operating in the same industry; and
(ii)there shall be no Change of Control if, together, the BW Group and the Sohmen
Family Trust are otherwise diluted below 17.5% but have not divested any of their respective voting shares held in the Borrower as of the date of this Agreement.
Charterer Agreements means any commercial contract between Cadeler A/S or Cadeler UK
(as applicable) and a party which is not a member of the Group (including any charter to a
Group Member and any sub-charter from such Group Member to a party which is not a member of the Group) to utilise the Group’s Ships and associated services in the renewable energy activities.
Code means the US Internal Revenue Code of 1986.
Commitment means:
(a)in relation to an Original Lender, the amount set opposite its name under the heading
"Commitment" in Schedule 1 (The original parties) (the Original Commitment) and the amount of any other Commitment assigned to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and
(b)in relation to any other Lender, the amount of any Commitment assigned to it under this
Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or assigned by it under this Agreement.
Compliance Certificate means a certificate substantially in the form set out in Schedule 5
(Form of Compliance Certificate) or otherwise approved.
Confidential Information means all information relating to the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:
(a)any Group Member or any of its advisers; or
(b)another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Group Member or any of its advisers,
whether received before or after the date of this Agreement, and in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:
(i)information that:
(A)is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 39 (Confidential Information); or
(B)is identified in writing at the time of delivery as non-confidential by any Group
Member or any of its advisers; or
(C)is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that
Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and
(ii)any Funding Rate.
Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the Loan Market Association or in any other form agreed between the
Borrower and the Facility Agent.
Constitutional Documents means, in respect of an Obligor, its memorandum and articles of association, bye-laws or other constitutional documents including as referred to in any certificate relating to the Borrower delivered pursuant to Schedule 2 (Conditions precedent).
Consolidated EBITDA means, in respect of any Relevant Period, the consolidated profit on ordinary activities of the Group before taxation for the twelve (12) month period ending at the end of such Relevant Period, but:
(a)adjusted to exclude interest receivable and interest payable and other similar income or costs to the extent not already excluded;
(b)adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible);
(c)after adding back depreciation and amortisation charged which relates to such period;
(d)adjusted to exclude any exceptional, one-off, non-recurring or extraordinary items; and
(e)after deducting any profit arising out of the release of any provisions against a liability or charge and adding back any provision relating to long term assets or contracts as shown in the then most recent Financial Statements relevant to the twelve (12) month period ending at the end of such Relevant Period.
CRD IV means the directive 2013/36/EU of the European Union on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.
CRR means the regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms.
CTA means the Corporation Tax Act 2009.
Debt Service for any period means (without double counting):
(a)(i) the amount of interest on the Loan which is payable under clause 9 (Interest); (ii) each principal amount which is scheduled to be repaid under clause 6 (Repayment), and (iii)
fees, costs and expenses which are payable under clauses 12 (Fees) and 17 (Costs and expenses), in each case during that period; and
(b)(i) the amount of interest payable by the Borrower (as borrower) in respect of any other
Permitted Financial Indebtedness (other than any Permitted Financial Indebtedness secured by mortgages over the Ships of the Group) and (ii) each principal amount which is scheduled to be repaid by the Borrower (as borrower) in respect of any other Permitted
Financial Indebtedness (other than any Permitted Financial Indebtedness secured by mortgages over the Ships of the Group), in each case during that period.
Debt Service Coverage Ratio for any date means the ratio of (a) Available Cash Flow to (b)
Debt Service due for the relevant period preceding (historical).
Deed of Accession means a deed substantially in the form set out in Schedule 11  (Form of
Deed of Accession) under which an Additional Borrower or an Additional Guarantor becomes party to this Agreement.
Default means an Event of Default or any event or circumstance specified in clause 26 (Events of Default) which would (with the expiry of a grace period, the lapse of time, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
Default Notice means a notice from the Facility Agent to the Borrower confirming an Event of
Default has occurred.
Deloitte Report means the Project Albion Draft Extract Strawman Report dated 12 May 2025.
Disruption Event means either or both of:
(a)a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the
Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)the occurrence of any other event which results in a disruption (of a technical or systems-
related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)from performing its payment obligations under the Finance Documents; or
(ii)from communicating with other Parties in accordance with the terms of the Finance
Documents,
and which (in either such case) is not caused by, and is beyond the reasonable control of, the Party whose operations are disrupted.
EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.
Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower and which, in each case, is not a Group Member.
Environmental and Social Standards means those international environmental and social standards applicable to the Group, including:
(a)the World Bank/IFC Environmental, Health and Safety Guidelines (April 2007), including the General EHS guidelines (April 2007) and applicable Industry Sector Guidelines, being the Guidelines for Offshore Oil and Gas Development (June 2015), and the Guidelines for
Shipping (April 2007);
(b)the IFC Performance Standards (January 2012); and
(c)IMO / MARPOL / SOLAS and ILO regulations pertaining to environmental protection, health and safety and security,
provided that in the event of any ambiguity or conflict between any of these standards or between any of these standards and any Environmental Law, the most stringent applicable requirement shall apply to the extent this is lawful.
Environmental Claims means:
(a)enforcement, clean-up, removal or other governmental or regulatory orders or claims instituted or made pursuant to any Environmental Law or Environmental Licence or
resulting from a Spill; or
(b)any claim made by any other person relating to a Spill.
Environmental Incident means any Spill in circumstances where the Group Member may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement).
Environmental Laws means all applicable laws, regulations, conventions, rules or treaties of any governmental authority or agency or any other regulatory or other governmental body in any relevant jurisdiction concerning pollution or protection of human health or the conditions of the workplace or the environment, and includes the Environmental and Social Standards.
Environmental Licence means any Authorisation required at any time by any Environmental
Law for the operation of the Group’s business.
Equity Contributions means amounts contributed by way of equity subscriptions or any other form that may be approved.
External Reviewer means Cicero or any replacement external reviewer being a member firm of
Deloitte, Ernst & Young Global Limited, KPMG International Limited, PricewaterhouseCoopers
International Limited or DNV or any other person approved by the Majority Lenders as may be appointed from time to time by the Borrower or UK ListCo (on and from the Share Exchange
Completion), provided that any such replacement is:
(a)an independent professional services firm, environmental consultancy firm or ratings agency which is regularly engaged in the application and monitoring of ESG standards and ESG calculation methodologies; and
(b)not an Affiliate of an Obligor.
EU Bail-In Legislation Schedule means the document described as such and published by the
Loan Market Association (or any successor person) from time to time.
EURIBOR means, in relation to any Loan:
(a)the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or
(b)as otherwise determined pursuant to Clause 11.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero.
Event of Default means any event or circumstance specified as such in clause 26 (Events of
Default), provided that no Event of Default shall occur prior to the delivery of a Default Notice to the Borrower by the Facility Agent.
Facility means the term loan facility made available under this Agreement as described in clause 2 (The Facility).
Facility Office means:
(a)in respect of a Lender, the office or offices notified by that Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement; or
(b)in respect of any other Finance Party, the office in the jurisdiction in which it is resident for
Tax purposes.
Facility Period means the period from and including the date of this Agreement to and including the date on which the Total Commitments have reduced to zero and all indebtedness of the
Borrower under the Finance Documents has been fully paid and discharged.
Fair Market Value means the valuation of a Ship, as determined pursuant to the most recent
Valuation Report obtained by the Borrower, dated within thirty (30) days of the end of each
Financial Year.
FATCA means:
(a)sections 1471 to 1474 of the Code or any associated regulations;
(b)any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
(c)any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
FATCA Deduction means a deduction or withholding from a payment under a Finance
Document required by FATCA.
FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA
Deduction.
Fee Letter means any letter or letters between a Finance Party (or Finance Parties) and any
Obligor setting out any of the fees referred to in clause 12 (Fees) and includes any agreement setting out any fees payable to a Finance Party under any other Finance Document.
Final Repayment Date means, subject to clause 32.8 (Business Days), the date falling five (5)
years after the date of this Agreement.
Finance Documents means this Agreement, any Fee Letter, any Utilisation Request, any
Increase Confirmation and any other document designated as such in writing by the Facility
Agent and the Borrower.
Finance Lease means any lease or hire purchase contract, a liability under which would, in accordance with GAAP, be treated as a balance sheet liability (other than a lease or hire purchase contract which would have been treated as an operating lease).
Finance Party means the Facility Agent, the Green Loan Co-ordinator, the Mandated Lead
Arrangers or a Lender.
Financial Half Year means the semi-annual accounting period of the Cadeler A/S (for any
Financial Year prior to the Financial Year in which the Share Exchange Completion occurs) and
UK ListCo (for the Financial Year in which the Share Exchange Completion occurs and for any subsequent Financial Year) ending on or about the date falling six (6) Months after the
Accounting Reference Date in each year.
Financial Indebtedness means any indebtedness for or in respect of:
(a)moneys borrowed and debit balances at banks or other financial institutions;
(b)any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);
(c)any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease (excluding any charter contracts in respect of ships chartered by a member of the Group for less than twenty-five
(25) months);
(e)receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under GAAP);
(f)any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);
(g)any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (excluding any performance guarantees, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the
Group);
(h)any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the latest Final Repayment Date or are otherwise classified as borrowings under GAAP;
(i)any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply; and
(j)any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and
(k)the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.
Financial Year means the annual accounting period of the Group ending on or about the
Accounting Reference Date in each year.
First Repayment Date means, subject to clause 32.8 (Business Days), 27 March 2027.
Funding Rate means any individual rate notified by a Lender to the Facility Agent pursuant to clause 11.3(a)(ii) (Cost of funds).
GAAP means:
(a)in relation to Cadeler A/S, generally accepted accounting principles and standards in
Denmark (including IFRS); and
(b)in relation to UK Listco, generally accepted accounting principles and standards in
England and Wales (including IFRS).
Green Financing Framework means the green finance framework dated December 2023 and prepared by Cadeler A/S on sustainability reporting (as updated from time to time and subject to providing a refreshed Second Party Opinion pursuant to material updates).
Green Loan Compliance Certificate means a certificate substantially in the form set out in
Schedule 7 (Form of Green Loan Compliance Certificate) or otherwise approved.
Green Loan Criteria means:
(a)at least 95% of consolidated annual turnover of the Borrower is derived from offshore renewable energy activities;
(b)no turnover of the Borrower is derived from the commissioning of new or existing oil and gas installations; and
(c)at least 95% of capital expenditures of the Borrower are aligned with the green project categories in the Green Financing Framework.
Green Loan Principles means the Green Loan Principles published by the Loan Market
Association and Asia-Pacific Loan Market Association (APLMA) and the Loan Syndications and
Trading Association (LSTA) in March 2025.
Group means:
(a)on and from the date of this Agreement and up until the Share Exchange Completion,
Cadeler A/S; and
(b)on and from the date of the Share Exchange Completion and until the end of the Facility
Period, UK ListCo,
and, in each case, its respective Subsidiaries for the time being and, for the purposes of Clause
19.1 (Financial statements) and Clause 21 (Financial covenants), any other entity required to be treated as a subsidiary in its consolidated accounts in accordance with GAAP and/or any applicable law.
Group Member means any entity which is part of the Group.
Group Net Debt means, at any time, the aggregate amount of all outstanding obligations of the
Group for or in respect of Financial Indebtedness (excluding any Treasury Transaction (and, when calculating the value of a Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account)) at that time but:
(a)including, in the case of Finance Leases only, their capitalised value; and
(b)deducting the aggregate amount of Cash and Cash Equivalent Investments (as such term is defined in clause 22.1 (Financial definitions)) held by the Group at that time.
Guarantors means:
(a)Cadeler UK;
(b)following the resignation of the Original Borrower, Cadeler A/S; and
(c)following its accession to this  Agreement as an Additional Guarantor pursuant to clause
35.5 (Additional Guarantors), UK ListCo,
and Guarantor means any of them.
Holding Company means, in relation to a person, any other person in respect of which it is a
Subsidiary.
HSBC Group means HSBC Holdings PLC, its Subsidiaries, related bodies corporate, associated entities and undertakings and any of their branches and member or office of the
HSBC Group shall be construed accordingly.
IFRS means International Accounting Standards, International Financial Reporting Standards
and related interpretations, as amended, supplemented, issued or adopted from time to time by the International Accounting Standards Board to the extent applicable to the relevant financial statements.
Illicit Origin means any origin which is illicit or fraudulent, including without limitation, drug trafficking, corruption, organised criminal activities, terrorism, money laundering or fraud.
Impaired Agent means the Facility Agent at any time when:
(a)it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(b)the Facility Agent otherwise rescinds or repudiates a Finance Document; or
(c)an Insolvency Event has occurred and is continuing with respect to the Facility Agent;
unless, in the case of paragraph (a) above:
(i)its failure to pay is caused by:
(A)administrative or technical error; or
(B)a Disruption Event; and
payment is made within three (3) Business Days of its due date; or
(ii)the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question.
Increased Costs has the meaning given to that term in paragraph (b) of clause 14.1 (Increased costs).
Increase Confirmation means a confirmation substantially in the form set out Schedule 9
(Form of Increase Confirmation).
Increase Effective Date means the date which the Borrower confirms to the Facility Agent as being the Increase Effective Date in the Increase Confirmation.
Increase Lender has the meaning given to that term in clause 2.2 (Increase).
Indemnified Person means each Finance Party.
Insolvency Event in relation to an entity means that the entity:
(a)is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due and in the case of a Finance Party, such
Finance Party is under a public insolvency, bankruptcy or governmental proceeding or process that is not dismissed, discharged, stayed or restrained, in each case within 30 days of the institution or presentation thereof;
(c)makes a general arrangement or composition with or for the benefit of its creditors;
(d)institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a public proceeding seeking a judgment of insolvency or bankruptcy or any other equivalent relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;
(e)has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other equivalent relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition is public and instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:
(i)results in a judgment of insolvency or bankruptcy or the entry of an order for equivalent relief or the making of an order for its winding up or liquidation; or
(ii)is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
(f)has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(g)seeks or becomes subject to the public appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);
(h)has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other enforcement action or legal process levied, enforced, taken or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;
(i)causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h)
above; or
(j)takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
Intercreditor Deed has the meaning given to such term in paragraph (g) of the definition of
Permitted Financial Indebtedness.
Interest Payment means the aggregate amount of interest that is, or is scheduled to become, payable under any Finance Document.
Interest Period means, in relation to the Loan (or any part of the Loan), each period determined in accordance with clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 9.3 (Default interest).
Interpolated Screen Rate means, in relation to the Loan or any Unpaid Sum, the rate which results from interpolating on a linear basis between:
(a)the applicable Screen Rate for the longest period (for which that Screen Rate is available)
which is less than the relevant Interest Period; and
(b)the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the relevant Interest Period,
(c)each as of 11:00am on the relevant Quotation Day.
ITA means the Income Tax Act 2007.
Last Availability Date means:
(a)in relation to the Original Commitment, the earlier to occur of (i) the date on which the
Facility is drawn down or the date on which the Total Commitments are cancelled, in full and (ii) the date falling six (6) Months after the date of this Agreement; or
(b)in relation to the other Commitment as at the Increase Effective Date, the earlier to occur of (i) the date on which Facility is drawn down or the date on which the Total
Commitments are cancelled, in full and (ii) the date falling six (6) Months after the date of the Increase Effective Date.
or such later date as may be agreed between the Borrower and the Facility Agent (acting on the instructions of all the Lenders).
Legal Opinion means any legal opinion delivered to the Facility Agent under clause 4
(Conditions of Utilisation).
Legal Reservations means:
(a)the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;
(b)the time barring of claims under the Limitation Act 1980 and the Foreign Limitation
Periods Act 1984, the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of UK stamp duty may be void and defences of set-off or counterclaim;
(c)similar principles, rights and defences under the laws of any Relevant Jurisdiction; and
(d)any other matters which are set out as reservations or qualifications as to matters of law of general application in any Legal Opinion.
Lender means:
(a)any Original Lender; and
(b)any bank, financial institution, trust, fund or other entity which has become a Party as a
“Lender” in accordance with clause 27 (Changes to the Lenders), which in each case has not ceased to be a Lender as such in accordance with the terms of this
Agreement.
Loan means the loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.
Losses means any costs, expenses, payments, charges, losses, demands, liabilities, claims, actions, proceedings, penalties, fines, damages, judgments, orders, other sanctions and outgoings of whatsoever nature (including, without limitation, Taxes, stamp duties and other duties or charges, registration fees, repair costs, insurance premiums, fees of insurance advisers and technical consultants, printing costs, as well as reasonable out-of-pocket expenses and fees and disbursements of legal counsel, together with any value added or similar tax payable in respect thereof).
Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66
2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent of the Total Commitments immediately prior to that reduction).
Mandatory Prepayment Event means any event or circumstance which (following the expiry of a grace period, the giving of notice, the making of any determination under the Finance
Documents or any combination of them) obliges the Borrower to prepay the Loan (other than a partial prepayment only) pursuant to the terms of this Agreement.
Margin means:
(a)from the date of this Agreement up to and including the date falling four (4) years after the date of this Agreement, four per cent (4%); and
(b)thereafter, four point two five per cent (4.25%),
subject in each case to clause 24.1(c) (Consequences of breach of green loan provisions).
Material Adverse Effect means a material adverse effect on:
(a)the operations, property, condition (financial or otherwise), prospects of the Group taken as a whole; or
(b)the ability of an Obligor to perform its obligations under any of the Finance Documents; or
(c)the legality, validity or enforceability of, or the effectiveness or ranking of any Security
Interest granted or purporting to be granted pursuant to any of, the Finance Documents or any of the rights or remedies of any Finance Party under any of the Finance Documents.
Material Subsidiary means a Subsidiary of the Borrower that has gross assets which represent at least 5% of the gross assets of the Group calculated on a consolidated basis.
Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)(subject to paragraph (c) below) if the numerically corresponding day is not a Business
Day, that period shall end on the next Business Day in the calendar month in which that period is to end (if there is one) or on the immediately preceding Business Day (if there is not);
(b)if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(c)if an Interest Period begins on the last Business Day of a calendar month, that Interest
Period shall end on the last Business Day in the calendar month in which that Interest
Period is to end.
The above rules will only apply to the last Month of any period.
New Lender has the meaning given to that term in clause 27 (Changes to the Lenders).
Obligors means the Original Borrower, any Additional Borrower and the Guarantors and
Obligor means any one of them.
Operating Expenses means the management, operating and administrative expenses and other overheads payable by the Borrower in connection with the management, operation and administration of the business of the Borrower including, without limitation, management fees, insurance premiums, agency fees and bank guarantee fees payable.
Original Borrower means Cadeler A/S, in its capacity as original borrower.
Original Financial Statements means the audited financial statements of the Original Borrower for its Financial Year ended 31 December 2024.
Original Jurisdiction means, in relation to an Obligor, the jurisdiction under whose laws it is incorporated as at the date of this Agreement.
Original Lenders means the entities described as such in Schedule 1 (The original parties).
Original Obligors means the Original Borrower and Cadeler UK and Original Obligor means any of them.
Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
Party means a party to this Agreement.
Permitted Financial Indebtedness means any:
(a)Financial Indebtedness incurred under, or contemplated by, the Finance Documents;
(b)Financial Indebtedness (including any guarantees to be delivered by the Borrower in respect of such Financial Indebtedness) that is incurred or anticipated to be incurred pursuant to the financing overview dated 24 November 2025 and approved by the
Lenders on or prior to the date of this Agreement, and any Financial Indebtedness for the upcoming acquisition of Wind Apex;
(c)subject to clause 23.5(d)(iv) (Loans and Guarantees and Financial Indebtedness),
Financial Indebtedness by the Borrower owed to another Group Member or by a Group
Member to the Borrower (as applicable) on an unsecured basis, including any cash pooling arrangements on a Group wide basis for cash management purposes of the
Group;
(d)Financial Indebtedness arising under any Treasury Transactions entered into for the hedging of actual or projected real exposure arising in the ordinary course of trade of a member of the Group and not for speculative purposes;
(e)other than in the case of paragraph (b) above, any Financial Indebtedness (including, for greater certainty, any guarantees in respect of Financial Indebtedness of the other members of the Group) that is incurred by the Borrower at any time, provided that the total consolidated Financial Indebtedness of the Group (excluding any Treasury
Transactions and less any amounts standing to the credit of any debt service retention accounts reserved for payments of instalments and interest on any Financial
Indebtedness) does not at any time exceed 65% of the aggregate of (A) the construction price of each of the newbuilding Ships ordered by any Group Member, but not yet delivered by the relevant yard; and (B) the Fair Market Value of the Ships as latest determined under this Agreement, and provided further that the incurrence of any such
Financial Indebtedness shall (x) be subject to, and in accordance with, clause 24.5
(Loans and Guarantees and Financial Indebtedness); (y) the amount of such Financial
Indebtedness at any time shall not exceed the total commitment (howsoever described) of such Financial Indebtedness at the time such Financial Indebtedness was first incurred;
and (z) the amount of any Financial Indebtedness in respect of which a guarantee has been delivered by the Borrower does not exceed the total commitment (howsoever described) of such Financial Indebtedness at the time such Financial Indebtedness was first incurred; and
(f)any other Financial Indebtedness to be incurred, which is:
(i)approved in advance by all the Lenders; and
(ii)subordinate to the rights of the Finance Parties under the Finance Documents pursuant to an intercreditor deed (in form and substance satisfactory to all the
Lenders) to be entered into between, among others, the financiers in relation to such Financial Indebtedness and the Facility Agent (the Intercreditor Deed).
Permitted Reorganisation means, the reorganisation of Cadeler A/S and its Subsidiaries as described in more detail in the Deloitte Report, upon the completion of which each of the following shall have occurred:
(a)the Squeeze Out;
(b)the Cadeler Holdings Acquisition;
(c)the Transfer of Cadeler A/S;
(d)Cadeler Holdings Limited shall become a direct wholly-owned Subsidiary of UK ListCo;
and
(e)Cadeler A/S shall become a direct wholly-owned Subsidiary of Cadeler Holdings Limited.
Pollutant means and includes crude oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws.
Prohibited Payment means any offer, gift, payment, promise to pay, commission, fee, loan or other consideration which would constitute bribery or be contrary to any anti-corruption laws under any law of any Relevant Jurisdiction.
Prohibited Person means:
(a) a person that is:
(i)listed on, or owned by, or controlled by, one or more persons listed on, or acting on behalf of a person listed on, any Sanctions List;
(ii)a national of, ordinarily resident in, located in or incorporated under the laws of, or owned (directly or indirectly) controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-
wide or territory-wide Sanctions, including, without limitation, currently, the Crimea region, the so-called Donetsk People’s Republic and Luhansk People’s Republic,
Cuba, Iran, North Korea and Syria (each a Sanctioned Country); or
(iii)otherwise a target of Sanctions ("target of Sanctions" signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities); or
(b) a government of any country that is subject to Sanctions or an agency or instrumentality of, or an entity directly or indirectly owned or controlled (as such terms are interpreted in accordance with applicable Sanctions laws) by, such a government.
Quasi-Security has the meaning given to that term in clause 24.4(a).
Quotation Day means, in relation to any period for which an interest rate is to be determined, two TARGET Days before the first day of that period unless market practice differs in the
Relevant Market, in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).
Relevant Jurisdiction means, in relation to an Obligor:
(a)its Original Jurisdiction; and
(b)any jurisdiction where it conducts its business.
Relevant Market means the European interbank market.
Relevant Period has the meaning given to that term in clause 22.1 (Financial definitions).
Repayment Date means the First Repayment Date, each of the dates specified in clause 6
(Repayment) and the Final Repayment Date.
Repeating Representations means each of the representations set out in clauses 19.1
(Status) to 19.6 (Governing law and enforcement), 19.7 (No misleading information), 19.8
(Original Financial Statements), 19.9 (Pari passu ranking), 19.10 (No insolvency), 19.14 (No
Default), 19.15 (No proceedings), 19.16 (No breach of laws), 19.17 (Environmental matters),
19.18 (Anti-corruption law and anti-money laundering laws), 19.19 (Financial Indebtedness),
19.21 (Accounting reference date) to 19.23 (Sanctions) and 19.25 (Green Loan Criteria)
Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian appointed in accordance with the terms of the Finance Documents.
Resignation Letter means a letter substantially in the form set out in Schedule 10  (Form of
Resignation Letter).
Resolution Authority means any body which has authority to exercise any Write-down and
Conversion Powers.
Sanctions means the economic, trade or financial sanctions laws, rules, regulations, embargoes or restrictive measures administered, enacted or enforced by any Sanctions
Authority.
Sanctions Advisory means the Sanctions Advisory for the Maritime Industry, Energy and
Metals Sectors, and Related Communities issued May 14, 2020 by the US Department of the
Treasury, Department of State and Coast Guard, as may be amended or supplemented, and any similar future advisory.
Sanctions Authority means any of:
(a)the United States government;
(b)the United Nations;
(c)the United Kingdom;
(d)the Singapore government;
(e)the Hong Kong Special Administrative Region; or
(f)the European Union (including the council of the European Union or the government of any of its member states),
and includes any government entity of any of the above, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States
Department of State, the United Nations Security Council, His Majesty's Treasury (HMT), the
Hong Kong Monetary Authority and the Monetary Authority of Singapore.
Sanctions List means:
(a)the "Specially Designated Nationals and Blocked Persons" list maintained by OFAC;
(b)the Consolidated List of Financial Sanctions Targets and the Investment Ban List
maintained by HMT; or
(c)any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.
Security Interest means a mortgage, charge, pledge, lien, assignment, trust, hypothecation or other security interest of any kind securing any obligation of any person or any other agreement or arrangement having a similar effect.
Second Party Opinion means the green finance second party opinion dated 1 December 2023 and issued by the External Reviewer as the same may be updated or amended form time to time to confirm, inter alia, the alignment of the Green Financing Framework with the Green Loan
Principles.
Screen Rate means the euro interbank offered rate administered by the European Money
Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson
Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate with the consent of the Borrower.
Share Exchange Completion means the acceptance by at least ninety per cent (90%) of the shareholders in Cadeler A/S of the offer by UK ListCo to acquire the shares in Cadeler A/S in exchange for the issue of the same number of new shares in UK ListCo (the Share Exchange
Offer) and the transfer of at least ninety per cent (90%) of the shares in Cadeler A/S in favour of
UK ListCo.
Ships means the ships wholly and directly owned by each of the Group Members and Ship means any one of them.
Specified Time means a day or time determined in accordance with Schedule 6 (Timetables).
Spill means any actual spill, release or discharge of a Pollutant into the environment.
Squeeze Out means the squeeze out procedure whereby the non-consenting shareholders to the Share Exchange Offer (limited to 10% of shareholders) will receive cash consideration for their shares.
Subsidiary of a person means any other person:
(a)directly or indirectly controlled by such person; or
(b)of whose dividends or distributions on ordinary voting share capital such person is beneficially entitled to receive more than fifty per cent (50%), and a person is a "wholly-owned Subsidiary" of another person if it has no members except that other person and that other person's wholly-owned Subsidiaries or persons acting on behalf of that other person or its wholly-owned Subsidiaries.
Sustainability Report means (before the Share Exchange Completion) Cadeler A/S’ and (on and from the Share Exchange Completion) UK ListCo’s statutory reporting on corporate responsibility  reviewed and verified by the External Reviewer setting out the Borrower’s green loan-related information for the relevant financial year in sufficient detail for the Lenders to assess whether the Green Loan Criteria have been complied with by the Borrower during that financial year.
T2 means the real time gross settlement system operated by the Eurosystem, or any successor system.
TARGET Day means any day on which T2 is open for the settlement of payments in euro.
Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature
(including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and "Taxation" shall be construed accordingly.
Total Commitments means the aggregate of the Commitments, being sixty million euros
(€60,000,000) at the date of this Agreement (as may be increased or reduced in accordance with this Agreement).
Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of
Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.
Transfer Date means, in relation to an assignment pursuant to a Transfer Certificate, the later of:
(a)the proposed Transfer Date specified in the Transfer Certificate; and
(b)the date on which the Facility Agent executes the Transfer Certificate.
Transfer of Cadeler A/S means the contribution by UK ListCo of the shares in Cadeler A/S to
Cadeler Holdings Limited against the issuance of new shares in Cadeler Holdings Limited to UK
ListCo which will follow the Share Exchange Completion and the completion of the Squeeze Out and the Cadeler Holdings Acquisition.
Treasury Transaction means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.
UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolutions of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
UK ListCo means an English public limited company established or to be established as part of the Permitted Reorganisation.
Unpaid Sum means any sum due and payable but unpaid by the Borrower under the Finance
Documents.
US means the United States of America.
US Tax Obligor means an Obligor if it is resident for tax purposes in the US.
Utilisation means the making of the Loan.
Utilisation Date means the date on which the Utilisation is made.
Utilisation Request means a notice substantially in the form set out in Schedule 3 (Utilisation
Request).
Valuation Report means a valuation report issued by an Approved Valuer at the cost of the
Borrower, addressed to the Facility Agent in its capacity as such (or to the Borrower provided that such valuation is accompanied by full reliance and disclosure language in favour of the
Finance Parties) stating the valuation in Euros (or its equivalent in any other currency), prepared: (i) without physical inspection of the relevant Ship(s); (ii) on the basis of a sale for prompt delivery for a price payable in full in cash on delivery at arm’s length on normal commercial terms between a willing buyer and a willing seller; and (iii) without taking into account the benefit (but taking into account the burden) of any charter commitment.
VAT means:
(a)any value added tax imposed by the Value Added Tax Act 1994;
(b)any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(c)any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.
Write-down and Conversion Powers means:
(a)in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU
Bail-In Legislation Schedule;
(b)In relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:
(i)any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that
Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)any similar or analogous powers under that Bail-In Legislation; and
(c)in relation to any UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-
In Legislation that are related to or ancillary to any of those powers.
WTIVs means the two (2) wind turbine installation vessels “Wind Ace” and “Wind Apex” (with hull nos.N1131 and N1149 respectively) currently under construction at COSCO Shipping
(Qidong) Offshore Co., Ltd. and to be owned by a member of the Group and “Wind Maker” (with hull no. H3306), a wind turbine installation vessel currently under construction at Hanwa Ocean
Yard, Korea and to be owned by a member of the Group.
2.Construction
(a)Unless a contrary indication appears, a reference in any of the Finance Documents to:
(i)Sections, clauses and Schedules are to be construed as references to the
Sections and clauses of, and the Schedules to, the relevant Finance Document and references to a Finance Document include its Schedules;
(ii)a Finance Document or any other agreement or instrument is a reference to that
Finance Document or other agreement or instrument as it may from time to time be amended, restated, novated or replaced, however fundamentally;
(iii)words importing the plural shall include the singular and vice versa;
(iv)a time of day is to Singapore time;
(v)any person includes its successors in title, permitted assignees or transferees;
(vi)a document in agreed form means:
(A)where a Finance Document has already been executed by all of the relevant parties, such Finance Document in its executed form;
(B)prior to the execution of a Finance Document, the form of such Finance
Document separately agreed in writing between the Facility Agent and the
Borrower as the form in which that Finance Document is to be executed;
(vii)approved by the Majority Lenders or any consent, opinion or approval of the
Facility Agent means approved in writing by the Facility Agent acting on the instructions of the Majority Lenders and approved by all the Lenders or any consent, opinion or approval of the Facility Agent (acting on the instructions of the Lenders) means approved in writing by the Facility Agent acting on the instructions of all the Lenders (in either case on such conditions as they may respectively impose) and otherwise approved means approved in writing by the
Facility Agent acting on the instructions of the Majority Lenders (unless expressly stated otherwise) and approval and approve shall be construed accordingly;
(viii)assets includes present and future properties, revenues and rights of every description;
(ix)control of an entity means:
(A)the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(1)cast, or control the casting of, more than fifty per cent (50%) of the maximum number of votes in any vote of that entity; or
(2)appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or
(3)give directions with respect to the operating and financial policies of that entity with which the directors or other equivalent officers of that entity are obliged to comply; and/or
(B)the holding beneficially of more than fifty per cent (50%) of the issued share capital of that entity (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, any Security Interest over share capital shall be disregarded in determining the beneficial ownership of such share capital);
and controlled shall be construed accordingly;
(x)a Lender's "cost of funds" in relation to its participation in the Loan (or any relevant part of it) is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Loan (or any relevant part of it) for a period equal in length to the Interest Period for the Loan (or the relevant part of it) and the Facility Agent's
"cost of funds" is a reference to the average cost (determined either on an actual or notional basis) which the Facility Agent would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount referred to in paragraph (b) of clause 32.4 (Clawback and prefunding);
(xi)the equivalent of an amount specified in a particular currency (the specified currency amount) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11 a.m. on the date the calculation falls to be made for spot delivery, as conclusively determined by the Facility Agent
(with the relevant exchange rate of any such purchase being the Facility Agent's spot rate of exchange);
(xii)a government entity means any government, state or agency of a state;
(xiii)a group of Lenders or a group of Finance Parties includes all the Lenders or (as the case may be) all the Finance Parties;
(xiv)indebtedness includes any obligation (whether incurred as principal or as surety)
for the payment or repayment of money, whether present or future, actual or contingent;
(xv)an obligation means any duty, obligation or liability of any kind;
(xvi)in the opinion of the Facility Agent or in substance satisfactory to the Facility
Agent or similar or equivalent expressions means in the opinion of the Facility
Agent acting on the instructions of the Majority Lenders or, where expressly specified, all of the Lenders (on such conditions as they may respectively impose);
(xvii)something being in the ordinary course of business of a person means something that is in the ordinary course of that person's current day-to-day operational business (and not merely anything which that person is entitled to do under its Constitutional Documents);
(xviii)pay or repay includes by way of set-off, combination of accounts or otherwise;
(xix)a person includes any individual, firm, company, corporation, government entity or any association, trust, joint venture, consortium, partnership or other entity
(whether or not having separate legal personality);
(xx)a regulation includes any regulation, rule, official directive, request or guideline
(whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation and, in relation to any Lender, includes (without limitation)
any Basel II Regulation or Basel III Regulation applicable to that Lender;
(xxi)right means any right, privilege, power or remedy, any proprietary interest in any asset and any other interest or remedy of any kind, whether actual or contingent, present or future, arising under contract or law, or in equity;
(xxii)trustee, fiduciary and fiduciary duty has in each case the meaning given to such term under applicable law;
(xxiii)(i) the liquidation, winding up, dissolution, or administration of a person or (ii) a receiver or administrative receiver or administrator in the context of insolvency proceedings or security enforcement actions in respect of a person shall be construed so as to include any equivalent or analogous proceedings or any equivalent and analogous person or appointee (respectively) under the law of the jurisdiction in which such person is established or incorporated or any jurisdiction in which such person carries on business including (in respect of proceedings) the seeking or occurrences of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors; and
(xxiv)a provision of law is a reference to that provision as amended or re-enacted.
(b)The determination of the extent to which a rate is "for a period equal in length" to an
Interest Period shall disregard any inconsistency arising from the last day of that Interest
Period being determined pursuant to the terms of this Agreement.
(c)Where in this Agreement a provision includes a monetary reference level in one currency, unless a contrary indication appears, such reference level is intended to apply equally to its equivalent in other currencies as of the relevant time for the purposes of applying such reference level to any other currencies.
(d)Section, clause and Schedule headings are for ease of reference only.
(e)Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.
(f)A Default (other than an Event of Default) is "continuing" if it has not been remedied
(within the relevant period specified in clause 26 (Events of Default) for such Default) or waived and an Event of Default is "continuing" if it has not been remedied or waived.
3.Currency symbols and definitions
(a)$, US$, USD and dollars denote the lawful currency of the United States of America.
(b)€, EUR and euro denote the single currency of the Participating Member States.
4.Third party rights
(a)Unless expressly provided to the contrary in a Finance Document for the benefit of a
Finance Party or another Indemnified Person, a person who is not a party to a Finance
Document has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third
Parties Act) to enforce or enjoy the benefit of any term of the relevant Finance
Document.
(b)Any Finance Document may be rescinded or varied by the parties to it without the consent of any person who is not a party to it (unless otherwise provided by this
Agreement).
(c)An Indemnified Person who is not a party to a Finance Document may only enforce its rights under that Finance Document through a Finance Party and if and to the extent and in such manner as the Finance Party may determine.
5.Finance Documents
Where any other Finance Document provides that this clause 1.5 shall apply to that Finance
Document, any other provision of this Agreement which, by its terms, purports to apply to all or any of the Finance Documents and/or the Borrower , shall apply to that Finance Document as if set out in it but with all necessary changes.
6.Conflict of documents
The terms of the Finance Documents (other than as relates to the creation and/or perfection of security) are subject to the terms of this Agreement and, in the event of any conflict between any provision of this Agreement and any provision of any Finance Document (other than in relation to the creation and/or perfection of security or otherwise as expressly provided in this
Agreement) the provisions of this Agreement shall prevail.
Section 2 -  The Facility
1The Facility
1.The Facility
Subject to the terms of this Agreement, the Lenders make available to the Borrower a term loan facility in an aggregate amount equal to the Total Commitments.
2.Increase
(a)Subject to the terms of this Agreement, the Borrower may, at any time and from time to time, by delivering a written notice substantially in the form set out in Schedule 9  (the
“Increase Confirmation”) to the Facility Agent, request that the Total Commitments be increased (and the Commitments shall be so increased), in an aggregate amount of up to
€80,000,000 (the “Increase Commitments”), provided that:
(i)the Increase Commitments will be assumed by one or more Eligible Institutions
(each an "Increase Lender") each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the Increase
Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;
(ii)the Borrower and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Borrower and the
Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the Increase Commitments which it is to assume;
(iii)each Increase Lender shall become a Party as a "Lender" and any Increase
Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase
Lender been an Original Lender in respect of that part of the increased
Commitments which it is to assume;
(iv)the Commitments of the other Lenders shall continue in full force and effect;
(v)any increase in the Commitments shall take effect on the date specified by the
Borrower in the notice mentioned above or any later date on which the Facility
Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender; and
(vi)no Default is continuing or might reasonably be expected to result from any increase in the Commitments.
(b)The Facility Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.
(c)The Facility Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once (i) it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender; and (ii)
unless that Increase Lender is an Original Lender, it has received from that Increase
Lender, for its own account, a fee of $5,000.
(d)Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or
Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.
(e)The Borrower shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this clause 2.2.
(f)Neither the Facility Agent nor any Lender shall have any obligation to find an Increase
Lender and in no event shall any Lender whose Commitment is replaced by an Increase
Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.
(g)Clause 27.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this clause 2.2 in relation to an Increase Lender as if references in that clause to:
(i)an "Existing Lender" were references to all the Lenders immediately prior to the relevant increase;
(ii)the "New Lender" were references to that "Increase Lender"; and
(iii)a "re-transfer" and "re-assignment" were references to respectively a "transfer"
and "assignment".
3.Finance Parties' rights and obligations
(a)The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance
Documents.
(b)The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a
Finance Party from the Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c)
below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Borrower which relates to a Finance Party's participation in the
Facility or its role under a Finance Document (including any such amount payable to the
Facility Agent on its behalf) is a debt owing to that Finance Party by the Borrower.
(c)A Finance Party may, except as specifically provided in the Finance Documents (including clause 30.2 (Finance Parties acting together)), separately enforce its rights under or in connection with the Finance Documents.
2Purpose
1.Purpose
The Borrower shall apply all amounts borrowed under the Facility to:
(a)partially fund and refinance the purchase and subsequent upgrade of the wind turbine installation vessel named “Wind Keeper”;
(b)partially fund the wind installation activities of the Group, including payments on the construction of the WTIVs;
(c)partially fund the mission equipment related to the T&I Foundation projects;
(d)fully or partially fund the payment of (A) any fees due and payable under clause 12 (Fees)
and (B) the costs and expenses of legal advisers and other consultants and advisers and all other costs payable under clause 17.1 (Transaction Expenses) incurred in connection with the preparation of the Finance Documents; and/or
(e)general corporate purposes of the Group.
2.Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
3Conditions of Utilisation
1.Initial conditions precedent
The Borrower may not deliver the Utilisation Request and the Loan shall not become available for borrowing under this Agreement (and the Lenders will not be obliged to comply with clause
5.4 (Lenders' participation) in relation to the Utilisation) unless and until the Facility Agent, or its duly authorised representative, has received all of the documents and evidence listed in
Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent
(acting on the instructions of all the Lenders).
2.Notice of satisfaction of conditions
The Facility Agent shall notify the Lenders and the Borrower as soon as practicable after receipt by it of the documents and evidence referred to in this clause 4 in form and substance satisfactory to the Facility Agent (acting on the instructions of all the Lenders).  Other than to the extent that a Lender notifies the Facility Agent in writing to the contrary before the Facility Agent gives any such notification, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
3.Further conditions precedent
The Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) if:
(a)on the date of the Utilisation Request and on the proposed Utilisation Date, no Default or
Mandatory Prepayment Event is continuing or would result from the proposed Utilisation;
and
(b)on the date of the Utilisation Request and on the proposed Utilisation Date, all of the representations set out in clause 19 (Representations) are true.
4.Waiver of conditions precedent
The conditions in this clause 4 are inserted solely for the benefit of the Finance Parties and may be waived on their behalf in whole or in part and with or without conditions by the Facility Agent
(acting on the instructions of all the Lenders).
Section 3 -  Utilisation
4Utilisation
1.Delivery of the Utilisation Request
The Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed
Utilisation Request not later than the Specified Time or such shorter period as the Facility Agent
(in consultation with the Lenders) may agree.
2.Completion of a Utilisation Request
(a)A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
(i)the proposed Utilisation Date is a Business Day falling on or before the relevant
Last Availability Date;
(ii)the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount);
(iii)the proposed Interest Period complies with clause 10 (Interest Periods); and
(iv)it identifies the purpose for the Utilisation and that purpose complies with clause 3
(Purpose).
(b)Only one Utilisation Request may be issued with respect to the Original Commitments, and only one Utilisation Request may be issued with respect to the Increase
Commitments.
(c)The Original Commitments may only be borrowed in a single Utilisation, and the Increase
Commitments may only be borrowed in a single Utilisation.
3.Currency and amount
(a)The currency specified in a Utilisation Request must be euros.
(b)Only one (1) Utilisation may be made with respect to the Original Commitments and only one (1) Utilisation may be made with respect to the Increase Commitments.
(c)The amount of the proposed Utilisation shall not exceed the Total Commitments.
4.Lenders' participation
(a)If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.
(b)The amount of each Lender's participation in the Loan will be equal to the proportion borne by its Commitment to the Total Commitments immediately prior to making the Loan.
(c)The Facility Agent shall as soon as practicable notify each Lender of the amount of the
Loan and the amount of its participation in the Loan, in each case by the Specified Time.
(d)The Facility Agent shall pay all amounts received by it in respect of the Loan to the
Borrower (or for the Borrower’s account), in each case in accordance with the instructions contained in the Utilisation Request.
Section 4 -  Repayment, Prepayment and Cancellation
5Repayment
1.Repayment of Loans
(a)To the extent not previously reduced, the Borrower shall  repay the Loan by instalments on each Repayment Date by an amount which reduces the outstanding Facility by an amount equal to the relevant percentage specified below:

Repayment Date	Repayment Instalment
First Repayment Date	10%
Date falling 3 years after the date of this Agreement	10%
Date falling 4 years after the date of this Agreement	30%
Final Repayment Date	50%
(b)All amounts outstanding under the Facility shall be fully repaid on the Final Repayment
Date.
6Illegality, prepayment and cancellation
1.Illegality
If, in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:
(a)that Lender shall promptly notify the Facility Agent upon becoming aware of that event;
(b)that Lender shall be given the opportunity (at its option, but in consultation with the
Borrower) to transfer its rights and obligations to an Affiliate or another Lender or a New
Lender (as defined in clause 27 (Changes to the Lenders)).  If that Lender has not been able to effectively transfer its rights and obligations in such manner, then:
(i)upon the Facility Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and
(ii)to the extent that the Lender's participation has not been transferred or assigned pursuant to clause 7.8 (Replacement of Lender), the Borrower shall repay that
Lender's participation in the Loan on the last day of the Interest Period occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be immediately cancelled in the amount of the participation repaid.
2.Change of control
(a)The Borrower shall promptly notify the Facility Agent upon becoming aware of a Change of Control occurring.
(b)If a Change of Control occurs, the Facility Agent may, and shall if so directed by the
Majority Lenders, by notice to the Borrower, with effect from a date specified in that notice which is at least sixty (60) days after the giving of the notice, cancel the Available
Commitments and declare the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, immediately due and payable on such date, whereupon with effect from such date each of the Available Commitments will be immediately cancelled, the Facility shall immediately cease to be available for further utilisation and the Loan and all such accrued interest and other amounts shall become immediately due and payable on such date.
3.Mandatory prepayment – Forward-looking forecasts
(a)If at any time the Facility Agent (acting on the instructions of the Majority Lenders) notifies the Borrower following a determination in accordance with:
(i)clause 24.5(c) (Loans and Guarantees and Financial Indebtedness); or
(ii)clause 24.9(c) (Disposals),
that financial covenants set out in clause 22.2 (Financial Condition) would not be satisfied, then the Borrower shall apply all Cash Sweep Proceeds in prepayment of the
Loan on the last day of each Interest Period until such time as when the Cash Sweep End
Date has occurred.
(b)Any prepayment under this clause 7.3 shall be applied:
(i)in reducing each outstanding instalment under the Loan on a pro rata basis; and
(ii)pro rata among the Lenders in proportion to their participation in the Loan.
(c)For the purpose of this clause 7.3:
Cash Sweep Proceeds means, on the last day of each Interest Period, the aggregate of all cash standing to the credit of each bank account of the Borrower at each bank on such date (including any cash received by the Borrower in accordance with clause 24.5(d)(iv)
(Loans and Guarantees and Financial Indebtedness)), less:
(i)any cash standing to the credit of any bank account of the Borrower which is subject to a Security Interest in respect of secured Permitted Financial
Indebtedness of the Borrower;
(ii)the minimum amount necessary to ensure that the Borrower can satisfy the minimum Cash and Cash Equivalents required pursuant to Clause 22.2(b)
(Liquidity) and any other liquidity covenant or other financial covenants of the
Group in respect of any Permitted Financial Indebtedness as of the next Test Date;
(iii)an amount equal to the budgeted capital expenses of the Group during the next 12 months after such day;
(iv)an amount equal to the budgeted operating expenses of the Group and any scheduled interest payments, repayments and other payments to be made by the
Borrower or its Subsidiaries in respect of any Financial Indebtedness during the next 6 months after such day; and
(v)€10,000,000.
Cash Sweep End Date means the date on which the Facility Agent (acting on the instructions of the Majority Lenders) has received updated financial projections from the
Borrower that shall be in a form agreed between the Borrower and the Facility Agent
(acting on the instructions of the Majority Lenders) or in such other form that is in form and substance acceptable to the Majority Lenders and that shall demonstrate that the financial covenants set out in clause 22.2 (Financial Condition) shall be satisfied by the
Borrower from such date until Final Repayment Date.
4.Mandatory prepayment – Debt Service Coverage Ratio
(a)If the Debt Service Coverage Ratio for any Test Date is not more than 2:1, then the
Borrower shall, by no later than thirty (30) Business Days following the delivery of the
Compliance Certificate setting out the Debt Service Coverage Ratio as of such Test Date, prepay the Loan up to such amount as may be required to ensure that the Debt Service
Coverage Ratio for such Test Date shall be more than 2:1 upon re-testing in accordance with clause 7.4(c) below.
(b)  Any prepayment under this clause 7.4 shall be applied:
(i)in reducing each outstanding instalment under the Loan in inverse order of maturity; and
(ii)pro rata among the Lenders in proportion to their participation in the Loan.
(c)The Borrower shall, by no later than thirty (30) Business Days following the date of such prepayment, deliver to the Facility Agent a Compliance Certificate reflecting a re-testing of the Debt Service Coverage Ratio as if the Debt Service has been reduced by the amount of such prepayment. If the Debt Service Coverage Ratio is complied with, the Borrower shall be deemed to have satisfied the requirements of the Debt Service Coverage Ratio for the relevant Test Date.
5.Voluntary cancellation
The Borrower may, prior to the Utilisation Date, if it gives the Facility Agent not less than five
(5) Business Days' (or such shorter period as the Facility Agent may agree) prior notice, cancel the whole or any part (being a minimum amount of €5,000,000 and a multiple of €1,000,000) of the Total Commitments. Any cancellation under this clause 7.5 shall reduce the Commitments of the Lenders rateably.
6.Voluntary prepayment
(a)The Borrower may, if it gives the Facility Agent not less than five (5) Business Days' (or such shorter period as the Facility Agent may agree) prior notice, prepay the whole or any part of the Loan (but if in part, being an amount that reduces the amount of the Loan by a minimum amount of €5,000,000 and a multiple of €1,000,000), in respect of the amount to be prepaid.
(b)In the event that a voluntary prepayment occurs prior to the date falling three (3) years after the date of this Agreement, in addition to the amount prepaid, the Borrower shall pay a fee in an amount equal to one per cent (1%) of the amount prepaid (unless such fee is waived by all the Lenders).
7.Right of cancellation and prepayment in relation to a single Lender
(a)If:
(i)any sum payable to any Lender by an Obligor is required to be increased under clause 13.2 (Tax gross-up); or
(ii)any Lender claims indemnification from the Borrower under clause 13.3 (Tax indemnity) or clause 14.1 (Increased costs),
the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the
Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan.
(b)On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.
(c)On the last day of the Interest Period which ends after the Borrower has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the
Borrower in that notice), the Borrower shall repay that Lender's participation in the Loan together with all interest and other amounts accrued under the Finance Documents which is then owing to it.
8.Replacement of Lender
(a)If:
(i)the Borrower becomes obliged to repay any amount in accordance with clause 7.1
(Illegality) to any Lender; or
(ii)any of the circumstances set out in paragraph (a) of clause 7.7 (Right of cancellation and prepayment in relation to a single Lender) apply to a Lender, the Borrower may, on ten (10) Business Days' prior written notice to the Facility Agent and such Lender, replace that Lender by requiring such Lender to transfer or assign (and, to the extent permitted by law, such Lender shall transfer or assign) pursuant to clause 27
(Changes to the Lenders) all (and not part only) of its rights and obligations under this
Agreement to an Eligible Institution (a Replacement Lender) which confirms its willingness to undertake and does undertake all the obligations of the transferring Lender in accordance with clause 27 (Changes to the Lenders) for a purchase price in cash payable at the time of the assignment in an amount equal to the aggregate of:
(A)the outstanding principal amount of such Lender's participation in the Loan;
(B)all accrued interest owing to such Lender;
(C)the Break Costs which would have been payable to such Lender pursuant to clause 11.4 (Break Costs) had the Borrower prepaid in full that Lender's participation in the Loan on the date of the assignment; and
(D)all other amounts payable to that Lender under the Finance Documents on the date of the transfer.
(b)The replacement of a Lender pursuant to this clause 7.8 shall be subject to the following conditions:
(i)the Borrower shall have no right to replace the Facility Agent;
(ii)neither the Facility Agent nor any Lender shall have any obligation to find a
Replacement Lender;
(iii)in no event shall the Lender replaced under this clause 7.8 be required to pay or surrender any of the fees received by such Lender pursuant to the Finance
Documents; and
(iv)the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary
"know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.
(c)A Lender shall perform the checks described in paragraph (b)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.
9.Automatic cancellation
Any part of the Total Commitments which has not become available by the Last Availability Date shall be automatically cancelled at close of business in Singapore on the Last Availability Date.
7Restrictions
1.Notices of cancellation and prepayment
Any notice of cancellation or prepayment given by any Party under clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.
2.Interest and other amounts
(a)Any cancellation under this Agreement shall not incur any premium or penalty.
(b)Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.
3.No reborrowing
The Borrower may not re-borrow any part of the Facility which is prepaid or repaid.
4.Prepayment in accordance with Agreement
The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the
Commitments except at the times and in the manner expressly provided for in this Agreement.
5.No reinstatement of Commitments
No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
6.Agent's receipt of notices
If the Facility Agent receives a notice under clause 7 it shall as soon as practicable forward a copy of that notice to either the Borrower or the affected Finance Parties, as appropriate.
7.Effect of repayment and prepayment on Commitments
If all or part of any Lender's participation in the Loan is repaid or prepaid, an amount of that
Lender's Commitment equal to the amount of the participation which is repaid or prepaid will be deemed to be cancelled on the date of repayment or prepayment.
8.Application of cancellations and prepayments
(a)If the Total Commitments are partially reduced and/or the Loan partially prepaid under this
Agreement (other than under clause 7.1 (Illegality) or clause 7.7 (Right of cancellation and prepayment in relation to a single Lender)), the Commitments of the Lenders shall be reduced rateably.
(b)Any prepayment required as a result of a cancellation in full of an individual Lender's
Commitment under clause 7.1 (Illegality) or clause 7.7 (Right of cancellation and prepayment in relation to a single Lender)) shall be applied in prepaying the relevant
Lender's participation in the Loan.
(c)Any other prepayment shall be applied pro rata to each Lender's participation in the Loan.
Section 5 -  Costs of Utilisation
8Interest
1.Calculation of interest
The rate of interest on the Loan (or any relevant part of it for which there is a separate Interest
Period) for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:
(a)Margin; and
(b)EURIBOR.
2.Payment of interest
The Borrower shall pay accrued interest on the Loan (or any relevant part of it) on the last day of each Interest Period.
3.Default interest
(a)If an Obligor fails to pay any amount payable by it under a Finance Document to a
Finance Party on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (c) below, is two per cent (2%) per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan for successive Interest Periods, each of a duration selected by the
Facility Agent (acting reasonably).
(b)Any interest accruing under this clause 9.3 shall be immediately payable by an Obligor on demand by the Facility Agent.
(c)If any overdue amount consists of all or part of the Loan (or any relevant part of it) which became due on a day which was not the last day of an Interest Period relating to the Loan or the relevant part of it:
(i)the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or the relevant part of it; and
(ii)the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent (2%) per annum higher than the rate which would have applied if the overdue amount had not become due.
(d)Default interest payable under this clause 9.3 (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.
4.Notification of rates of interest
(a)The Facility Agent shall as soon as practicable notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.
(b)The Facility Agent shall as soon as practicable notify the Borrower of each Funding Rate relating to the Loan.
9Interest Periods
1.Interest Periods
(a)The Interest Periods shall be three (3) Months or any other period agreed between the
Borrower, the Facility Agent and all the Lenders.
(b)No Interest Period shall extend beyond the Final Repayment Date.
(c)The first Interest Period for the Loan shall start on the Utilisation Date and each subsequent Interest Period for the Loan shall start on the last day of its preceding Interest
Period.
2.Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest
Period will instead end on the next Business Day in that Month (if there is one) or the preceding
Business Day (if there is not).
10Changes to the calculation of interest
1.Unavailability of Screen Rate
(a)If no Screen Rate is available for EURIBOR for an Interest Period, EURIBOR for an
Interest Period, EURIBOR shall be the Interpolated Screen Rate for a period equal in length to that Interest Period.
(b)If paragraph (a) above applies, but no Interpolated Screen Rate is available for EURIBOR for:
(i)euro; or
(ii)the relevant Interest Period,
there shall be no EURIBOR for that Interest Period and clause 11.3 (Cost of funds) shall apply for that Interest Period.
2.Market disruption
If before close of business in Singapore on the Quotation Day for an Interest Period a Lender
notifies the Borrower that the cost to it of funding the Loan or relevant part of it from whatever source it may reasonably select would be in excess of EURIBOR, then clause 11.3 (Cost of funds) shall apply to the Loan or relevant part of it for the relevant Interest Period.
3.Cost of funds
(a)If this clause 11.3 applies to the Loan for an Interest Period, clause 9.1 (Calculation of interest) shall not apply to the Loan for that Interest Period and the rate of interest on each Lender’s share for that Interest Period shall be the percentage rate per annum which is the sum of:
(i)the Margin; and
(ii)the rate notified to the Facility Agent by that Lender as soon as practicable and in any event within five (5) Business Days of the first day of that Interest Period (or, if earlier, on the date falling ten (10) Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost of funds to the relevant Lender relating to its participation in the Loan.
(b)If this clause 11.3 applies and the Facility Agent or the Borrower so requires, the Facility
Agent and the Borrower shall enter into negotiations (for a period of not more than thirty
(30) days) with a view to agreeing a substitute basis for determining the rate of interest.
(c)Any alternative basis agreed pursuant to clause 11.3(b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.
(d)If this clause 11.3 applies pursuant to clause 11.2 (Market disruption) and:
(i)a Lender's Funding Rate is less than EURIBOR; or
(ii)a Lender does not notify a rate to the Facility Agent by the time specified in paragraph (a)(ii) above,
that Lender's cost of funds relating to its participation in the Loan for that Interest Period shall be deemed, for the purposes of 11.3(a) above, to be EURIBOR.
(e)Subject to clause 11.3(d),  if this clause 11.3 applies but any Lender does not notify a rate to the Facility Agent by the time specified in paragraph (a)(ii) above, the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders.
(f)If this clause 11.3 applies the Facility Agent shall, as soon as is practicable, notify the
Borrower.
4.Break Costs
(a)The Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of the Loan or
Unpaid Sum being paid by the Borrower on a day prior to the last day of an Interest
Period for the Loan or Unpaid Sum.
(b)Each Lender shall, as soon as reasonably practicable after a demand by the Facility
Agent, provide a certificate confirming the amount of its Break Costs for any Interest
Period in respect of which they become, or may become, payable.
11Fees
1.Commitment fee
(a)The Borrower shall pay to the Facility Agent (for the account of each Lender) a fee in euros computed at the rate of one point six per cent (1.6%) per annum on that Lender's undrawn and uncancelled Commitment at such time with such fees accruing from the date of this Agreement (the start date).
(b)The Borrower shall pay the accrued commitment fee on the last day of the period of three
Months commencing on the start date, on the last day of each successive period of three
Months, on the Last Availability Date and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.
2.Upfront fee
The Original Borrower shall pay to the Mandated Lead Arrangers the fees in the amounts and at the times agreed in a Fee Letter.
3.Agency fee
The  Borrower shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.
Section 6 -  Additional Payment Obligations
12Tax gross-up and indemnities
1.Definitions
(a)In this Agreement:
"Borrower DTTP Filing" means an HM Revenue & Customs' Form DTTP2 duly completed and filed by the relevant Borrower, which:
(a)where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Schedule 1 (The original parties), and where the Borrower is the Additional
Borrower, is filed with HM Revenue & Customs within 30 days of the date on which the Additional Borrower becomes the Borrower; or
(b)where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that
Lender in the documentation which it executes on becoming a Party as a Lender, and:
(i)where the Additional Borrower is a Borrower as at the date on which that
Treaty Lender becomes a Party as a Lender, is filed with HM Revenue &
Customs within 30 days of that date; or
(ii)where the Additional Borrower is not a Borrower as at the date on which that
Treaty Lender becomes a Party as a Lender, is filed with HM Revenue &
Customs within 30 days of the date on which the Additional Borrower becomes Borrower.
“Cancelled Certificate” means any QPP Certificate in respect of which HM Revenue &
Customs has given a notification under regulation 7(4)(b) of the QPP Regulations so that such QPP Certificate is a cancelled certificate for the purposes of the QPP Regulations.
“QPP Certificate” means a creditor certificate for the purposes of the QPP Regulations, given, in the case of an Original Lender, in the form set out in Schedule 13  (Form of QPP
Certificate), or, in the case of a New Lender, in the form set out in Schedule 4  (Form of
Transfer Certificate).
“QPP Lender” means a Lender which has delivered a QPP Certificate to the Borrower, provided that such QPP Certificate is not a Withdrawn Certificate or a Cancelled
Certificate.
“QPP Regulations” means the Qualifying Private Placement Regulations 2015 (2015
No. 2002).
“Qualifying Lender” means:
(a)a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:
(i)a Lender:
(A)which is a bank (as defined for the purpose of section 879 of the ITA)
making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA;
or
(B)in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(ii)a Lender which is:
(A)a company resident in the United Kingdom for United Kingdom tax purposes;
(B)a partnership each member of which is:
(1)a company so resident in the United Kingdom; or
(2)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent
establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA)
the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;
(C)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or
(iii)a Treaty Lender; or
(iv)a QPP Lender: or
(b)a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document.
“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance
Document is either:
(a)a company resident in the United Kingdom for United Kingdom tax purposes;
(b)a partnership each member of which is:
(i)a company so resident in the United Kingdom; or
(ii)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(c)a company not so resident in the United Kingdom which carries on a trade in the
United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits
(within the meaning of section 19 of the CTA) of that company.
Tax Credit means a credit against, relief or remission for, or repayment of any Tax.
Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction.
Tax Payment means either the increase in a payment made by an Obligor to a Finance
Party under clause 13.2 (Tax gross-up) or a payment under clause 13.3 (Tax indemnity).
"Treaty Lender" means a Lender which is not a QPP Lender and:
(a)is treated as a resident of a Treaty State for the purposes of the Treaty; and
(b)does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected.
"Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the
United Kingdom on interest.
“UK Non-Bank Lender” means, where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the assignment agreement or transfer certificate which it executes on becoming a Party.
“Withdrawn Certificate” means a withdrawn certificate for the purposes of the QPP
Regulations.
(b)Unless a contrary indication appears, in this clause 13 a reference to “determines” or
“determined” means a determination made in the discretion of the person making the determination.
2.Tax gross-up
(a)Each Obligor shall make all payments to be made by it under any Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.
(b)The Borrower shall, promptly upon any of them becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax
Deduction), notify the Facility Agent accordingly.  Similarly, a Lender shall notify the
Facility Agent on becoming so aware in respect of a payment payable to that Lender.  If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.
(c)If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor under the relevant Finance Document shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(d)A payment shall not be increased under paragraph (c) above by reason of a Tax
Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:
(i)the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or
(ii)the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of "Qualifying Lender" and:
(A)an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Borrower a certified copy of that Direction; and
(B)the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or
(iii)the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii)  of the definition of "Qualifying Lender" and:
(A)the relevant Lender has not given a Tax Confirmation to the Borrower; and
(B)the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrower, on the basis that the Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or
(iv)the relevant Lender is a Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) or (h) (as applicable) below.
(e)If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax
Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(f)Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment a statement under section
975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax
Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(g)
(i)Subject to paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing promptly (and in any event no later than 10 Business Days after receipt of any request from the other Party) any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.
(ii)
(A)A Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (The original parties); and
(B)a Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender,
and, having done so, that Lender shall be under no obligation pursuant to paragraph (i)
above.
(h)If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above and:
(i)a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or
(ii)a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:
(A)that Borrower DTTP Filing has been rejected by HM Revenue & Customs;
(B)HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or
(C)HM Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or expired,
and, in each case, the Borrower has notified that Lender in writing, that Lender and the
Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.
(i)If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, the relevant Borrower shall not make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty
Passport scheme in respect of that Lender's Commitment or its participation in the Loan unless the Lender otherwise agrees.
(j)A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that
Borrower DTTP Filing to the Facility Agent for delivery to the relevant Lender.
(k)If the Borrower receive a notification from HM Revenue & Customs that a QPP Certificate given by a Lender has no effect, the Borrower shall promptly deliver a copy of that notification to that Lender.
3.Tax indemnity
(a)Each Obligor shall (within three (3) Business Days of demand by the Facility Agent) pay to an Indemnified Person an amount equal to the loss, liability or cost which that
Indemnified Person reasonably determines will be or has been (directly or indirectly)
suffered for or on account of Tax by that Indemnified Person in respect of a Finance
Document.
(b)Paragraph (a) above shall not apply:
(i)with respect to any Tax assessed on a Finance Party:
(A)under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or
(B)under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance
Party; or
(ii)to the extent a loss, liability or cost:
(A)is compensated for by an increased payment under clause 13.2 (Tax gross-
up);
(B)is compensated for under clause 13.6 (Stamp taxes) or clause 13.7 (VAT); or
(C)relates to a FATCA Deduction required to be made by a Party.
(c)An Indemnified Person making, or intending to make a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower.
(d)An Indemnified Person shall, on receiving a payment from the Borrower under this clause
13.3, notify the Facility Agent.
4.Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:
(a)a Tax Credit is attributable (A) to an increased payment of which that Tax Payment forms part, (B) to that Tax Payment or (C) to a Tax Deduction in consequence of which that Tax
Payment was required; and
(b)Finance Party has obtained and utilised that Tax Credit,
the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax
Payment not been required to be made by the Obligor.
5.Lender status confirmation
Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Facility Agent and without liability to any Obligor, which of the following categories it falls in:
(a)not a Qualifying Lender;
(b)a Qualifying Lender (other than a Treaty Lender); or
(c)a Treaty Lender.
If such a Lender fails to indicate its status in accordance with this Clause 13.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a
Qualifying Lender until such time as it notifies the Facility Agent which category applies (and the
Facility Agent, upon receipt of such notification, shall inform the Borrower).  For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 13.5.
6.Stamp taxes
The Borrower shall pay and, within three (3) Business Days of demand, indemnify each Finance
Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.
7.VAT
(a)All amounts expressed to be payable under a Finance Document by any Party to a
Finance Party which (in whole or in part) constitute the consideration for any supply for
VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such
Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such
Finance Party must promptly provide an appropriate VAT invoice to that Party).
(b)If VAT is or becomes chargeable on any supply made by any Finance Party (the
Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any
Finance Document to pay an amount equal to the consideration for that supply to the
Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(i)(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The
Recipient must (where this paragraph (i) applies) promptly pay to the Relevant
Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(ii)(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the
Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(c)Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be)
such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(d)Any reference in this clause 13.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the
Value Added Tax Act 1994).
8.In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance
Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.
9.FATCA information
(a)Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:
(i)confirm to that other Party whether it is:
(A)a FATCA Exempt Party; or
(B)not a FATCA Exempt Party;
(ii)supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and
(iii)supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other
Party's compliance with any other law, regulation, or exchange of information regime.
(b)If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA
Exempt Party and it subsequently becomes aware that it is not or has ceased to be a
FATCA Exempt Party, that Party shall notify that other Party as soon as reasonably practicable.
(c)Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph
(a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(i)any law or regulation;
(ii)any fiduciary duty; or
(iii)any duty of confidentiality
(d)If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraphs (a)(i) or
(a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
10.FATCA Deduction
(a)Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
(b)Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction
(or that there is any change in the rate or the basis of such FATCA Deduction), notify the
Party to whom it is making the payment and, in addition, shall notify the Borrower and the
Facility Agent and the Facility Agent shall notify the other Finance Parties.
13Increased Costs
1.Increased costs
(a)Subject to clause 14.3 (Exceptions), the Borrower shall, within three (3) Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any
Increased Cost incurred by that Finance Party or any of its Affiliates which:
(i)arises as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation in either case made after the date of this Agreement; and/or
(ii)is a Basel III Increased Cost.
(b)In this Agreement Increased Costs means:
(i)a reduction in the rate of return from the Facility or on a Finance Party's (or its
Affiliate's) overall capital;
(ii)an additional or increased cost; or
(iii)a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.
2.Increased cost claims
(a)A Finance Party intending to make a claim pursuant to clause 14.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility
Agent shall promptly notify the Borrower.
(b)Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.
3.Exceptions
(a)Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:
(i)attributable to a Tax Deduction required by law to be made by an Obligor;
(ii)attributable to a FATCA Deduction required to be made by a Party;
(iii)compensated for by clause 13.3 (Tax indemnity) (or would have been compensated for under clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of clause 13.3 (Tax indemnity) applied);
(iv)is compensated for under clause 13.6 (Stamp taxes) or clause 13.7 (VAT); or
(v)attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.
(b)In paragraph (a) above, a reference to a Tax Deduction has the same meaning given to the term in clause 13.1 (Definitions).
14Other indemnities
1.Currency indemnity
(a)If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the
Second Currency) for the purpose of:
(i)making or filing a claim or proof against that Obligor; and/or
(ii)obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,
that Obligor shall, as an independent obligation, within three (3) Business Days of demand by a Finance Party, indemnify each Finance Party to whom that Sum is due against any Losses arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First
Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
(b)Each Obligor waives any right it may have in any jurisdiction to pay any amount under the
Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
2.Other indemnities
The Borrower shall within three (3) Business Days of demand by a Finance Party, indemnify each Finance Party against any and all Losses incurred by that Finance Party as a result of:
(a)the occurrence of any Event of Default;
(b)any Environmental Claim made against any Group Member or Environmental Incident;
(c)the failure to comply with any Environmental Laws or Environmental and Social
Standards by any Group Member;
(d)a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any and all Losses arising as a result of clause 31 (Sharing among the Finance Parties);
(e)funding, or making arrangements to fund, its participation in the Utilisation requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of fraud, gross negligence or wilful default by that Finance Party alone); or
(f)the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.
3.Indemnity to the Facility Agent
The Borrower shall within three (3) Business Days of demand indemnify the Facility Agent, as the case may be, against:
(a)any and all Losses incurred by the Facility Agent as a result of:
(i)investigating any event which it reasonably believes is a Default;
(ii)acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(iii)instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents where, unless any of the circumstances in paragraphs (i) or (ii) apply or an Event of Default is occurring, any costs and expenses as a result of such instruction have been pre-
approved by the Borrower (such approval not to be unreasonably withheld or delayed); and
(b)any and all Losses (including, without limitation, in respect of liability for negligence or any other category of liability whatsoever) incurred by the Facility Agent  (otherwise than by reason of the Facility Agent's fraud, gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 32.12 (Disruption to payment systems etc.)
notwithstanding the Facility Agent's gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.
4.Continuation of indemnities
The indemnities by the Borrower in favour of any Indemnified Persons contained in this
Agreement shall continue in full force and effect notwithstanding any breach by any Finance
Party or the Borrower of the terms of this Agreement, the repayment or prepayment of the Loan, the cancellation of the Total Commitments or the repudiation by any Finance Party or the
Borrower of this Agreement.
5.Exclusion of liability
Without prejudice to any other provision of the Finance Documents excluding or limiting the liability of any Indemnified Person, no Indemnified Person will be in any way liable or responsible to the Borrower who is a Party or is a party to a Finance Document to which this clause applies for any loss or liability arising from any act, default, omission or misconduct of that Indemnified Person, except to the extent caused by its own fraud, gross negligence or wilful misconduct.  Any Indemnified Person may rely on this clause 15.5 subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.
15Mitigation by the Lenders
1.Mitigation
(a)Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facility ceasing to be available or any amount becoming payable or increased under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 13 (Tax gross-up and indemnities) or clause 14 (Increased costs) including (but not limited to) transferring its rights under the Finance Documents to another Affiliate or Facility Office.
(b)Paragraph (a) above does not in any way limit the obligations of the Borrower under the
Finance Documents.
2.Limitation of liability
(a)The Borrower shall within three (3) Business Days of demand indemnify each Finance
Party for all costs and expenses incurred by that Finance Party as a result of steps taken by it under clause 16.1 (Mitigation).
(b)A Finance Party is not obliged to take any steps under clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
16Costs and expenses
1.Transaction expenses
(a)The Borrower shall, within three (3) Business Days of demand, pay the Facility Agent, the
Mandated Lead Arrangers and the Green Loan Co-ordinator the amount of all costs and expenses pre-approved by the Borrower (such approval not to be unreasonably withheld or delayed) (including fees, costs and expenses of lawyers, accountants, tax advisers, technical advisers, insurance consultants, valuers, surveyors or other professional advisers or experts) (together with any applicable VAT) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication, registration and perfection and any release, discharge or reassignment of:
(i)this Agreement and any other documents referred to in this Agreement; and
(ii)any other Finance Documents executed or proposed to be executed after the date of this Agreement.
(b)The Facility Agent shall be entitled to withhold from the amount of the Utilisation paid to the Borrower an amount representing the costs and expenses referred to in paragraph (a)
above (to the extent that such costs and expenses have been notified to the Facility Agent and the Borrower prior to the date of the Utilisation Request).
2.Amendment costs
If:
(a)an Obligor requests an amendment, waiver or consent; or
(b)an amendment is required pursuant to clause 32.10 (Change of currency), the Borrower shall, within three (3) Business Days of demand, reimburse the Facility Agent for the amount of all documented costs and expenses (including fees, costs and expenses of lawyers, accountants, tax advisers, technical advisers, insurance consultants, valuers, surveyors or other professional advisers or experts) (together with any applicable VAT)
reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or requirement, provided that such costs and expenses shall have been shared with and approved by the Borrower in advance.
3.Enforcement, preservation and other costs
The Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to each
Finance Party the amount of all costs and expenses (including fees, costs and expenses of lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts) (together with any applicable VAT) incurred by that
Finance Party in connection with the enforcement of, or the preservation of any rights under, any
Finance Document.
4.Double counting
For the avoidance of doubt there shall be no double counting between any of the indemnity and/
or costs provisions of this Agreement on the one hand and the provisions of any other Finance
Documents on the other (including, without limitation, between any of the indemnities under clause 15 (Other indemnities) of this Agreement. Accordingly, if a payment is received by way of indemnity or reimbursement of costs by any Finance Party under any of the Finance Documents which, but for this provision, would also be due under this Agreement, the person making the payment (the Payor) shall be relieved, pro tanto, from any obligation to pay a corresponding amount under this Agreement provided that any settlement or discharge between such Finance
Party on the one hand and the Payor on the other shall be conditional upon no security or payment (whether by set-off or otherwise) to such Finance Party in relation to this Agreement or any other Finance Document being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, such Finance Party shall be entitled to recover the value or amount of such security or payment from the Payor subsequently as if such settlement or discharge had not occurred.
Section 7 -  Guarantee
17Guarantee and Indemnity
1.Guarantee and indemnity
With effect from the date that:
(a)UK ListCo accedes to this Agreement pursuant to clause 28.4 (Additional Guarantor), with respect to UK ListCo as an Additional Guarantor; and
(b)the Original Borrower resigns pursuant to clause 28.3 (Resignation of the Original
Borrower), with respect to Cadeler A/S and Cadeler UK,
each  Guarantor (at and from the relevant time) irrevocably and unconditionally jointly and severally:
(i)guarantees to each Finance Party punctual performance by each other Obligor of all such Obligor’s obligations under the Finance Documents;
(ii)undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that
Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and
(iii)agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of another Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.
2.Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
3.Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each
Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.
4.Waiver of defences
The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any
Finance Party) including:
(a)any time, waiver or consent granted to, or composition with, any Obligor or other person;
(b)the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor;
(c)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(d)any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(e)any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any
Finance Document or other document or security;
(f)any unenforceability, illegality or invalidity of any obligation of any person under any
Finance Document or any other document or security; or
(g)any insolvency or similar proceedings.
5.Immediate recourse
Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
6.Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:
(a)refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and
(b)hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 18.
7.Deferral of Guarantors' rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:
(a)to be indemnified by an Obligor;
(b)to claim any contribution from any other guarantor of any Obligor's obligations under the
Finance Documents;
(c)to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any
Finance Party;
(d)to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity);
(e)to exercise any right of set-off against any Obligor; and/or
(f)to claim or prove as a creditor of any Obligor in competition with any Finance Party.
If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the
Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 32 (Payment mechanics).
8.Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.
Section 8 -  Representations, Undertakings and Events of Default
18Representations
Each Obligor makes and repeats the representations and warranties set out in this clause 19 to each Finance Party at the times specified in clause 19.26 (Times when representations are made).
1.Status
(a)It is a limited liability company, duly incorporated and validly existing under the law of its
Original Jurisdiction.
(b)It and each other Group Member has power and authority to own its assets and to carry on its business as it is now being conducted.
2.Binding obligations
Subject to the Legal Reservations, the obligations expressed to be assumed by it in each
Finance Document to which it is a party are legal, valid, binding and enforceable obligations.
3.Non-conflict
The entry into and performance by it of, and the transactions contemplated by the Finance
Documents do not and will not conflict with:
(a)any law or regulation applicable to it;
(b)its or any other Group Member’s Constitutional Documents; or
(c)any material agreement or other material instrument binding upon it or any other Group
Member or its assets or the assets of any other Group Member, or constitute a default or termination event (however described) under any such material agreement or material instrument.
4.Power and authority
(a)It has the power to enter into, perform and deliver and comply with its obligations under, and has taken all necessary action to authorise its entry into, performance and delivery of, and compliance with, each Finance Document to which it is, or is to be, a party and each of the transactions contemplated by those documents.
(b)No limitation on its powers to borrow, create security or give guarantees will be exceeded as a result of any transaction under, or the entry into of, any Finance Document to which it is, or is to be, a party.
5.Validity and admissibility in evidence
All Authorisations required:
(a)to enable it lawfully to enter into, exercise its rights and comply with its obligations under each Finance Document to which it is a party; and
(b)to make each Finance Document to which it is a party admissible in evidence in its
Relevant Jurisdiction,
have been obtained or effected and are in full force and effect except any Authorisation or filing referred to in clause 18.11 (No filing or stamp taxes), which Authorisation or filing will be promptly obtained or effected within any applicable period.
6.Governing law and enforcement
Subject to the Legal Reservations:
(a)the choice of governing law of each Finance Document to which it is a party will be recognised and enforced in its Relevant Jurisdiction; and
(b)any judgment obtained in relation to a Finance Document to which it is a party in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdiction.
7.No misleading information
(a)All factual information contained in the Information Package is true, complete and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.
(b)Any financial projection or forecast contained in the Information Package has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration.
(c)The expressions of opinion or intention provided by or on behalf of the Borrower for the purposes of the Information Package were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention)
were fair and based on reasonable grounds.
(d)To the best of the Borrower's knowledge and belief (in good faith and after careful consideration), no event or circumstance has occurred or arisen and no information has been omitted from the Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Package being untrue or misleading in any material respect.
(e)All other written information provided by any Group Member (including its advisers) to a
Finance Party in connection with the Finance Documents or the transactions referred to in them was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.
(f)For the purposes of this clause 19.7, Information Package means any written information provided by any Group Member to any of the Finance Parties in connection with the Finance Documents or the transactions referred to in them.
8.Original Financial Statements
(a)The Original Financial Statements were prepared in accordance with GAAP consistently applied.
(b)The Original Financial Statements fairly present the financial condition as at the end of the relevant Financial Year and its results of operations during the relevant Financial Year of the Original Borrower.
(c)There has been no material adverse change in the assets, business or financial condition of the Group since the date of the Original Financial Statements.
9.Pari passu ranking
Each Obligor’s payment obligations under the Finance Documents to which it is, or is to be, a party rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.
10.No insolvency
No corporate action, legal proceeding or other procedure or step described in clause 26.7
(Insolvency proceedings) or creditors' process described in clause 26.8 (Creditors' process) has been taken or, to the knowledge of any Obligor, threatened in relation to a Group Member (other than where the Facility Agent (acting on the instructions of the Majority Lenders) has determined that such a threat to commence corporate action, legal proceeding or other procedure or step is frivolous or vexatious in nature) and none of the circumstances described in clause 26.6
(Insolvency) applies to any Group Member.
11.No filing or stamp taxes
Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Document to which it is, or is to be, party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any such Finance Document or the transactions contemplated by the Finance
Documents except any filing, recording or enrolling or any tax or fee payable in relation to any
Finance Document which is referred to in any Legal Opinion.
12.Deduction of Tax
It is not required to make any Tax Deduction (as defined in clause 13.1 (Definitions)) from any payment it may make under any Finance Document to which it is a party and no other party is required to make any such deduction from any payment it may make under any other Finance
Document, except if required by law in accordance with clause 13.2 (Tax gross-up).
13.Tax compliance
(a)It is not materially overdue in the filing of any Tax returns or overdue in the payment of any amount in respect of Tax.
(b)No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes such that a liability of, or claim against, the Borrower is reasonably likely to arise for an amount for which adequate reserves have not been provided in the Original Financial Statements and which would reasonably be expected have a Material Adverse Effect.
(c)It is resident for Tax purposes only in its Original Jurisdiction.
14.No Default
(a)No Default is continuing or might reasonably be expected to result from the making of the
Utilisation or the entry into, the performance of, or any transaction contemplated by, any
Finance Document.
(b)No other event or circumstance is outstanding which constitutes a default or termination event (however described) under any other agreement or instrument which is binding on it or any of the Group Members or to which its (or any of the Group Members’) assets are subject which would reasonably be expected to have a Material Adverse Effect.
15.No proceedings
(a)No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, would reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief (having made due enquiry)) been started or threatened against it or any Group
Member.
(b)No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is reasonably likely to have a Material
Adverse Effect has (to the best of its knowledge and belief (having made due enquiry))
been made against it or any Group Member.
16.No breach of laws
(a)It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.
(b)To the best of its knowledge and belief (having made due enquiry), no Prohibited
Payment has been made or provided, directly or indirectly, by it to, or for the benefit of, any Authority in connection with any Finance Document.
(c)In respect of all other funds received by it (other than the Utilisation proceeds), as far as it is aware (having made due enquiry), none of the sources of such funds to be used by it in connection with any Finance Document or its business are of Illicit Origin.
17.Environmental matters
(a)No Environmental Law applicable to the Group or the assets of the Group have been violated in a manner or to an extent which has or is reasonably likely to have, a Material
Adverse Effect.
(b)To the best of the Borrower's knowledge and belief (having made due enquiry), all
Authorisations required under such Environmental Laws have been obtained and are currently in force.
(c)No Environmental Claim has been made or, to the best of its knowledge and belief
(having made due enquiry), is threatened or pending against the Group or the assets of the Group (or their officers) where that claim has or is reasonably likely to have a Material
Adverse Effect and there has been no Environmental Incident which has given, or might give, rise to such a claim.
(d)No Pollutant has at any time been deposited or disposed of in the environment by any
Group Member or by or from any assets of the Group in circumstances which are likely to result in an Environmental Claim against the Group where such claim in each case, if successful, would be reasonably likely to have a Material Adverse Effect.
18.Anti-corruption law and anti-money laundering laws
(a)The operations of each Group Member and their Affiliates are and have been conducted at all times in material compliance with applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by the Monetary Authority of Singapore or any governmental agency having jurisdiction over a Group Member (collectively, the
Money Laundering Laws) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Group Member, any of their Affiliates or any of their respective directors, officers or employees, in each case, with respect to the Money Laundering Laws is pending or, to the best knowledge of each Obligor, threatened.
(b)None of the Borrower, nor to the knowledge of the Borrower, any director, officer, employee or Affiliate of any Group Member is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the UK Bribery
Act) and the U.S. Foreign Corrupt Practices Act of 1977 (the FCPA) and as at the date of this Agreement no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Group Member, any of their
Affiliates or any of their respective directors, officers or employees, in each case, with respect to the UK Bribery Act, the FCPA or any similar laws, rules or regulations is pending or, to the best knowledge of each Obligor, threatened.  Furthermore, the
Borrower and, to the knowledge of the Borrower, its Affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
19.Financial Indebtedness
The Borrower does not have any Financial Indebtedness outstanding in breach of this
Agreement.
20.Ownership of the Borrower
There has been no Change of Control.
21.Accounting Reference Date
Its Financial Year-end is the Accounting Reference Date.
22.No immunity
Neither it nor any of its assets is immune to any legal action or proceeding.
23.Sanctions
(a)The Loan is not being used by the Borrower (i) directly or (to the best of the Borrower’s knowledge and belief (having made reasonable due enquiry)) indirectly to finance the activities of any person subject to any Sanctions or (ii) in breach of any Sanctions.
(b)No Group Member nor any Affiliate of any Group Member or joint venture of any Group
Member, nor any of their respective directors, officers or employees nor, to the best of its knowledge (having made reasonable due enquiry), any persons acting on any of their behalf:
(i)is a Prohibited Person;
(ii)owns or controls a Prohibited Person;
(iii)is in breach of Sanctions or engaged in any activity that would reasonably be expected to result in that person being designated as a Prohibited Person under existing Sanctions administered by a Sanctions Authority (Sanctionable Activity);
or
(iv)has received written notice of or is aware of any enforcement action or the issuance of formal proceedings or formal investigations against it with respect to an alleged breach of Sanctions by any Sanctions Authority.
(c)Each of the Group Members has implemented and maintains in effect a Sanctions compliance policy (howsoever described) which, in accordance with the recommendations of the Sanctions Advisory, is designed to ensure compliance by each such Group Member, its Affiliates and their respective directors, officers and employees with Sanctions. Each Group Member, its Affiliates and their respective directors, officers and employees are in compliance with Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in such
Group Member being designated as a Prohibited Person.  Without limitation on the foregoing, such Sanctions compliance policy shall be designed to procure that each
Group Member, its Subsidiaries and their respective directors, officers and employees shall, where applicable:
(i)conduct their activities in a manner consistent with Sanctions;
(ii)have sufficient resources in place to ensure execution of and compliance with their own Sanctions policies by their personnel (including, for example, direct hires, contractors and staff);
(iii)ensure Subsidiaries and Affiliates comply with the relevant policies, as applicable;
(iv)have relevant controls in place to monitor automatic identification system (AIS)
transponders;
(v)to the extent applicable, have controls in place to screen and assess onboarding or offloading cargo in areas they determine to present a high risk;
(vi)to the extent applicable, have controls to assess authenticity of bills of lading, as necessary; and
(vii)have controls in place consistent with the Sanctions Advisory.
24.US Tax Obligor
It is not a US Tax Obligor.
25.Green Loan Criteria
(a)The relevant Obligor is in compliance with the Green Loan Criteria and the Green Loan
Principles.
(b)The contents of each Green Loan Compliance Certificate are true and accurate in all respects and such Green Loan Compliance Certificate has been prepared on the basis of recent information and reasonable assumptions. Nothing has been omitted from such information, and no information has been given or withheld, that results in the contents of the Green Loan Compliance Certificate being untrue or misleading in any respect.
26.Times when representations are made
(a)All of the representations and warranties set out in this clause 19 are deemed to be made and repeated on the dates of:
(i)this Agreement;
(ii)the Utilisation Request; and
(iii)the Utilisation.
(b)The Repeating Representations are deemed to be repeated on the first day of each
Interest Period and, in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.
(c)Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.
19Information undertakings
Each Obligor undertakes that this clause 20 will be complied with throughout the Facility Period.
In this clause 20:
Annual Financial Statements means the audited consolidated financial statements for a
Financial Year of Cadeler A/S (for any Financial Year prior to the Financial Year in which the
Share Exchange Completion occurs) and UK ListCo (for the Financial Year in which the Share
Exchange Completion occurs and for any subsequent Financial Year) delivered pursuant to paragraph (a) of clause 20.1 (Financial statements).
Semi-Annual Financial Statements means the unaudited consolidated financial statements for a Financial Half Year of Cadeler A/S (for any half year prior to the Financial Year in which the
Share Exchange Completion occurs) and UK ListCo (for any half year ending on or after the
Share Exchange Completion occurs and for any subsequent half year) delivered pursuant to paragraph (b) of clause 20.1 (Financial statements).
1.Financial statements
(a)The Borrower shall supply to the Facility Agent as soon as the same become available, but in any event within six (6) Months after the end of each Financial Year, the Annual
Financial Statements for that Financial Year.
(b)The Borrower shall supply to the Facility Agent as soon as the same become available, but in any event within sixty (60) days after the end of the first Financial Half Year, the
Semi-Annual Financial Statements for that Financial Half Year.
2.Provision and contents of Compliance Certificate
(a)The Borrower shall supply a Compliance Certificate to the Facility Agent, with each set of
Annual Financial Statements and Semi Annual Financial Statements.
(b)Each Compliance Certificate shall, amongst other things, set out (in reasonable detail)
computations as to compliance with the covenants in clause 22 (Financial covenants) that apply to it.
(c)Each Compliance Certificate shall be signed by the chief executive officer or chief financial officer of Cadeler A/S (for any Annual Financial Statements and Semi-Annual
Financial Statements delivered in respect of Cadeler A/S) and UK ListCo (for any Annual
Financial Statements and Semi-Annual Financial Statements delivered in respect of UK
ListCo).
3.Requirements as to financial statements
(a)The Borrower shall procure that each set of Annual Financial Statements and Semi
Annual Financial Statements includes a profit and loss account, a balance sheet and a cashflow statement and that, in addition, each set of such Annual Financial Statements shall be audited by the Auditors and be in English.
(b)Each set of Annual Financial Statements and Semi-Annual Financial Statements shall:
(i)be certified by a director of the relevant company as fairly presenting, its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the annual financial statements, shall be accompanied by any letter addressed to the management of the Borrower by the
Auditors and accompanying those financial statements; and
(ii)in the case of audited Annual Financial Statements, not be the subject of any material qualification in the Auditors' opinion.
(c)Cadeler A/S (up to the Share Exchange Completion) and UK ListCo (on and from the
Share Exchange Completion) shall procure that each set of financial statements delivered pursuant to clause 20.1 (Financial statements) shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements, unless, in relation to any set of financial statements,
Cadeler A/S or UK ListCo (as applicable) notifies the Facility Agent that there has been a change in GAAP or the accounting practices and delivers to the Facility Agent:
(i)a description of any change necessary for those financial statements to reflect the
GAAP or accounting practices and reference periods upon which the corresponding
Original Financial Statements were prepared; and
(ii)sufficient information, in form and substance as may be reasonably required by the
Facility Agent, to enable the Lenders to determine whether clause 22 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original
Financial Statements.
(d)Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the
Original Financial Statements were prepared.
4.Year-end
The Borrower shall procure that each Financial Year-end of each Obligor falls on the Accounting
Reference Date.
5.Information: miscellaneous
The Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the
Facility Agent so requests):
(a)at the same time as they are dispatched, copies of all documents dispatched by Cadeler
A/S (up to the Share Exchange Completion) and UK ListCo (on and from the Share
Exchange Completion) to its shareholders generally (or any class of them) or dispatched by Cadeler A/S (up to the Share Exchange Completion) and UK ListCo (on and from the
Share Exchange Completion) or any Obligors to its creditors generally (or any class of them);
(b)promptly upon becoming aware of them, the details of (i) any material litigation, arbitration or administrative proceedings which are current, pending or threatened against any
Group Member and (iii) any other claim, action, suit, proceedings or investigation against any Group Member with respect to Sanctions;
(c)promptly (and in any case within fourteen (14) days) upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any
Group Member and which is reasonably likely to have a Material Adverse Effect;
(d)promptly, if any Group Member or any of their Subsidiaries or joint ventures or any of their respective directors, officers or employees, becomes a Prohibited Person;
(e)promptly, following the making of any amendment to any Constitutional Documents of the
Borrower, a notification of the details of such amendment together with complete copies of each amended Constitutional Document; and
(f)promptly on request, such further information regarding the financial condition, assets and operations of any Group Member or other financial information as any Finance Party through the Facility Agent may reasonably request, provided that the Borrower shall not be required to disclose any information pursuant to this paragraph (f) if (and only to the extent that) disclosure of such information would be in breach of applicable law or the rules of any stock exchange on which the Borrower is listed.
6.Information relating to the Permitted Reorganisation and the WTIVs
The Borrower will notify the Facility Agent promptly:
(a)with material updates on the status and progress of:
(i)the Permitted Reorganisation; and
(ii)the construction of the WTIVs and the delivery of the same (including the anticipated delivery date and the actual delivery date),
provided that the Borrower shall not be required to provide such updates where such disclosure would be contrary to any law or regulation or the rules of any stock exchange on which the Borrower is listed;
(b)upon becoming aware of:
(i)any damage to any WTIV where the cost of the resulting repairs may exceed
€10,000,000;
(ii)any occurrence which may result in a WTIV becoming a total loss; and
(iii)any arrest or detention of a WTIV or any exercise or purported exercise of a lien or other material claim on a WTIV; and
(c)upon becoming aware of:
(i)any Spill which would reasonably be expected to result in a material Environmental
Claim against or in respect of the Borrower or, to the extent the Borrower is aware, a WTIV; and
(ii)any material Environmental Claim being made against or in respect of the Borrower and/or a WTIV and of any Environmental Incident or breach of Environmental and
Social Standards which is likely to give rise to such a claim and, to the extent the
Borrower is aware of the same, will keep the Facility Agent regularly and promptly informed in reasonable detail of the nature of, and response to, any such
Environmental Incident or breach of Environmental and Social Standards and the defence to any such claim.
7.Notification of Default
(a)Each Obligor shall notify the Facility Agent of any Default, full details of the same and the steps, if any, being taken or that it is proposing to take to remedy it promptly upon any
Obligor becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).
(b)Where the Facility Agent reasonably suspects that a Default has occurred, the Borrower shall promptly on request by the Facility Agent supply to the Facility Agent a certificate signed by two of its directors or authorised signatories on its behalf certifying that no
Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken or that it is proposing to take to remedy it).
8."Know your customer" checks
(a)If:
(i)the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)any change in the status of an Obligor (or of a Holding Company of an Obligor)
after the date of this Agreement; or
(iii)a proposed assignment or transfer by a Lender of any of its rights under this
Agreement to a party that is not already a Lender prior to such assignment; or
(iv)any internal requirements of a Finance Party to conduct “know your customer”
checks on a regular basis,
obliges any Finance Party (or, in the case of paragraph (iii) above, any prospective new
Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the applicable Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the
Facility Agent (for itself or on behalf of any Finance Party) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new
Lender) in order for the Facility Agent, such Finance Party or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the
Finance Documents.
(b)Each Finance Party shall, promptly upon the request of the Facility Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for it to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance
Documents.
(c)The Original Borrower shall, by not less than 10 Business Days' prior written notice to the
Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that a Group Member becomes an Additional Obligor pursuant to
Clause 28 (Changes to the Obligors).
(d)Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Facility Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Group
Member to this Agreement as an Additional Obligor.
9.Green loan reporting
The Borrower shall supply (or shall procure that UK ListCo supplies) to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests), no later than 120 days after the end of each Financial Year:
(a)a copy of the Sustainability Report for that Financial Year; and
(b)a copy of the Green Loan Compliance Certificate.
10.Forward-looking forecasts
(a)If at any time:
(i)Cadeler A/S, Cadeler UK or any Group Member (as applicable) enters into any new
Charterer Agreements for any ship wholly and directly owned by Cadeler A/S,
Cadeler UK or any Group Member; or
(ii)Cadeler A/S, Cadeler UK or any Group Member terminates any Charterer
Agreements for any ship wholly and directly owned by Cadeler A/S, Cadeler UK or any Group Member,
in each case that could reasonably be expected to materially affect the Borrower’s cashflows or which results in any material change in the aggregate amounts due to be received by Cadeler A/S or Cadeler UK under the Charterer Agreements then the
Borrower shall, promptly and by no later than 30 days following the date of such entry or termination (as applicable), deliver to the Facility Agent:
(iii)updated financial projections and forward-looking forecasts taking into account such entry or termination; and
(iv)calculations based on such updated financial projections showing how such entry or termination (as applicable) would affect the financial covenants set out in clause
22.2 (Financial Condition) during the next 24 (twenty-four) month period; and
where the Facility Agent (acting on the instructions of the Majority Lenders) determines that financial covenants set out in clause 22.2 (Financial Condition) would not be satisfied as a result of such disposal being made, then the Borrower shall be required to prepay the Loan in accordance with clause 7.3 (Mandatory prepayment – Forward-looking forecasts).
11.Information relating to Sanctions etc.
(a)The Borrower will notify the Facility Agent promptly upon becoming aware of:
(i)Any criminal investigations or proceedings which are current, threatened or pending against any Group Member or their respective Related Parties in respect of Sanctions.  Any such notification shall specify the nature of the action or proceeding and any steps that the relevant Group Member proposes to take in respect of the same.  In this paragraph (a), "Related Party" means, at the relevant time, any person who serves (or has within the past 12 months served) as a director or management of any Group Member; and
(ii)any Group Member at any time obtains information in relation to any violation or potential violation of any of the provisions of Clauses 24.1 (Sanctions) and 24.2
(Anti-corruption law).
(b)If the Facility Agent notifies the Borrower of its concern that there has been a violation of any of the provisions of Clauses 24.1 (Sanctions) and 24.2 (Anti-corruption law), the
Borrower and the Obligors shall:
(i)cooperate in good faith with the Facility Agent and its representatives in determining whether such a violation has occurred, including obtaining legal opinions, authorisation and disclosure letters from Authorities, carrying out additional due diligence and investigative reports;
(ii)respond promptly and in reasonable detail to any notice from the Facility Agent;
and
(iii)furnish documentary support for such response upon the Facility Agent’s request.
20Banking (Exposure Limits) Rules
(a)Each Obligor acknowledges that the Banking (Exposure Limits) Rules) (Cap. 155S) and regulations in respect thereof in Hong Kong have imposed on The Hongkong and
Shanghai Banking Corporation Limited, Singapore Branch certain limitations on advances to persons related or connected to the HSBC Group. By entering into this Agreement, each Obligor agrees that:
(i)it shall, to the best of its knowledge, advise The Hongkong and Shanghai Banking
Corporation Limited, Singapore Branch in writing if it is in any way related or connected to the HSBC Group; and
(ii)if it becomes aware that it is so related or connected at any time after the date of this Agreement, that it shall immediately advise The Hongkong and Shanghai
Banking Corporation Limited, Singapore Branch in writing,
and, in each case, in the absence of such advice, The Hongkong and Shanghai Banking
Corporation Limited, Singapore Branch will assume that the Borrower is not so related or connected.
(b)The Obligors may refer to Schedule 8 (Banking (Exposure Limits) Rules) for an explanation of when it may be considered related or connected to the HSBC Group for the purposes hereof.
21Financial covenants
Each Obligor undertakes that this clause 22 will be complied with throughout the Facility Period.
1.Financial definitions
In this clause 22:
Cash and Cash Equivalents means, at any relevant time:
(a)cash in hand or held with any bank,
(b)Cash Equivalent Investments;
(c)any undrawn and available amounts under any committed revolving and overdraft credit facilities; and
(d)any other instrument, security or investment approved by the Majority Lenders, which is free from any Security Interest (with the exception of any Security Interest over any bank account which does not result in such bank account being blocked outside of an event of default) and/or restrictions and to which any Group Member is beneficially entitled at that time and which are readily available to Group Members and capable of being applied against
Financial Indebtedness, as demonstrated by the then most recent Financial Statements.
Cash Equivalent Investments means at any time:
(a)certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;
(b)any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European
Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;
(c)commercial paper not convertible or exchangeable to any other security:
(i)for which a recognised trading market exists;
(ii)issued by an issuer incorporated in the United States of America, the United
Kingdom, any member state of the European Economic Area or any Participating
Member State;
(iii)which matures within one year after the relevant date of calculation; and
(iii)which has a credit rating of either A-1 or higher by Standard & Poor's Rating
Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's
Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-
credit enhanced debt obligations, an equivalent rating;
(d)any investment in money market funds which:
(i)have a credit rating of either A-1 or higher by Standard & Poor's Rating Services or
F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service
Limited; and
(ii)invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above, to the extent that investment can be turned into cash on not more than 30 days' notice; or
(e)any stocks payable in a freely convertible and transferable currency and which are listed on a stock exchange acceptable to the Majority Lenders.
Equity means, at any time and in relation to a Relevant Period, the aggregate book value of the total equity of the Group (on a consolidated basis) in the then most recent Financial Statements relevant to such Relevant Period.
Equity Ratio means, at any relevant time and in relation to a Relevant Period, the ratio of (a)
the Equity to (b) Total Assets.
Financial Statements means any of the Annual Financial Statements and/or the Semi-Annual
Financial Statements referred to and defined as such in clause 19 (Information undertakings).
Gross Interest Bearing Debt means, at any relevant time, the interest bearing debt of the
Group calculated on a consolidated basis as set out in the most recent Financial Statements.
Net Interest Bearing Debt means, at any relevant time and in respect of a Relevant Period, the
Gross Interest Bearing Debt minus Cash and Cash Equivalents, each as set out in the then most recent Financial Statements relevant to such Relevant Period.
Relevant Period means each period of twelve (12) Months ending on or about the last day of the Financial Year and each period of twelve (12) Months ending on or about the last day of each half-yearly period.
Ships means, on the relevant Test Date, each ship wholly and directly owned by a Group
Member.
Test Date means the last day of each Relevant Period, provided that the first Test Date shall be
31 December 2025.
Total Assets means, at any time and in relation to any Relevant Period, the aggregate of “total assets” of the Group as shown (on the basis of book values) in the then most recent Financial
Statements relevant to such Relevant Period.
2.Financial Condition
(a)Cadeler A/S (up to the Share Exchange Completion) and UK ListCo (on and from the
Share Exchange Completion) shall ensure that, on each Test Date:
(i)Equity Ratio: at all times during and in respect of each Relevant Period, the Equity
Ratio shall be higher than 0.35:1.0;
(ii)Liquidity: the Group (on a consolidated basis) maintains at all times Cash and
Cash Equivalents which are not less than:
(A)if at any relevant time the ratio of (1) the total forward-looking anticipated cash revenues of the Group from all legally binding and committed contracts for all the Ships for a Relevant Period (as the same is calculated by the
Borrower to the satisfaction of the Facility Agent) to (2) Net Interest Bearing
Debt for the same Relevant Period is equal to or higher than 50%, the higher of €35,000,000 and 5% of the Gross Interest Bearing Debt; and
(B)at all other times, the higher of €50,000,000 and 7.5% of the Gross Interest
Bearing Debt; and
(iii)Fair Market Value: the aggregate of (i) Cash and Cash Equivalents (including any
Cash and Cash Equivalents that may be subject to any Security Interest and/or restrictions but excluding any undrawn and available amounts under any committed revolving and overdraft credit facilities set out in paragraph (c) of the definition of
Cash and Cash Equivalents) and (ii) the Fair Market Value of the Ships is more than 140% of the Gross Interest Bearing Debt of the Group (calculated on a consolidated basis); and
(b)Debt Service: The Borrower shall ensure that, on each Test Date the Debt Service
Coverage Ratio in respect of the Borrower for the Relevant Period ending on such Test
Date shall be more than 2:1, provided that where the Debt Service Coverage Ratio for any Test Date is not more than 2:1, then clause 7.4 (Mandatory prepayment – Debt
Service Coverage Ratio) shall apply.
3.Financial testing
The financial covenants set out in clause 22.2 (Financial Condition) shall be calculated:
(a)in accordance with GAAP and tested every six (6) Months, on each Test Date, by reference to each of the financial statements of Cadeler A/S or UK ListCo (as applicable)
delivered pursuant to clause 20.1 (Financial statements) and each Compliance Certificate delivered pursuant to clause 20.2 (Provision and contents of Compliance Certificate); and
(b)on a twelve (12) month rolling basis.
22General Undertakings
Each Obligor undertakes that this clause 23 will be complied with (by and in respect of itself and, where specified below, each other Group Member) throughout the Facility Period.
1.Use of proceeds
The Borrower shall use the proceeds of the Utilisation exclusively for the purposes specified in clause 3 (Purpose).
2.Authorisations
Each Obligor shall promptly:
(a)obtain, comply with and do all that is necessary to maintain in full force and effect;
(b)supply copies to the Facility Agent of; and
(c)at all times comply with the material requirements of:
any Authorisation required under any law or regulation of a Relevant Jurisdiction to enable it to perform its obligations under the Finance Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document.
3.Compliance with laws
(a)Each Obligor shall comply in all respects with all laws, regulations and codes (including
Environmental Laws and any Authorisations obtained under them) to which it may be subject, if failure to so comply would materially impair its ability to perform its obligations under the Finance Documents to which it is a party.
(b)Environmental Laws (and any consents, licences or approvals obtained under them)
applicable to the Group or the assets of the Group will not be violated in a way which might have a Material Adverse Effect.
4.Tax compliance
Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties which, in aggregate, would have Material Adverse
Effect, save in respect of any taxes and dues which are disputed in good faith by it and in respect of which adequate reserves with respect thereto have been established.
5.Pari passu ranking
Each Obligor’s payment obligations under the Finance Documents to which it is, or is to be, a party rank and continue to rank at least pari passu with the claims of all of its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.
23Negative Undertakings
Each Obligor undertakes that this clause 24 will be complied with (by and in respect of itself and, where applicable, each other Group Member) throughout the Facility Period.
1.Sanctions
(a)No Obligor shall directly or indirectly, use or permit to be used or authorise any other person to use, lend make payments of, contribute or otherwise make available all or any part of the proceeds of the Facility or other transactions contemplated by this Agreement, to fund any trade business or other activities involving or for the benefit of any Prohibited
Person or in any country or territory that at the time of such funding is the subject of
Sanctions, or in any other manner that would reasonably be expected to result in a violation of Sanctions by an Obligor or any Finance Parties or in any such party becoming a Prohibited Person.
(b)No Obligor shall use any funds identified as derived from any activity in a Sanctioned
Country or dealing with any Prohibited Person or entity which is listed on a Sanctions List or any other transactions which would be prohibited by Sanctions or would otherwise cause any Finance Party to be in breach of Sanctions, for the purpose of discharging amounts owing to the Finance Parties in respect of the Finance Documents.
(c)No Obligor shall (and shall use reasonable endeavours to ensure that no Group Member shall) violate Sanctions applicable to it or a Finance Party.
(d)Each Obligor shall promptly notify the Lenders if it is informed of or it becomes aware of any transaction in connection with the proceeds of the Facility that may cause any of the
Lenders to, whether directly or indirectly, breach Sanctions applicable to them.
2.Anti-corruption law
(a)The Borrower shall not directly or indirectly use the proceeds of the Facility for any purpose which would breach the UK Bribery Act 2010, the United States Foreign Corrupt
Practices Act of 1977 or any other Money Laundering Laws in other jurisdictions.
(b)Each Obligor shall (and shall ensure that each other Group Member and any of their respective Subsidiaries, directors, officers and employees will):
(i)conduct its businesses in compliance with applicable anti-corruption laws and anti-
money laundering laws;
(ii)maintain policies and procedures designed to promote and achieve compliance with such laws; and
(iii)not use the proceeds of the Facility for the purpose of financing any payments that could constitute a violation of any applicable anti-corruption laws or anti-money laundering laws.
3.Intentionally Deleted
4.Negative pledge
(a)The Borrower, Cadeler A/S (after it resigns as Original Borrower) and Cadeler UK shall not grant or allow to exist any Security Interest over any of its assets.
(b)In this Agreement, Quasi-Security means an arrangement or transaction described in paragraph (c) below.
(c)Without prejudice to clauses 24.5 (Loans and Guarantees and Financial Indebtedness),
the Borrower, Cadeler A/S (after it resigns as Original Borrower) and Cadeler UK shall not:
(i)sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to, or re-acquired by any other Group Member;
(ii)sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)enter into or permit to subsist any title retention arrangement;
(iv)enter  into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(v)enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.
(d)Clauses 24.4(a)and 24.4(c) shall not apply to any Security Interest or (as the case may
be) Quasi-Security listed below:
(i)any netting or set-off arrangement entered into by the Borrower, Cadeler A/S (after it resigns as Original Borrower) or Cadeler UK in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;
(ii)any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by the Borrower, Cadeler A/S (after it resigns as Original
Borrower) or Cadeler UK for the purpose of:
(A)hedging any risk to which the Borrower, Cadeler A/S (after it resigns as
Original Borrower) or Cadeler UK is exposed in its ordinary course of trading;
or
(B)its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only, excluding, in each case, any Security Interest or Quasi-Security under a credit support arrangement in relation to a hedging transaction;
(iii)any lien arising by operation of law and in the ordinary course of trading provided that the debt which is secured thereby is paid when due (taking into account any grace period for making such payment available under the applicable contract or under applicable law (if and as applicable)) or contested in good faith by appropriate proceedings and properly provisioned;
(iv)any Security Interest or Quasi-Security over or affecting any asset acquired by the
Borrower, Cadeler A/S (after it resigns as Original Borrower) or Cadeler UK after the date of this Agreement if:
(A)the Security Interest or Quasi-Security was not created in contemplation of the acquisition of that asset by the Borrower, Cadeler A/S (after it resigns as
Original Borrower) or Cadeler UK as the case may be;
(B)the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by the Borrower, Cadeler A/S (after it resigns as Original Borrower) or Cadeler UK as the case may be; and
(C)the Security Interest or Quasi-Security is removed or discharged within 3 months of the date of acquisition of such asset;
(v)any Security Interest or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Borrower, Cadeler A/S (after it resigns as Original
Borrower) or Cadeler UK in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by the
Borrower, Cadeler A/S (after it resigns as Original Borrower) or Cadeler UK as the case may be; and
(vi)any Security Interest or Quasi-Security securing indebtedness the aggregate outstanding principal amount of which does not exceed USD 5,000,000 (or its equivalent in other currencies) at any time.
(e)Clauses 24.4(a) and 24.4(c) shall not apply to any Security Interest over any vessel, any earnings, insurance, Charterer Agreements or any other contracts or charter arrangements in respect of a vessel, any shares in a Subsidiary or any other Security
Interest required by any financier in respect of any secured Permitted Financial
Indebtedness, provided that (i) such Security Interest is granted by the Borrower, Cadeler
A/S (after it resigns as Original Borrower) or Cadeler UK in respect of Permitted Financial
Indebtedness that is not of a ”Holdco nature” (being loans which are not secured by a mortgage over any of the Group’s vessels) and (ii) the Borrower, Cadeler A/S (after it resigns as Original Borrower) and Cadeler UK are in compliance with clause 24.5 (Loans and Guarantees and Financial Indebtedness) at all times.
5.Loans and Guarantees and Financial Indebtedness
(a)Save as permitted under paragraph (c) and (d) below, the Borrower, Cadeler A/S (after it resigns as Original Borrower) and Cadeler UK shall not:
(i)grant any loans or credit except in the ordinary course of business; or
(ii)give any guarantee or indemnity to or for the benefit of any person other than guarantees constituting Permitted Financial Indebtedness.
(b)Subject to the terms of this clause 24.5, the Borrower, Cadeler A/S (after it resigns as
Original Borrower) and Cadeler UK shall not incur or allow to remain outstanding any
Financial Indebtedness other than Permitted Financial Indebtedness.
(c)The Borrower, Cadeler A/S (after it resigns as Original Borrower) and Cadeler UK shall not incur any Permitted Financial Indebtedness set out in paragraph (e) of the definition of
Permitted Financial Indebtedness unless the Borrower has, by no later than ten (10)
Business Days prior to the proposed incurrence or advance of such Permitted Financial
Indebtedness, delivered to the Facility Agent the following information in the same format as the sample attached at Schedule 12 (Corporate Model – Example Forecast and
Covenants Compliance Information) to this Agreement:
(i)updated financial projections and forward-looking forecasts taking into account the incurrence or advance of such Financial Indebtedness provided that such financial projections and forward-looking forecasts were arrived at after careful consideration on the basis of the assumptions and methodology applied by the Original Borrower in connection with the delivery of its Annual Financial Statements and Compliance
Certificates (to the extent appropriate); and
(ii)calculations based on such updated financial projections showing how such
Financial Indebtedness would affect the financial covenants set out in clause 22.2
(Financial Condition) during the next 24 (twenty-four) month period; and
where the information delivered shows that the financial covenants set out in clause 22.2
(Financial Condition) would not be satisfied as a result of such Financial Indebtedness being incurred or advanced, then the Borrower, Cadeler A/S (after it resigns as Original
Borrower) or Cadeler UK as the case may be shall only be permitted to incur such
Financial Indebtedness subject to the Borrower prepaying the Loan in accordance with clause 7.3 (Mandatory prepayment – Forward-looking forecasts).
(d)Clause 24.5(a) to (c) shall not apply to:
(i)any guarantee issued by the Borrower, Cadeler A/S (after it resigns as Original
Borrower) or Cadeler UK as the case may be that is in relation to the performance by another Group Member of its obligations under the Charterer Agreements and any guarantee issued by the Borrower, Cadeler A/S (after it resigns as Original
Borrower) or Cadeler UK as the case may be that is in relation to any other obligations of another Group Member, provided such guarantees are not in relation to any Financial Indebtedness of any Group Member and are usually issued by companies engaged in offshore wind turbine installation;
(ii)other than where permitted under paragraph (d)(i) above, any guarantees issued by the Borrower, Cadeler A/S (after it resigns as Original Borrower) or Cadeler UK as the case may be where the aggregate amount guaranteed pursuant to such guarantees does not exceed US$2,000,000;
(iii)any trade credit granted by the Borrower, Cadeler A/S (after it resigns as Original
Borrower) or Cadeler UK as the case may be to any of its customers on normal commercial terms and in the ordinary course of its trading activities; and
(iv)any grant of loans or credit to any Group Member as set out in paragraph (c) of the definition of Permitted Financial Indebtedness provided that such loans or credit shall be subject to the Borrower ensuring that where the Borrower is required to make prepayments under clause 7.3 (Mandatory prepayment – Forward-looking forecasts), then any amount of such loans or credits that are not required to be utilised by such Group Member shall be transferred back to the Borrower and included as Cash Sweep Proceeds (as such term is defined in clause 7.3
(Mandatory prepayment – Forward-looking forecasts)).
6.Distributions and other payments
Neither Cadeler A/S (until the Share Exchange Completion) nor UK ListCo (on and from the
Share Exchange Completion) shall:
(a)declare or pay (including by way of set-off, combination of accounts or otherwise) any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital) or any warrants for the time being in issue;
(b)repay or distribute any dividend or share premium reserve;
(c)pay:
(i)any management, advisory or other fee (other than fees or commission agreed on an arms’ length basis to be payable to any shareholder in respect of any guarantee in respect of any newbuilding Ships contracted by any member of the Group; and
(ii)any other fees (provided that the aggregate amount of such other fees shall not exceed US$2,500,000 at any time) to or to the order of any of its shareholders holding more than 10% of the voting rights in Cadeler A/S (until the Share
Exchange Completion) or UK ListCo (on and from the Share Exchange
Completion);
(d)redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so;
or
(e)make any payment (including by way of set-off, combination of accounts or otherwise) by way of interest, or repayment, redemption, purchase or other payment, in respect of any shareholder loan, loan stock or similar instrument,
except where:
(i)such payment is made after the First Repayment Date;
(ii)no Default has occurred and is continuing;
(iii)the ratio of the Group Net Debt to Consolidated EBITDA, at the time of such payment does not exceed 2.75:1 and would also not exceed 2.75:1 if calculated on a pro forma basis after giving effect to such payment; and
(iv)the aggregate of any dividends or distributions paid or repaid is not greater than
50% of the Group’s consolidated net profit for the immediately preceding Financial
Year and, if calculated on a pro forma basis, following such payment or repayment, there will not be a breach of clause 22 (Financial covenants) for the next 12 calendar months.
7.Merger and Permitted Reorganisation
(a)Subject to paragraphs (b) and (e) below, and except as approved by all the Lenders, no
Obligor shall enter into any amalgamation, demerger, merger, consolidation, redomiciliation, legal migration or corporate reconstruction.
(b)Cadeler A/S (and each relevant Group Member) may enter into the Permitted
Reorganisation provided that UK ListCo has or will, with effect from the Share Exchange
Completion, become an Additional Guarantor in accordance with the terms of clause 28.4
(Additional Guarantor) and the Borrower has delivered the documents and evidence of the type referred to in Schedule 2 , Part 2 (Conditions precedent) in respect of such
Additional Guarantor.
(c)In the event of application of paragraph (b) above, forthwith following the Facility Agent’s request:
(i)the Obligors will enter into such documents documenting such variations and arrangements, as may be requested by the Facility Agent (acting on the instructions of the Majority Lenders); and
(ii)the Obligors will deliver to the Facility Agent such documents and evidence of the type referred to in Schedule 2, Part 2 (Conditions precedent) in relation to the documents referred to in paragraph (i) above as may be requested by the Facility
Agent (acting on the instructions of the Majority Lenders),
in each case, in a form and substance satisfactory to the Facility Agent and at the cost and expense of the Borrower.
(d)The Borrower shall procure that the Permitted Reorganisation is completed in an approved manner within 6 months of the Share Exchange Completion
(e)In the case of UK ListCo only, UK ListCo may enter into an amalgamation, demerger, merger, consolidation, redomiciliation, legal migration or corporate reconstruction if:
(i)it is to be the surviving entity of such action;
(ii)such action does not and would not be reasonably likely to cause a Material
Adverse Effect;
(iii)satisfactory “know your customers” checks by the Lenders have been completed;
and
(iv)no Default exists at the time of such action or would result from the same.
8.Change of business
(a)Except as approved, no substantial change will be made to the general nature of the business of the Obligors from that carried on at the date of this Agreement.
(b)The Original Borrower and/or Cadeler UK shall remain the direct counterpart under the
Charterer Agreements.
9.Disposals
The Borrower shall not (and shall ensure that none of its Subsidiaries shall) enter into a single transaction or a series of transactions, whether related or not and whether voluntarily or involuntarily, to sell, lease, transfer or otherwise dispose of any Ship except for any of the following disposals (so long as they are not prohibited by any other provision of the Finance
Documents and provided that no disposal of a Ship shall occur through the sale of the shares of any Subsidiaries of the Borrower):
(a)any chartering of Ships pursuant to Charterer Agreements;
(b)any disposal of Ships between Group Members; and
(c)the disposal of any Ship, provided the Borrower has, by no later than ten (10) Business
Days prior to the proposed disposal, delivered to the Facility Agent (in each case, in a form agreed between the Borrower and the Facility Agent (acting on the instructions of the
Majority Lenders) or in such other form that is in form and substance satisfactory to the
Facility Agent (acting on the instructions of the Majority Lenders)):
(i)updated financial projections and forward-looking forecasts taking into account such disposal; and
(ii)calculations based on such updated financial projections showing how such disposal would affect the financial covenants set out in clause 22.2 (Financial
Condition) during the next 24 (twenty-four) month period; and
where the Facility Agent (acting on the instructions of the Majority Lenders) determines based on such forecasts and calculations that financial covenants set out in clause 22.2
(Financial Condition) would not be satisfied as a result of such disposal being made, then the Borrower shall only be permitted to make such disposal subject to the Borrower prepaying the Loan in accordance with clause 7.3 (Mandatory prepayment – Forward-
looking forecast).
10.Earnings
(a)To the extent that any Charterer Agreement is entered into by Cadeler UK and not the
Original Borrower, Cadeler UK shall ensure that any net charter earnings paid or payable to it under such Charterer Agreement shall be upstreamed to the Borrower (including to the Borrower’s cash pool account) to assist the Borrower to pay the amounts due and owing under this Agreement.
(b)To the extent that Cadeler A/S has ceased to be a Borrower under this Agreement,
Cadeler A/S shall ensure that any net charter earnings paid or payable to it under any
Charterer Agreement shall be upstreamed to the Additional Borrower (including to the
Additional Borrower’s cash pool account) to assist the Additional Borrower to pay the amounts due and owing under this Agreement.
24Consequences of breach of green loan provisions
1.Consequences of breach of green loan provisions
(a)If any of the following events occur:
(i)any representation, warranty or statement made or given or deemed to be made or given by the Borrower contained in clause 19.25 (Green Loan Criteria) is or proves to have been incorrect or misleading in any material respect when made or deemed to be made;
(ii)the Borrower fails to comply with the Green Loan Criteria and/or Green Loan
Principles;
(iii)the Borrower fails to comply with any of the provisions referred to in clause 20.9
(Green loan reporting);
(iv)following any changes or amendments to the Green Loan Principles which materially conflicts with the Green Financing Framework, the Borrower does not promptly amend the Green Financing Framework to align with the updated Green
Loan Principles; or
(v)the Borrower itself notifies the Facility Agent in writing that the Loans should not be classified as a Green Loan
(each a Declassification Event),
the Borrower shall notify the Facility Agent (other than in the case of paragraph (a)(iv)
above) in writing no later than 10 Business Days after such event and each outstanding
Loan shall, with immediate effect, be de-classified by the Facility Agent as a “Green Loan”
or as otherwise "Green". The Facility Agent shall notify the Borrower of any de-
classification pursuant to this clause.
(b)From the date on which a Declassification Event occurs in accordance with paragraph (a)
above, the Borrower shall as soon as reasonably practicable and in any event within 10
Business Days of the Borrower becoming aware of a Declassification Event:
(i)cease representing in all internal and external communications, announcements, marketing or publications that the Loan (or the relevant part thereof) is a “Green
Loan” or is otherwise "Green"; and
(ii)ensure that all materials, announcements, publications and information it publishes relating to the Facility after such date no longer refers to it as a “Green Loan” or is otherwise "Green".
(c)The Parties hereby acknowledge and agree that a Declassification Event does not constitute a Default or Event of Default, and the Borrower shall not bear any liability to the
Finance Parties as a result of the occurrence of a Declassification Event.
25Events of Default
Provided that the Facility Agent (acting on the instructions of the Majority Lenders) has provided the Borrower with a Default Notice, each of the events or circumstances set out in this clause 26
(except clause 26.16 (Acceleration)) is an Event of Default.
1.Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document to which it is a party at the place at and in the currency in which it is expressed to be payable, unless:
(a)its failure to pay is caused by:
(i)administrative or technical error; or
(ii)a Disruption Event; and
(b)payment is made within five (5) Business Days of its due date.
2.Financial covenant
The financial covenants set out in clause 22.2 (Financial Condition) (other than clause 22.2(b))
is not met on any Test Date.
3.Other obligations
(a)Subject to paragraph (b) below, an Obligor does not comply with any provision of the
Finance Documents other than those referred to in clauses  26.1 (Non-payment), 26.2
(Financial covenant), 26.14 (Sanctions) and clause 24.1 (Consequences of breach of green loan provisions)).
(b)No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and the failure is remedied within thirty (30) days of the earlier of (A)
the Facility Agent giving notice to the Borrower and (B) the Borrower becoming aware of the failure to comply.
4.Misrepresentation
(a)Subject to paragraph (b) below, any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of an Obligor under or in connection with any Finance Document is incorrect or misleading in any material respect when made or deemed to be made.
(a)No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the misrepresentation are capable of remedy and are remedied within fifteen (15)
Business Days of the earlier of (A) the Facility Agent giving notice to the Borrower and (B)
the Borrower becoming aware of such misrepresentation.
5.Cross default
(a)Any Financial Indebtedness of any member of the Group is not paid when due or within any originally applicable grace period.
(b)Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default
(however described).
(c)Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of that person as a result of an event of default (however described).
(d)Any creditor of any member of the Group becomes entitled to declare any Financial
Indebtedness of that person due and payable prior to its specified maturity as a result of an event of default (however described).
(e)No Event of Default will occur under paragraphs (a) to (d) above if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than €10,000,000 (or its equivalent in any other currency or currencies).
6.Insolvency
(a)Any Obligor or any Material Subsidiary:
(i)is unable or admits inability to pay its debts as they fall due;
(ii)is presumed to be unable or admits inability to pay its debts as they fall due;
(iii)is deemed to, or is declared to, be unable to pay its debts;
(iv)suspends or threatens to suspend making payments on any of its debts; or
(v)by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.
(b)The value of the assets of any Obligor or any Material Subsidiary is less than its liabilities
(taking into account contingent and prospective liabilities).
(c)A moratorium is declared in respect of any indebtedness of any Obligor or any Material
Subsidiary.  If a moratorium occurs, the ending of the moratorium will not remedy any
Event of Default caused by that moratorium.
7.Insolvency proceedings
(a)Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, provisional supervision, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any
Material Subsidiary;
(ii)a composition, compromise, assignment or arrangement with any creditor of any
Obligor or any Material Subsidiary;
(iii)the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, provisional supervisor or other similar officer in respect of any Obligor or any Material Subsidiary (or any of its assets); or
(iv)enforcement of any Security Interest over any assets any Obligor or any Material
Subsidiary having an aggregate value of more than €10,000,000 (or its equivalent in another currency or currencies),
or any analogous procedure or step is taken in any jurisdiction.
(b)Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within thirty (30) days of commencement or, if earlier, the date on which it is advertised.
8.Creditors’ process
(a)Any expropriation, attachment, sequestration, distress, execution or any other analogous process or enforcement action affects any asset of any Obligor or any Material Subsidiary having an aggregate value of more than €10,000,000 (or its equivalent in another currency or currencies) and is not discharged within thirty (30) days (or, if shorter, the relevant statutorily prescribed time period) where such proceedings are not stayed or subject to appeal.
(b)Any judgment or order for an amount in excess of €10,000,000 is made against any
Obligor and is not stayed, discharged or complied with within thirty (30) days.
9.Cessation of business
Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.
10.Repudiation and rescission of Finance Documents
Any Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance
Document or evidences an intention to rescind or repudiate a Finance Document.
11.Litigation
Either:
(a)any litigation, alternative dispute resolution, arbitration or administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened;
or
(b)any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made,
in relation to any Finance Document or the transactions contemplated in the Finance
Documents or against any Obligor or any of its assets, rights or revenues which is reasonably likely to have a Material Adverse Effect.
12.Material Adverse Effect
Any event or circumstance (including any change of law) occurs which has, or is reasonably likely to have, a Material Adverse Effect.
13.Unlawfulness
(a)It is or becomes unlawful for an Obligor to perform any of its obligations under the
Finance Documents.
(b)Any Finance Document ceases to be in full force and effect or ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party)
to be ineffective for any reason.
14.Sanctions
The Obligors do not comply with any provision of clauses 24.1 (Sanctions) or 24.2 (Anti-
corruption law).
15.UK ListCo
UK ListCo has not acceded to this Agreement as an Additional Guarantor by the date of the
Share Exchange Completion, further to the provisions of clause 28.4 (Additional Guarantor).
16.Acceleration
On and at any time after the occurrence of an Event of Default which is continuing and provided that a Default Notice has been delivered by the Facility Agent to the Borrower, the Facility Agent
may, and shall if so directed by the Majority Lenders, by notice to the Borrower:
(a)cancel the Total Commitments at which time they shall immediately be cancelled;
(b)declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or declare that all or part of the Loan be payable on demand, at which time it shall immediately become payable on demand by the Facility Agent.
Section 9 -  Changes to Parties
26Changes to the Lenders
1.Assignments and transfers by the Lenders
Subject to this clause 27, a Lender (the Existing Lender) may assign any of its rights or transfer any of its rights and obligations under any Finance Document to another bank or financial institution or to an insurer, reinsurer or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets
(the New Lender).
2.Borrower consent
(a)Provided that the Facility Agent notifies the Borrower of any proposed assignment or transfer by a Lender fifteen (15) days prior to the Transfer Date, the consent of the
Borrower is not required for such assignment or transfer.
(b)The Facility Agent will advise the Borrower of any such assignment or transfer in accordance with clause 27.7 (Copy of Transfer Certificate to Borrower).
3.Other conditions of assignment or transfer
(a)An assignment or transfer will only be effective:
(i)on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the Borrower and the other Finance Parties as it would have been under if it had been an Original Lender;
(ii)on the performance by the Facility Agent of all necessary “know your customer” or similar checks under all applicable laws and regulations relating to any person that the Facility Agent (in its own capacity only, and not on behalf of another Finance
Party) is required to carry out in relation to such assignment or transfer to a New
Lender; and
(iii)if that Existing Lender assigns equal fractions of its Commitment and participation in the Loan and each Utilisation (if any) under the Facility.
(b)Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or
Lenders in accordance with the Finance Documents on or prior to the date on which the transfer or assignment becomes effective in accordance with the Finance Documents and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.
4.Fees
The New Lender or the Existing Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $5,000.
5.Limitation of responsibility of Existing Lenders
(a)Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)the legality, validity, effectiveness, adequacy or enforceability of the Finance
Documents or any other documents;
(ii)the financial condition of the Borrower;
(iii)the performance and observance by the Borrower or any other person of its obligations under the Finance Documents or any other documents;
(iv)the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; or
(v)the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,
and any representations or warranties implied by law are excluded.
(b)Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)has made (and shall continue to make) its own independent investigation and assessment of:
(A)the financial condition and affairs of the Borrower and their related entities in connection with its participation in this Agreement; and
(B)the application of any Basel II Regulation or Basel III Regulation to the
transactions contemplated by the Finance Documents;
and has not relied exclusively on any information provided to it by the Existing
Lender or any other Finance Party in connection with any Finance Document;
(ii)will continue to make its own independent appraisal of the application of any Basel
II Regulation or Basel III Regulation to the transactions contemplated by the
Finance Documents; and
(iii)will continue to make its own independent appraisal of the creditworthiness of e the
Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
(c)Nothing in any Finance Document obliges an Existing Lender to:
(i)accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 27; or
(ii)support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under any Finance
Document or by reason of the application of any Basel II Regulation to the transactions contemplated by the Finance Documents or otherwise.
6.Procedure available for assignment or transfer
(a)Subject to the conditions set out in clause 27.3 (Other conditions of assignment or transfer) an assignment or transfer may be effected in accordance with paragraph (c)
below when:
(i)the Facility Agent executes an otherwise duly completed Transfer Certificate; and
(ii)the Facility Agent executes any document required under paragraph (a) of clause
27.3 (Other conditions of assignment or transfer) which may be necessary for it to execute in each case delivered to it by the Existing Lender and the New Lender duly executed by them and, in the case of any such other document, any other relevant person.
The Facility Agent shall, subject to paragraph (b) below, as soon as practicable after receipt by it of a Transfer Certificate and any such other document each duly completed, appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and such other document.
(b)The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment or transfer to such New Lender.
(c)On the Transfer Date:
(i)to the extent that in the Transfer Certificate the Existing Lender seeks to be released from its obligations under the Finance Documents, the Existing Lender shall be released from further obligations towards the Borrower and the other
Finance Parties under the Finance Documents and rights of the Borrower and the other Finance Parties against the Existing Lender under the Finance Documents shall be cancelled (being the Discharged Rights Obligations) (but the obligations owed by the Borrower under the Finance Documents shall not be released);
(ii)to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under this Agreement the Borrower and the Existing Lender shall be released from further obligations towards one another under this
Agreement and their respective rights against one another under this Agreement shall be cancelled (being the Discharged Rights and Obligations);
(iii)in the case of an assignment pursuant to paragraph (i) above, the New Lender shall assume obligations towards the Borrower and the other Finance Parties shall acquire rights against the New Lender which differ from the Discharged Rights and
Obligations only insofar as the New Lender has assumed and/or the Borrower and the other Finance Parties acquired the same in place of the Existing Lender;
(iv)in the case of a transfer pursuant to paragraph (ii) above, the Borrower who are a
Party and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and
Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;
(v)the other Finance Parties and the New Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Existing Lender and the other Finance Parties shall each be released from further obligations to each other under the Finance Documents; and
(vi)the New Lender shall become a Party to the Finance Documents as a "Lender" for the purposes of all the Finance Documents.
(d)Lenders may utilise procedures other than those set out in this clause 27.6 to assign or transfer their rights under the Finance Documents (but not, without the consent of the
Borrower or unless in accordance with this clause 27.6 to obtain a release by the
Borrower from the obligations owed to the Borrower by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 27.2 (Borrower consent) and clause 27.3 (Other conditions of assignment or transfer).
7.Copy of Transfer Certificate to Borrower
The Facility Agent shall, as soon as practicable after it has executed a Transfer Certificate and any other document required under paragraph (b) of clause 27.3 (Other conditions of assignment or transfer), send an electronic copy of that Transfer Certificate and such other documents to the Borrower.
8.Security over Lenders’ rights
(a)In addition to the other rights provided to Lenders under this clause 27, each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
(i)any charge, assignment, pledge or other Security Interest to secure obligations to a federal reserve or central bank (including, for the avoidance of doubt, the European
Central Bank) including, without limitation, any assignment of rights to a special purpose vehicle where a Security Interest over securities issued by such special purpose vehicle is to be created in favour of a federal reserve or central bank
(including, for the avoidance of doubt, the European Central Bank); and
(ii)any charge, pledge, assignment or other Security Interest granted to any holders
(or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment, pledge or other Security Interest shall:
(A)release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment, pledge or other
Security Interest for the Lender as a party to any of the Finance Documents;
or
(B)require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.
(b)The limitations on assignments or transfers by a Lender set out in any Finance
Document, in particular in clauses 27.1 (Assignments and transfers by the Lenders), 27.2
(Borrower consent) and 27.3 (Other conditions of assignment or transfer) shall not apply to the creation of Security pursuant to paragraph (a) above.
(c)The limitations and provisions referred to in paragraph (b) above shall further not apply to any assignment or transfer of rights under the Finance Documents or of the securities issued by the special purpose vehicle, made by a federal reserve or central bank
(including, for the avoidance of doubt, the European Central Bank) to a third party in connection with the enforcement of Security created pursuant to paragraph (a) above.
(d)Any Lender may disclose such Confidential Information as that Lender shall consider appropriate to a federal reserve or central bank (including, for the avoidance of doubt, the
European Central Bank) to (or through) whom it creates a Security Interest pursuant to paragraph (a) above, and any federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) may disclose such Confidential
Information to a third party to whom it assigns or transfers (or may potentially assign or transfer) rights under the Finance Documents or the securities issued by the special purpose vehicle in connection with the enforcement of such Security Interest.
27Changes to the Obligors
1.Assignments and transfer by Obligors
No Obligor may assign any of its rights or transfer any of its rights or obligations under the
Finance Documents unless approved or expressly permitted under the Finance Documents.
2.Additional Borrower
(a)Following the Share Exchange Completion, the Original Borrower may require that
Cadeler Holdings Limited becomes an Additional Borrower, simultaneously with the resignation of the Original Borrower if:
(i)the Original Borrower delivers to the Facility Agent a duly completed Deed of
Accession executed by it and Cadeler Holdings Limited;
(ii)evidence, satisfactory to all Lenders, has been provided showing the completion of the Share Exchange Completion and the Permitted Reorganisation has or will occur;
(iii)each Obligor has provided a certificate, signed by a director, certifying that each document and other evidence provided by it under Schedule 2 (Conditions precedent) remains true, correct and complete and in full force and effect;
(iv)the Original Borrower confirms that no Default is continuing or would occur as a result of Cadeler Holdings Limited becoming an Additional Borrower;
(v)the Original Borrower has provided a Resignation Letter in accordance with clause
28.3 (Resignation of the Original Borrower);
(vi)all "know your customer" or similar identification procedures under all laws and regulations applicable to the Finance Parties have been satisfied with respect to
Cadeler Holdings Limited; and
(vii)the Facility Agent has received all of the documents and other evidence listed in
Part 2 of Schedule 2  (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent.
(b)The Facility Agent shall notify the Obligors and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed above.
(c)Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (vii) above, the Lenders authorise (but do not require) the Facility Agent to give that notification.  The
Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
3.Resignation of the Original Borrower
(a)Following the completion of: (i) the Share Exchange Completion, (ii) the Permitted
Reorganisation, (iii) Cadeler Holdings Limited becoming an Additional Borrower (in accordance with clause 28.2 (Additional Borrower) above) simultaneously with the resignation of the Original Borrower and (iv) UK ListCo becoming an Additional Guarantor
(in accordance with clause 28.4 (Additional Guarantor)),  Cadeler A/S in its capacity as
Original Borrower may request that it ceases to be a Borrower by delivering to the Facility
Agent a Resignation Letter.
(b)The Facility Agent shall accept a Resignation Letter and notify the Obligor and the
Lenders of its acceptance if:
(i)no Default is continuing or would result from the acceptance of the Resignation
Letter (and the Original Borrower and the Additional Borrower has confirmed this is the case); and
(ii)the Original Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,
(c)whereupon the Original Borrower shall cease to be a Borrower and shall, in that capacity,  have no further rights or obligations under the Finance Documents.
4.Additional Guarantor
(a)With effect on or before the Share Exchange Completion, UK ListCo shall become an
Additional Guarantor provided that:
(i)the Original Borrower delivers to the Facility Agent a duly completed Deed of
Accession executed by it and UK ListCo;
(ii)all "know your customer" or similar identification procedures under all laws and regulations applicable to the Finance Parties have been satisfied with respect to
Cadeler Holdings Limited; and
(iii)the Facility Agent has received all of the documents and other evidence listed in
Part 2 of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.
(b)The Facility Agent shall notify the Obligors and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2  (Conditions precedent).
(c)Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Facility Agent to give that notification.  The
Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
5.Repetition of Representations
Delivery of a Deed of Accession constitutes confirmation by the relevant Additional Obligor that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.
Section 10 -  The Finance Parties
28Roles of Facility Agent, Mandated Lead Arrangers and Green Loan Co-
ordinator
1.Appointment of Facility Agent
Each other Finance Party (other than the Facility Agent) appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.
2.Authorisation of Facility Agent
Each of the Finance Parties authorises the Facility Agent:
(a)to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and
(b)to execute all other documents that may be approved for execution by it.
3.Instructions to Facility Agent
(a)The Facility Agent shall:
(i)subject to paragraphs (d) and (e) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:
(A)all Lenders if the relevant Finance Document stipulates the matter is an all
Lender decision; and
(B)in all other cases, the Majority Lenders; and
(ii)not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance
Parties, in accordance with instructions given to it by that Finance Party or group of
Finance Parties).
(b)The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that
Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility
Agent may refrain from acting unless and until it receives those instructions or that clarification.
(c)Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and, unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.
(d)Paragraph (a) above shall not apply:
(i)where a contrary indication appears in a Finance Document;
(ii)where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;
(iii)in respect of any provision which protects the Facility Agent’s own position in its personal capacity as opposed to its role of the Facility Agent for the Finance Parties including, without limitation, clauses 29.8 (No duty to account) to clause 29.13
(Exclusion of liability), clause 29.17 (Confidentiality) to clause 29.22 (Reliance and engagement letters).
(e)If giving effect to instructions given by any other Finance Party or group of Finance
Parties would (in the Facility Agent’s opinion) have an effect equivalent to an amendment or waiver which is subject to clause 38 (Amendments and waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than itself) whose consent would have been required in respect of that amendment or waiver.
(f)The Facility Agent shall act on the instructions of a Lender provided in connection with any split of its Commitment under clause 38.5 (Split voting) and shall not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with such instructions.
(g)The Facility Agent may refrain from acting in accordance with any instructions of any other Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.
(h)In the absence of instructions, the Facility Agent may act (or refrain from acting) as it considers to be appropriate.
4.Legal or arbitration proceedings
The Facility Agent is not authorised to act on behalf of another Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any
Finance Document.
5.Duties of the Facility Agent
(a)The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.
(b)Subject to paragraph (c) below, the Facility Agent shall as soon as practicable forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.
(c)Without prejudice to clause 27.7 (Copy of Transfer Certificate to Borrower), paragraph (b)
above shall not apply to any Transfer Certificate.
(d)The Facility Agent is not obliged to verify any signature, review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(e)If the Facility Agent receives notice from a Party referring to this Agreement, describing a
Default and stating that the circumstance described is a Default, it shall as soon as practicable notify the other Finance Parties.
(f)If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Mandated
Lead Arrangers or the Green Loan Co-ordinator for their own account) under this
Agreement, it shall as soon as practicable notify the other Finance Parties.
(g)The Facility Agent shall provide to the Borrower, within three (3) Business Days of a request by the Borrower (but no more frequently than once per calendar month), a list
(which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments and the address (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each
Lender for any payment to be distributed by the Facility Agent to that Lender under the
Finance Documents.
(h)The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
6.Role of the Mandated Lead Arrangers
Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document or the transactions contemplated by the Finance Documents.
7.No fiduciary duties
Nothing in any Finance Document constitutes the Facility Agent, the Green Loan Co-ordinator or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.
8.No duty to account
None of the Facility Agent, the Green Loan Co-ordinator or the Mandated Lead Arrangers shall be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account.
9.Business with the Group
The Facility Agent, the Green Loan Co-ordinator and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower or other Group Member or their Affiliates.
10.Rights and discretions of the Facility Agent
(a)The Facility Agent may:
(i)rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify the signature on any document;
(ii)assume that:
(A)any instructions received by it from the Majority Lenders, any Lenders or other Finance Parties or any group of Lenders or other Finance Parties are duly given in accordance with the terms of the Finance Documents; and
(B)unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)rely on a certificate from any person:
(A)as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)to the effect that such person approves of any particular dealing, transaction, step, action or thing,
as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
(b)The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the other Finance Parties) that:
(i)no Default has occurred (unless it has actual knowledge of a Default arising under clause 26.1 (Non-payment));
(ii)any right, power, authority or discretion vested in any Party or any group of Finance
Parties has not been exercised; and
(iii)any notice or request made by the Borrower (other than the Utilisation Request) is made on behalf of and with the consent and knowledge of all the Borrower.
(c)The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts.
(d)Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the
Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to it (and so separate from any lawyers instructed by the Lenders or any other Finance Party) if it, in its reasonable opinion, deems this to be desirable.
(e)The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts (whether obtained by it or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
(f)The Facility Agent may act in relation to the Finance Documents through its officers, employees and agents and shall not:
(i)be liable for any error of judgment made by any such person; or
(ii)be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Facility Agent’s fraud, gross negligence or wilful misconduct.
(g)Unless any Finance Document expressly specifies otherwise, the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent or security trustee under this Agreement.
(h)Notwithstanding any other provision of any Finance Document to the contrary, none of the
Facility Agent nor the Green Loan Co-ordinator is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(i)Notwithstanding any provision of any Finance Document to the contrary, neither the
Facility Agent nor the Mandated Lead Arrangers are obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
(j)None of the Facility Agent, the Mandated Lead Arrangers nor the Green Loan Co-
ordinator shall be obliged to request any certificate, opinion or other information under clause 20 (Information undertakings) unless so required in writing by a Lender, in which case the Facility Agent shall as soon as practicable make the appropriate request of the
Borrower if such request would be in accordance with the terms of this Agreement.
(k)Nothing in this Agreement shall require the Facility Agent to carry on an activity of the kind specified by any provision of Part I of Schedule 2 of the Securities and Futures Act
(Chapter 289 of Singapore), or to lend money to the Borrower in its capacity as Facility
Agent.
(l)The Facility Agent shall be entitled to deal with money paid to it by any person for the purposes of this Agreement in the same manner as other money paid to a banker by its customers except that it shall not be liable to account to any person for any interest (save where expressly agreed) or other amounts in respect of the money.
(m)The fees, commissions and expenses payable to the Facility Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Facility Agent (or by any of its associates) in connection with any transaction effected by the Facility Agent with or for the
Lenders or the Borrower.
11.Responsibility for documentation and other matters
None of the Facility Agent, the Green Loan Co-ordinator or a Mandated Lead Arranger is responsible or liable for:
(a)the adequacy, accuracy or completeness of any information (whether oral or written)
supplied by the Facility Agent, the Green Loan Co-ordinator, the Mandated Lead
Arrangers, any Obligor or any other person in or in connection with any Finance
Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(b)the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(c)the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;
(d)the failure of an Obligor or any other party to perform its obligations under any Finance
Document or the financial condition of any such person;
(e)any other beneficiary failing to perform or discharge any of its duties or obligations under any Finance Document; or
(f)any determination as to whether any information provided or to be provided to any
Finance Party is non-public information the use of which may be regulated or prohibited by any applicable law or regulation relating to insider dealing or otherwise.
12.No duty to monitor
The Facility Agent shall not be bound to enquire:
(a)whether or not any Default has occurred;
(b)as to the performance, default or any breach by any Party or any Obligor of its obligations under any Finance Document; or
(c)whether any other event specified in any Finance Document has occurred.
13.Exclusion of liability
(a)Without limiting paragraph (b) below (and without prejudice to any other provision of any
Finance Document excluding or limiting the liability of the Facility Agent), the Facility
Agent, will not be liable for:
(i)any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its fraud, gross negligence or wilful misconduct;
(ii)exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document unless directly caused by its fraud, gross negligence or wilful misconduct;
(iii)without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs, losses, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of:
(A)any act, event or circumstance not reasonably within its control; or
(B)the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event), breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution;
or strikes or industrial action.
(b)No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the
Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the
Facility Agent may rely on this clause subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.
(c)The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.
(d)Nothing in any Finance Document shall oblige the Facility Agent, the Mandated Lead
Arrangers or the Green Loan Co-ordinator to carry out
(i)any “know your customer” or other checks in relation to any person; or
(ii)any check on the extent to which any transaction contemplated by any of the
Finance Documents might be unlawful for any Finance Party or for any Affiliate of any Finance Party or for any Affiliate of any Finance Party,
on behalf of any other Finance Party and each other Finance Party confirms to the Facility
Agent, the Mandated Lead Arrangers and the Green Loan Co-ordinator that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent, the Mandated Lead
Arrangers or the Green Loan Co-ordinator.
(e)Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Facility Agent, any liability of the Facility Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss.  In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages. The provisions of this clause shall survive the termination or expiry of this Agreement or the resignation or removal of the Facility Agent.
The provisions of this clause shall survive the termination or expiry of this Agreement or the resignation or removal of the Facility Agent.
(f)Each indemnity given by a Party under or in connection with a Finance Document is a continuing obligation, independent of the party’s other obligations under or in connection with that or any other Finance Document and survives after that Finance Document is terminated.  It is not necessary for a Finance Party to pay any amount or incur any expense before enforcing an indemnity under or in connection with this Agreement or any other Finance Document.
14.Lenders’ indemnity to the Facility Agent
(a)Each Lender shall (in proportion to its share of the Total Commitments or, if the Total
Commitments are then zero, to its share of the Total Commitments immediately prior to their being reduced to zero) indemnify the Facility Agent, within three Business Days of demand, against any Losses (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the relevant Facility Agent’s fraud, gross negligence or wilful misconduct) (or, in the circumstances contemplated pursuant to clause 32.12 (Disruption to payment systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence, or any other category of liability whatsoever but not including any claim based on the fraud of the
Facility Agent) in acting as Facility Agent, or exercising any authority conferred under, the
Finance Documents (unless the Facility Agent has been reimbursed by the Borrower pursuant to a Finance Document).
(b)Subject to paragraph (c) below, the Borrower shall promptly on demand reimburse any
Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a)
above.
(c)Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to the
Borrower.
15.Resignation of the Facility Agent
(a)The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.
(b)Alternatively the Facility Agent may resign by giving 30 days’ notice to the other Finance
Parties and the Borrower, in which case the Majority Lenders may appoint a successor
Facility Agent.
(c)If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring
Facility Agent (after consultation with the Borrower) may appoint a successor Facility
Agent.
(d)The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrower shall, within five (5) Business Days of demand, reimburse the retiring Facility Agent for the amount of all costs and expenses (including legal fees) (together with any applicable VAT) properly incurred by it in making available such documents and records and providing such assistance.
(e)The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.
(f)Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of clauses 15.3
(Indemnity to the Facility Agent) and this clause 29 (and any agency or other fees for the account of the retiring Facility Agent in its capacity as such shall cease to accrue from
(and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.
16.Replacement of the Facility Agent
(a)After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Facility Agent (or, at any time the Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent by appointing a successor Facility Agent.
(b)The retiring Facility Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.
(c)The appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent.  As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the
Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of clause 15.3 ((Indemnity to the Facility Agent) and this clause 29 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).
(d)Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
17.Confidentiality
(a)In acting as agent or trustee for the Finance Parties, the Facility Agent shall be regarded as acting through its agency, trustee or other division or department directly responsible for the management of the Finance Documents which shall be treated as a separate entity from any other of its divisions or departments.
(b)If information is received by another division or department of the legal person which is the Facility Agent, it may be treated as confidential to that division or department and the
Facility Agent shall not be deemed to have notice of it.
(c)Notwithstanding any other provision of any Finance Document to the contrary, none of the
Facility Agent, the Mandated Lead Arrangers nor the Green Loan Co-ordinator is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.
18.Facility Agent’s relationship with the Lenders
The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:
(a)entitled to or liable for any payment due under any Finance Document on that day; and
(b)entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,
unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
19.Information from the Finance Parties
Each Finance Party shall supply the Facility Agent with any information that the Facility Agent may reasonably specify as being necessary or desirable to enable the Facility Agent to perform its functions as Facility Agent.
20.Credit appraisal by the Finance Parties
Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each other Finance Party confirms to the Facility
Agent, the Mandated Lead Arrangers and the Green Loan Co-ordinator that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
(a)the financial condition, status and nature of the Borrower and other Group Member;
(b)the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(c)the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;
(d)whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance
Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(e)the adequacy, accuracy or completeness of any information provided by the Facility
Agent, the Green Loan Co-ordinator, the Mandated Lead Arrangers or any other Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.
21.Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent under the Finance Documents the Facility
Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
22.Reliance and engagement letters
Each of the Facility Agent, the Mandated Lead Arrangers and the Green Loan Co-ordinator are hereby authorised by the other Finance Parties to enter into any reliance letter or engagement letter relating to any valuations, reports, opinions or letters or advice or assistance provided by lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts in connection with the Finance Documents or the transactions contemplated in the Finance Documents on such terms as it may consider appropriate (including, without limitation, restrictions on the lawyer’s, accountant’s, tax adviser’s, insurance consultant’s, ship manager’s, valuer’s, surveyor’s or other professional adviser’s or expert’s liability and the extent to which their valuations, reports, opinions or letters may be relied on or disclosed).
29Conduct of business by the Finance Parties
1.Finance Parties tax affairs
No provision of this Agreement will:
(a)interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
2.Finance Parties acting together
Notwithstanding clause 2.2 (Finance Parties’ rights and obligations), if the Facility Agent makes a declaration under clause 26.16 (Acceleration) or (acting on the instructions of the Majority
Lenders) notifies the other Finance Parties that it considers it is entitled to make such a declaration, the Facility Agent shall, in the names of all the Finance Parties, take such action on behalf of the Finance Parties and conduct such negotiations with the Borrower and generally administer the Facility in accordance with the wishes of the Majority Lenders.  All the Finance
Parties shall be bound by the provisions of this clause and no Finance Party shall be entitled to take action independently against the Borrower or any of its assets without the prior consent of the Majority Lenders.
30Sharing among the Finance Parties
1.Payments to Finance Parties
If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an
Obligor other than in accordance with clause 32 (Payment mechanics) (a Recovered Amount)
and applies that amount to a payment due under the Finance Documents then:
(a)the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;
(b)the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with clause 32
(Payment mechanics), without taking account of any Tax which would be imposed on the
Facility Agent in relation to the receipt, recovery or distribution; and
(c)the Recovering Finance Party shall, within three Business Days of demand by the Facility
Agent, pay to the Facility Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the
Recovering Finance Party as its share of any payment to be made, in accordance with clause 32.6 (Partial payments).
2.Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the
Sharing Finance Parties) in accordance with clause 32.6 (Partial payments) towards the obligations of the Borrower to the Sharing Finance Parties.
3.Recovering Finance Party’s rights
On a distribution by the Facility Agent under clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, an amount of the Recovered
Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.
4.Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
(a)each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility
Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the
Redistributed Amount); and
(b)as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the
Borrower.
5.Exceptions
(a)This clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.
(b)A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)it notified that other Finance Party of the legal or arbitration proceedings;
(ii)the taking legal or arbitration proceedings was in accordance with the terms of this
Agreement; and
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.
Section 11 -  Administration
31Payment mechanics
1.Payments to the Facility Agent
(a)On each date on which an Obligor or a Lender is required to make a payment under a
Finance Document, that Obligor or Lender shall make the same available to the Facility
Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.
(b)Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating
Member State or London, as specified by the Facility Agent) and with such bank as the
Facility Agent, in each case, specifies.
2.Distributions by the Facility Agent
Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to clause 32.3 (Distributions to an Obligor) and clause 32.4 (Clawback and pre-
funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).
3.Distributions to an Obligor
The Facility Agent may (with the consent of the relevant Obligor or in accordance with clause 33
(Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance
Documents or in or towards purchase of any amount of any currency to be so applied.
4.Clawback and pre-funding
(a)Where a sum is to be paid to the Facility Agent under the Finance Documents for another
Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.
(b)Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract)
was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.
(c)If the Facility Agent makes available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:
(i)the Facility Agent shall notify the Borrower of that Lender’s identity and the
Borrower shall on demand refund it to the Facility Agent; and
(ii)the Lender by whom those funds should have been made available or, if that
Lender fails to do so, the Borrower, shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.
5.Impaired Agent
(a)If, at any time, the Facility Agent becomes an Impaired Agent, any Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with clause 32.1 (Payments to the Facility Agent) may instead either:
(i)pay that amount direct to the required recipient(s); or
(ii)if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of that
Obligor or the Lender making the payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient
Parties).
In each case such payments must be made on the due date for payment under the
Finance Documents.
(b)All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.
(c)A Party which has made a payment in accordance with this clause 32.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.
(d)Promptly upon the appointment of a successor Facility Agent in accordance with this
Agreement, each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest)
to the successor Facility Agent for distribution to the relevant Recipient Party or Recipient
Parties in accordance with clause 32.2 (Distributions by the Facility Agent).
(e)A Paying Party shall, promptly upon request by a Recipient Party and to the extent:
(i)that it has not given an instruction pursuant to paragraph (d) above; and
(ii)that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.
6.Partial payments
(a)If the Facility Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:
(i)first, in or towards payment pro rata of any unpaid amount owing to the Facility
Agent, the Green Loan Co-ordinator or the Mandated Lead Arrangers for their own account under those Finance Documents;
(ii)secondly, in or towards payment to the Lenders pro rata of any amount owing to the Lenders under clause 29.14 (Lenders’ indemnity to the Facility Agent);
(iii)thirdly, in or towards payment to the Lenders pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;
(iv)fourthly, in or towards payment to the Lenders pro rata of any principal which is due but unpaid under those Finance Documents; and
(v)fifthly, in or towards payment pro rata of any other sum due but unpaid under the
Finance Documents.
(b)The Facility Agent shall, if so directed by the Lenders, vary the order set out in paragraphs (ii) to (v) of paragraph (a) above.
(c)Paragraphs (a) and (b) above will override any appropriation made by an Obligor.
7.No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
8.Business Days
(a)Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
(b)During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
9.Currency of account
(a)Subject to paragraphs (b) and (c) below, euros is the currency of account and payment for any sum due from an Obligor under any Finance Document.
(b)A repayment of all or part of the Loan or an Unpaid Sum and each payment of interest shall be made in euros on its due date.
(c)Each payment in respect of the amount of any costs, expenses or Taxes or other losses shall be made in euros and, if they were incurred in a currency other than euros, the amount payable under the Finance Documents shall be the equivalent in euros of the relevant amount in such other currency on the date on which it was incurred.
10.Change of currency
(a)Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)any reference in the Finance Documents to, and any obligations arising under the
Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent
(after consultation with the Borrower); and
(ii)any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).
(b)If a change in any currency of a country occurs, this Agreement will, to the extent the
Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.
11.Amounts paid in error
(a)If the Facility Agent pays an amount to another Party and the Facility Agent notifies that
Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Facility Agent shall on demand refund the same to the Facility Agent.
(b)Neither:
(i)the obligations of any Party to whom the Erroneous Payment was made, to the
Facility Agent; nor
(ii)the remedies of the Facility Agent,
(whether arising under this clause 32.11 or otherwise in respect of an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Facility Agent or any other Party).
(c)All payments to be made by a Party to whom the Erroneous Payment was made, to the
Facility Agent (whether made pursuant to this clause 32.11 or otherwise) in respect of an
Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
(d)In this Agreement, "Erroneous Payment" means a payment of an amount by the Facility
Agent to another Party which the Facility Agent determines (in its sole discretion) was made in error.
12.Disruption to payment systems etc.
If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:
(a)the Facility Agent may, and shall if requested to do so by the Borrower, consult with the
Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;
(b)the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;
(c)the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;
(d)any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the
Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance
Documents notwithstanding the provisions of clause 38 (Amendments and waivers);
(e)the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 32.12; and
(f)the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
32Set-off
A Finance Party may set off any matured obligation due from an Obligor under the Finance
Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the
Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
33Notices
1.Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by e-mail or letter.
2.Addresses
The address and e-mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Obligor or Finance Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:
(a)in the case of any Obligor, that identified with its name in Schedule 1 (The original parties);
(b)in the case of the Facility Agent and any other original Finance Party, that identified with its name in Schedule 1 (The original parties); and
(c)in the case of each Lender or other Finance Party, that notified in writing to the Facility
Agent on or prior to the date on which it becomes a Party in the relevant capacity, or, in each case, any substitute address, e-mail address or department or officer as an Obligor or Finance Party may notify to the Facility Agent (or the Facility Agent may notify to the other
Finance Parties and the Obligors who are Parties, if a change is made by the Facility Agent) by not less than five (5) Business Days’ notice.
3.Delivery
(a)Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)if by way of e-mail, when received in legible form; or
(ii)if by way of letter, when it has been left at the relevant address or five (5) Business
Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;
and, if a particular department or officer is specified as part of its address details provided under clause 34.2 (Addresses), if addressed to that department or officer.
(b)Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified in Schedule 1 (The original parties) (or any substitute department or officer as the Facility Agent shall specify for this purpose).
(c)All notices from or to an Obligor shall be sent through the Facility Agent.
(d)Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
4.Communication when Facility Agent is Impaired Agent
If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility
Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision shall not operate after a replacement Agent has been appointed.
5.English language
(a)Any notice given under or in connection with any Finance Document must be in English.
(b)All other documents provided under or in connection with any Finance Document must be:
(i)in English; or
(ii)if not in English, and if so required by the Facility Agent, accompanied by a certified
English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document or if the original document is required or deemed to prevail by operation of law.
6.Electronic communication
(a)Any communication to be made between any two Parties under or in connection with the
Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:
(i)notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(ii)notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days’ notice.
(b)Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication
(c)Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and, in the case of any electronic communication made by a Party to the
Facility Agent, only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.
(d)Any electronic communication which becomes effective, in accordance with paragraph (c)
above, after 5:00 p. m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this
Agreement or any other Finance Document shall be deemed only to become effective on the following day.
(e)Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this clause 34.6.
7.Use of Deal Site by the Facility Agent
(a)The Facility Agent may elect that:
(i)any Obligor may satisfy its obligations under this Agreement to deliver any information to the Facility Agent;
(ii)any Lender may satisfy its obligations under this Agreement to deliver any information to the Facility Agent; and/or
(iii)the Facility Agent may satisfy its obligations under this Agreement to deliver any information to the Borrower or any Lender,
by posting such information on an electronic website designated by the Facility Agent for such purpose (the Deal Site) by notifying each such affected Obligor and Lender of its intention that such Deal Site be used for such purpose (whereupon that Obligor or Lender or the Facility Agent may so satisfy such obligations). Any Utilisation Request  or notification of rates of interests in accordance with clause 9.4 (Notification of rates of interest) may also be notified to the Lenders by email in accordance with clause 34.1
(Communications in writing).
(b)Any reasonable costs and expenses incurred by the Facility Agent in relation to the Deal
Site shall be for the account of the Borrower, provided that the prior written consent of the
Borrower shall have been obtained in respect of such costs and expenses.  If applicable, the Borrower consents to the use of its logo on the Deal Site.
(c)The Facility Agent shall, at its discretion or upon request of the relevant Party, disclose the website (or other electronic) address of and any relevant password specifications for the
Deal Site (Access Information) to one or more officers, directors, employees or other representatives (Deal Site Representatives) of each Party that the Facility Agent has elected to deliver information to or receive information from through the Deal Site.
(d)Each Party using the Deal Site agrees to:
(i)keep all Access Information confidential and not to disclose it to anyone, other than such of its Deal Site Representatives as it has requested the Facility Agent to provide Access Information to; and
(ii)ensure that all persons to whom they give access can properly receive the information available on the Deal Site, including (in the case of a Lender) under clause 39.2 (Disclosure of Confidential Information).
(e)If the Deal Site is not available for any reason, promptly following this being brought to its attention, the Facility Agent shall provide communications to the affected Parties by another means as contemplated by this clause 34 (Notices).  A Party will notify the Facility
Agent promptly if it is (despite being in receipt of the relevant Access Information) unable to access or use the Deal Site or if it becomes aware that the Deal Site is or has been infected by an electronic virus or similar software.
(f)Each of the Parties agrees that:
(i)the Facility Agent shall not be liable for any cost, loss or liability incurred by any
Party as a result of its access or use of the Deal Site or its inability to access or use the Deal Site; and
(ii)the Facility Agent is under no obligation to monitor access to or the availability of the Deal Site.
(g)The Facility Agent may terminate a Deal Site at any time.  If such termination occurs whilst amounts remain outstanding under the Facility the Facility Agent shall (unless such termination arises as a result of technical failure of the Deal Site (including as a result of infection by an electronic virus or similar software) or as a result of a concern as to the security and confidentiality of the Deal Site), if reasonably practicable, give not less than one (1) day's prior notice to each affected Party of such termination.
34Calculations and certificates
1.Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance
Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.
2.Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance
Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
3.Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:
(a)on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and
(b)without rounding.
35Partial invalidity
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
36Remedies and waivers
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document.  No election to affirm any Finance
Document on the part of any Finance Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.
37Amendments and waivers
1.Required consents
(a)Subject to clause 38.2 (All Lender matters) and clause 38.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the
Majority Lenders and the Borrower and any such amendment or waiver will be binding on all the Finance Parties.
(b)The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 38.
(c)Without prejudice to the generality of paragraphs (c), (d) and (e) of clause 29.10 (Rights and discretions of the Facility Agent), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.
2.All Lender matters
Subject to clause 38.4 (Changes to reference rates) an amendment, waiver or discharge or release or a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:
(a)the definition of “Change of Control” in clause 1.1 (Definitions);
(b)the definition of “Majority Lenders” in clause 1.1 (Definitions);
(c)the definition of “Last Availability Date” in clause 1.1 (Definitions);
(d)the definition of “Prohibited Person”, “Sanctions Authority” and “Sanctions List” in clause
1.1 (Definitions);
(e)an extension to the date of payment of any amount under the Finance Documents;
(f)a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable or the rate at which they are calculated;
(g)a change to the Borrower or any other Obligor (except as permitted under the terms of this Agreement in connection with the Permitted Reorganisation);
(h)any provision which expressly requires the consent or approval of all the Lenders;
(i)clause 31 (Sharing among the Finance Parties);
(j)clause 2.3 (Finance Parties’ rights and obligations), clause 5.1 (Delivery of a Utilisation
Request), clause 7.1 (Illegality), clause 19.18 (Anti-corruption law), clause 19.23
(Sanctions), clause 24.1 (Sanctions), clause 24.2 (Anti-corruption law), clause 27
(Changes to the Lenders), clause 8.8 (Application of cancellation and prepayments), this clause 38, clause 44 (Governing law) or clause 45.1 (Jurisdiction of English courts);
(k)the order of distribution under clause 32.6 (Partial payments);
(l)the currency in which any amount is payable under any Finance Document;
(m)an increase in any Commitment or the Total Commitments, an extension of any period within which the Facility is available for Utilisation or any requirement that a cancellation of Commitments reduces the Commitments rateably;
(n)clause 24 (Consequences of breach of green loan provisions), shall not be made, or given, without the prior consent of all the Lenders.
3.Other exceptions
(a)Any amendment, waiver or discharge or release or a consent which relates to the rights or obligations of the Facility Agent, the Green Loan Co-ordinator or the Mandated Lead
Arrangers in their respective capacities as such (and not just as a Lender) under the
Finance Documents may not be effected without the consent of the Facility Agent, the
Green Loan Co-ordinator or the Mandated Lead Arrangers (as the case may be).
(b)Notwithstanding clauses 38.1 (Required consents) and 38.2 (All Lender matters) and paragraph (a) above, the Facility Agent may make technical amendments to the Finance
Documents arising out of manifest errors on the face of the Finance Documents, where such amendments would not prejudice or otherwise be adverse to the interests of any
Finance Party without any reference or consent of the Finance Parties.
4.Changes to reference rates
(a)Subject to clause 38.2 (All Lender Matters), if a Screen Rate Replacement Event has
occurred, any amendment or waiver which relates to:
(i)providing for the use of a Replacement Reference Rate in place of the Screen
Rate; and
(ii)any or all of the following:
(A)aligning any provision of any Finance Document to the use of that
Replacement Reference Rate;
(B)enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);
(C)implementing market conventions applicable to that Replacement Reference
Rate;
(D)providing for appropriate fallback (and market disruption) provisions for that
Replacement Reference Rate; or
(E)adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation),
may be made with the consent of the Facility Agent (acting on the instructions of the
Majority Lenders) and the Borrower.
(b)An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on the Loan under this Agreement to any recommendation of a
Relevant Nominating Body which:
(i)relates to the use of the Screen Rate in the international or any relevant domestic syndicated loan markets; and
(ii)is issued on or after the date of this Agreement,
may be made with the consent of the Facility Agent (acting on the instructions of the
Majority Lenders) and the Borrower.
(c)If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within ten (10) Business Days (or such longer time period in relation to any request which the Borrower and the Facility Agent may agree) of that request being made:
(i)its Commitment(s) shall not be included for the purpose of calculating the Total
Commitments under the Facility when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and
(ii)its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
(d)In this clause 38.4:
Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
Replacement Reference Rate means a benchmark rate which is:
(a)formally designated, nominated or recommended as the replacement for the
Screen Rate by:
(i)the administrator of the Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by the Screen Rate); or
(ii)any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference
Rate" will be the replacement under paragraph (ii) above;
(b)in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Screen Rate; or
(c)in the opinion of the Majority Lenders and the Borrower, an appropriate successor to the Screen Rate.
Screen Rate Replacement Event means:
(a)the methodology, formula or other means of determining the Screen Rate has, in the opinion of the Majority Lenders and the Borrower materially changed;
(b)any of the following applies:
(i)either:
(A)the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate;
(ii)the administrator of the Screen Rate publicly announces that it has ceased or will cease, to provide the Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the
Screen Rate;
(iii)the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued; or
(iv)the administrator of the Screen Rate or its supervisor announces that the
Screen Rate may no longer be used; or
(c)the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
(i)the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or
(ii)the Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than thirty (30) days; or
(d)in the opinion of the Majority Lenders and the Borrower, the Screen Rate is
otherwise no longer appropriate for the purposes of calculating interest under this
Agreement.
5.Split voting
(a)For the purposes of responding (or failing to respond) to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of the
Lenders under the terms of this Agreement, a Lender may split its Commitment into any number of portions and may respond (or fail to respond) or otherwise exercise its rights in respect of each such individual portion on a several basis.
(b)If a Lender exercises its rights under paragraph (a) above in respect of any part of its
Commitment, such Lender shall notify the Facility Agent of the portions into which it has split its Commitment.
38Confidential Information
1.Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 39.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
2.Disclosure of Confidential Information
Any Finance Party, its Affiliates and their respective directors, officers and employees may disclose:
(a)to any of its Affiliates (including, for the avoidance of doubt, its head office and branches of its head office) and head office, branch or representative officers and/or any of its or their officers, directors, employees, professional advisers, auditors, partners, insurers, insurance brokers, third party service providers (including any sub-contractor or agent of such third party service provider) and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential
Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-
sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the
Confidential Information;
(b)to any person:
(i)to (or through) whom it assigns or transfers (or may potentially assign or transfer)
all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent and, to any of that person’s Affiliates, Representatives, agents and professional advisers;
(ii)with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any participation or sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s
Affiliates, Representatives, agents and professional advisers;
(iii)appointed by any Finance Party or by a person to whom paragraphs (b)(i) or (b)(ii)
above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;
(iv)who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (b)(i) or
(b)(ii) above;
(v)to whom information is required or requested to be disclosed by any court or tribunal of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
(vi)to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes. The relevant Finance Party shall endeavour to notify the
Borrower of any such disclosure provided that such Finance Party is not restricted from doing so;
(vii)to any third party service provider which provides services of any kind to any
Finance Party on a need-to-know basis, or where such disclosure is made to the third party service provider as a routine part of the scope of work performed by such third party service provider, in connection with the operation of its business and, in each case, who is under a duty of confidentiality to that Finance Party;
(viii)to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 27.8 (Security over Lenders’
rights);
(ix)to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
(x)who is a Party; or
(xi)with the consent of the Borrower;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(A)in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality
Undertaking except that there shall be no requirement for a Confidentiality
Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential
Information;
(B)in relation to paragraph (b)(iv) above, the person to whom the Confidential
Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the
Confidential Information they receive and is informed that some or all of such
Confidential Information may be price-sensitive information;
(C)in relation to paragraphs (b)(v), (b)(vi) and (b)(vii)  above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and
(D)provided always that where such disclosure involves the disclosure of personal data to which Parts III to VI of the Personal Data Protection Act
2012 (No. 26 of 2012) of Singapore applies, the Finance Party shall so disclose only for the Purposes (as defined in clause 38.6 (Personal Data)).
(c)to any person appointed by that Finance Party or by a person to whom paragraphs (b)(i)
or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential
Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration /
Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;
(d)to any rating agency such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance
Documents and/or the Borrower provided that the prior written consent of the Borrower has been obtained in relation to such disclosure to that rating agency. The consent of the
Borrower to disclose to a rating agency must not be unreasonably withheld or delayed.
The Borrower will be deemed to have given its consent ten (10) Business Days after a
Finance Party has requested it unless consent is expressly refused by the Borrower within that time;
(e)to any person who is a person, or who belongs to a class of persons, specified in the second column of the Third Schedule to the Banking Act Chapter 19 of Singapore;
(f)to any direct or indirect provider of credit protection to any Finance Party or Affiliate of any
Finance Party (or its brokers); and
(g)to any investor or potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of the Finance Party’s rights or obligations under the Finance
Documents, such Confidential Information, the size and term of the Facility and the name of the Borrower.
Nothing in this clause shall be deemed to constitute, an express or implied agreement by any Finance Party with the Borrower for a higher degree of confidentiality than that prescribed in Section 47 of, and in the Third Schedule to, the Banking Act 1970 of
Singapore.
3.Entire agreement
This clause 39 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential
Information.
4.Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.
5.Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the
Borrower:
(a)of the circumstances of any disclosure of Confidential Information made to any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body or the rules of any relevant stock exchange or pursuant to any applicable law or regulation pursuant to clause 39.2 (Disclosure of Confidential Information) except where such disclosure is made to any such person during the ordinary course of its supervisory or regulatory function; and
(b)upon becoming aware that Confidential Information has been disclosed in breach of this clause 39.
6.Personal Data
(a)If any Obligor provides the Finance Parties with personal data of any individual as required by, pursuant to, or in connection with the Finance Documents, the Borrower represents and warrants to the Finance Parties that it has, to the extent required by law,
(i) notified the relevant individual of the purposes for which data will be collected, processed, used or disclosed; and (ii) obtained such individual's consent for, and hereby consents on behalf of such individual to the collection, processing, use and disclosure of his/her personal data by the Finance Parties, in each case, in accordance with or for the purposes of the Finance Documents, and confirms that it is authorised by such individual to provide such consent on his/her behalf.
(b)The Obligors agree and undertake to notify the Finance Parties promptly upon its becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, processing, use and/or disclosure by the Finance Parties of any personal data provided by that Obligor to the Finance Parties.
(c)Any consent given pursuant to this Agreement in relation to personal data shall, subject to all applicable laws and regulations, survive death, incapacity, bankruptcy or insolvency of any such individual and the termination or expiration of this Agreement.
7.Continuing obligations
The obligations in this clause 39 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) months from the earlier of:
(a)the date on which all amounts payable by the Borrower under or in connection with the
Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)the date on which such Finance Party otherwise ceases to be a Finance Party.
39Confidentiality of Funding Rates
1.Confidentiality and disclosure
(a)The Facility Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.
(b)The Facility Agent may disclose:
(i)any Funding Rate to the Borrower pursuant to clause 9.4 (Notification of rates of interest); and
(ii)any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With
Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender.
(c)The Facility Agent may disclose any Funding Rate, and any Obligor may disclose any
Funding Rate, to:
(i)any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that
Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;
(ii)any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding
Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;
(iii)any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and
(iv)any person with the consent of the relevant Lender, as the case may be.
2.Related obligations
(a)The Facility Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the
Facility Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.
(b)The Facility Agent and each Obligor agree (to the extent permitted by law and regulation)
to inform the relevant Lender:
(i)of the circumstances of any disclosure made pursuant to clause 40.1(c)(ii)
(Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(ii)upon becoming aware that any information has been disclosed in breach of this clause 40.
3.No Event of Default
No Event of Default will occur under clause 26.3 (Other obligations) by reason only of an
Obligor’s failure to comply with this clause 40.
40Counterparts
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance
Document.
41Contractual recognition of bail-in
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)any Bail-In Action in relation to any such liability, including (without limitation):
(i)a reduction, in full or in part, in the principal amount, or outstanding amount due
(including any accrued but unpaid interest) in respect of any such liability;
(ii)a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)a cancellation of any such liability; and
(b)a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
42HK Stay Rules
(a)If any Finance Document is or becomes a “covered contract” (within the meaning of the
Financial Institutions (Resolution) (Contractual Recognition of Suspension of Termination
Rights – Banking Sector) Rules (Cap. 628C) of Hong Kong (the “Stay Rules”)), the
parties agree that, despite any other term or conditions of any Finance Document or any other agreement, arrangement or understanding, the parties (other than an excluded counterparty (within the meaning of the Stay Rules)) will be bound by a suspension of a
“termination right” (within the meaning of the Stay Rules) in relation to such Finance
Document imposed by the HK Resolution Authority under section 90(2) of the Financial
Institutions (Resolution) Ordinance (Cap. 628) of Hong Kong.
(b)For the purpose of this Clause 43:
HK Resolution Authority means the resolution authority in relation to a banking sector entity from time to time, which is currently the Hong Kong Monetary Authority.
Section 12 -  Governing Law and Enforcement
43Governing law
This Agreement and any non-contractual obligations connected with it are governed by English law.
44Enforcement
1.Jurisdiction of English courts
(a)The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations connected with it
(including a dispute regarding the existence, validity or termination of this Agreement) (a
Dispute).
(b)The Parties agree that the courts of England are the sole and most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
2.Service of process
Without prejudice to any other mode of service allowed under any relevant law, each Obligor:
(a)irrevocably appoints the person named in Schedule 1 (The original parties) as that
Obligor’s English process agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;
(b)agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and
(c)if any person appointed as process agent for an Obligor is unable for any reason to act as agent for service of process, that Obligor must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Facility
Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.
This Agreement has been entered into on the date stated at the beginning of this Agreement.
Schedule 1
The original parties
Original Borrower and Cadeler A/S

Name:	Cadeler A/S
Original Jurisdiction	Denmark
Registration number (or equivalent, if any)	CVR 31180503
Registered office	Kalvebod Brygge 43 1560 Copenhagen V Denmark
Address for service of notices	Kalvebod Brygge 43 1560 Copenhagen V Denmark Email: [REDACTED] Attention: [REDACTED]
English process agent	Cadeler UK Limited Avocet Court 8 Central Avenue St Andrews Business Park Norwich, NR7 0HR Registered number 06106237
Cadeler UK

Name:	Cadeler UK Limited
Original Jurisdiction	England
Registration number (or equivalent, if any)	6106237
Registered office	Avocet Court 8 Central Avenue St Andrews Business Park Norwich, NR7 0HR
Address for service of notices	Kalvebod Brygge 43 1560 Copenhagen V Denmark Email: [REDACTED] Attention: [REDACTED]
The Original Lenders and their Commitments

Name	Facility Office, address, email and attention details for notices	Account details for payments	Commitment (€)
Clifford Capital Holdings Pte. Ltd.	38 Beach Road, #19-11 South Beach Tower, Singapore 189767 (a) For credit matters: [REDACTED] (b) For operations matters: [REDACTED] (c) For SSI: [REDACTED]	[REDACTED]	40,000,000
The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch	Address: 10 Marina Boulevard, Marina Bay Financial Centre Tower 2, #46-01 Singapore 018983 (a) For credit matters: [REDACTED] (b) For loan administration matters: [REDACTED]	[REDACTED]	20,000,000
TOTAL			€60,000,000
The Mandated Lead Arrangers

Name	Facility Office, address, email and attention details for notices
Clifford Capital Holdings Pte. Ltd.	38 Beach Road, #19-11 South Beach Tower, Singapore 189767 (a) For credit matters: [REDACTED] (b) For operations matters: [REDACTED] (c) For SSI: [REDACTED]
The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch	Address: 10 Marina Boulevard, Marina Bay Financial Centre Tower 2, #46-01 Singapore 018983 (a) For credit matters: [REDACTED] (b) For loan administration matters: [REDACTED]
The Facility Agent

Name	The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch
Facility Office, address, email address and attention details for notices	Address: 10 Marina Boulevard, Marina Bay Financial Centre Tower 2, #46-01 Singapore 018983 Email as follows: For queries or general queries: [REDACTED] For instructions: [REDACTED]
The Green Loan Co-ordinator

Name	The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch
Facility Office, address, email address and attention details for notices	The Hongkong and Shanghai Banking Corporation Limited Address: Level 16, HSBC Main Building, 1 Queen’s Road Central, Hong Kong Name: [REDACTED] Telephone number: [REDACTED] Email address: [REDACTED]
Schedule 2
Conditions precedent
Part 1: Conditions precedent to the initial Utilisation
1Original Obligors’ corporate documents
(a)A copy of the Constitutional Documents of each Original Obligor.
(b)A copy of a resolution of the board of directors of each Original Obligor :
(i)approving the terms of, and the transactions contemplated by, the Finance
Documents to which it is a party (its Relevant Documents) and resolving that it execute, deliver and perform the Relevant Documents to which it is a party;
(ii)authorising a specified person or persons to execute its Relevant Documents on its behalf;
(iii)authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with its Relevant Documents; and
(iv)containing a specimen of the signature for each person referred to in paragraphs
(ii) and (iii) above.
(c)A certificate of an authorised signatory of each Original Obligor confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.
(d)A certificate of an authorised signatory of each Original Obligor certifying that each copy document relating to it and delivered pursuant to this Part 1 of this Schedule is correct, complete and in full force as at a date no earlier than the date of this Agreement and effect and has not been amended or superseded and that any such resolutions or power of attorney have not been revoked.
2Legal opinions
The following legal opinions, each addressed to the Facility Agent, the Mandated Lead
Arrangers and the Original Lenders:
(a)a legal opinion of Norton Rose Fulbright (Asia) LLP on matters of English law; and
(b)a legal opinion of Bech-Bruun on matters of Danish law.
3Finance Documents
This Agreement and each Fee Letter duly executed.
4Other documents and evidence
(a)Evidence that any process agent has accepted its appointment.
(b)The Original Financial Statements.
(c)A copy of any other Authorisation or other document or opinion that is necessary in the reasonable opinion of the Facility Agent following consultation with its legal advisors and the Original Borrower in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document, provided that such Authorisation or other document or opinion is requested at least five Business days prior to the date on which the Utilisation Request is delivered by the Original Borrower to the Facility Agent pursuant to clause 5.1 (Delivery of the Utilisation Request).
(d)Evidence that arrangements have been made by the Original Borrower to pay such fees, costs and expenses which are then due and payable by the Original Borrower pursuant to clause 12 (Fees) and clause 17 (Costs and expenses) from the proceeds of the Utilisation
(or that such fees and expenses have been paid or will be paid by the Utilisation Date from other sources).
(e)A copy of:
(i)the Green Financing Framework; and
(ii)the Second Party Opinion.
5"Know your customer" information
Each Finance Party has confirmed all "know your customer" or similar identification procedures under all laws and regulations applicable to that Finance Party have been satisfied.
6People with Significant Control (PSC) regime
In respect of any Original Obligor incorporated in the United Kingdom, either:
(a)a certificate of an authorised signatory of the relevant Original Obligor certifying that:
(i)each Group Member has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Original
Obligor; and
(ii)no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of its shares, together with a copy of the “PSC register” (within the meaning of section 790C(10) of the
Companies Act 2006) of the relevant Original Obligor, which is certified by an authorised signatory of the relevant Original Obligor to be correct, complete and not amended or superseded as at a date no earlier than the date three Business Days before the date of this Agreement; or
(b)a certificate of an authorised signatory of the relevant Original Obligor certifying that it is not required to comply with Part 21A of the Companies Act 2006.
Part 2: Conditions precedent required to be delivered by an Additional Obligor
1.A Deed of Accession, duly executed by the Additional Obligor and the Original Borrower.
2.A copy of the constitutional documents of the Additional Obligor.
3.A copy of a resolution of the board of directors of the Additional Obligor:
(a)approving the terms of, and the transactions contemplated by, the Deed of Accession and the Finance Documents and resolving that it execute the Deed of Accession;
(b)authorising a specified person or persons to execute the Deed of Accession on its behalf;
and
(c)authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation
Request) to be signed and/or despatched by it under or in connection with the Finance
Documents.
4.A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.
5.A copy of a resolution signed by all the holders of the issued shares of the Additional
Guarantor, approving the terms of, and the transactions contemplated by, the Finance
Documents to which the Additional Guarantor is a party.
6.A certificate of the Additional Obligor (signed by an authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.
7.A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part 2 of Schedule 2 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the date of the Deed of Accession.
8.A copy of any other Authorisation or other document, opinion or assurance which the Facility
Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Deed of Accession or for the validity and enforceability of any Finance Document.
9.If available, the latest audited financial statements of the Additional Obligor.
10.A legal opinion of Norton Rose Fulbright (Asia) LLP, legal advisers to the Facility Agent, the
Mandated Lead Arrangers and the Original Lenders, in England and Wales.
11.In respect of any Additional Obligor incorporated in the United Kingdom, either:
(a)a certificate of an authorised signatory of the relevant Additional Obligor certifying that:
(i)each Group Member has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Additional
Obligor; and
(ii)no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of its shares, together with a copy of the “PSC register” (within the meaning of section 790C(10) of the
Companies Act 2006) of the relevant Additional Obligor, which is certified by an authorised signatory of the relevant Additional Obligor to be correct, complete and not amended or superseded as at a date no earlier than the date three Business Days before the date of the Deed of Accession; or
(b)a certificate of an authorised signatory of the relevant Additional Obligor certifying that it is not required to comply with Part 21A of the Companies Act 2006.
Schedule 3
Utilisation Request
From:[name of Borrower]
To:[name of Agent]
Dated:[]
Dear Sirs
Cadeler - Facility Agreement dated [] 2025 (the Facility Agreement)
1We refer to the Facility Agreement.  This is a Utilisation Request.  Terms defined in the Facility
Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[] (or, if that is not a Business Day, the next Business Day)
Amount:	€ []
3We confirm that each condition specified in clause 4.3 (Further conditions precedent) of the
Facility Agreement is satisfied on the date of this Utilisation Request.
4The proceeds of the Loan should be credited to [] [specify account]].
5This Utilisation Request is irrevocable.
Yours faithfully
…………………………………
authorised signatory for
[BORROWER]
1 Statement to be included and separate QPP Certificate in the form of Schedule B to be executed alongside the Transfer
Certificate if the New Lender is a person eligible for the UK withholding tax exemption for qualifying private placements
Schedule 4
Form of Transfer Certificate
To:[] as Facility Agent
From:[The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)
Dated:
Cadeler - Facility Agreement dated [] 2025 (the Facility Agreement)
1We refer to the Facility Agreement.  This agreement (the Agreement) shall take effect as a
Transfer Certificate for the purposes of the Facility Agreement.  Terms defined in the Facility
Agreement have the same meaning in this Agreement unless given a different meaning in this
Agreement.
2We refer to clause 27.6 (Procedure for assignment or transfer) of the Facility Agreement:
(a)The Existing Lender assigns absolutely to the New Lender all of the rights of the Existing
Lender under the Facility Agreement and the other Finance Documents which correspond to that portion of the Existing Lender’s Commitment and participation in the Loan under the Facility Agreement as specified in the Schedule.
(b)The Existing Lender is released from the obligations owed by it which correspond to that portion of the Existing Lender’s Commitment and participation in the Loan under the
Facility Agreement specified in the Schedule (but the obligations owed by the Borrower under the Finance Documents shall not be released).
(c)On the Transfer Date the New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.
(d)The proposed Transfer Date is [●].
(e)The Facility Office and address, email address and attention details for notices of the New
Lender for the purposes of clause 34.2 (Addresses) of the Facility Agreement are set out
in the Schedule.
3The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in clause 27.5 (Limitation of responsibility of Existing Lenders) of the Facility Agreement.
4The New Lender confirms, for the benefit of the Facility Agent and without liability to the
Borrower, that it is:
(a)[a Qualifying Lender (other than a Treaty Lender);]
(b)[a Treaty Lender;]
(c)[not a Qualifying Lender].
5[The New Lender provides a QPP Certificate in the form set out in Schedule B.]1
6This Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 27.7 (Copy of Transfer Certificate to Borrower), to the
Borrower of the assignment referred to in this Agreement.
7This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
8This Agreement and any non-contractual obligations connected with it are governed by English law.
This Agreement has been entered into on the date stated at the beginning of this Agreement.
Schedule A
Rights to be assigned and obligations to be released and undertaken
[insert relevant details]
[Facility Office address, email address and attention details for notices and account details for payments.]
[Existing Lender][New Lender]
By:By:
This Agreement is accepted by the Facility Agent as a Transfer Certificate for the purposes of the
Facility Agreement and the Transfer Date is confirmed as [].
Signature of this Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.
[Agent]
By:
Schedule B
Form of QPP Certificate
To:[] as Borrower
From:[The New Lender] (the New Lender)
Dated:
Cadeler - Facility Agreement dated [] 2025 (the Facility Agreement)
1We refer to the Agreement. This is a QPP Certificate. Terms defined in the Agreement have the same meaning in this QPP Certificate unless given a different meaning in this QPP Certificate.
2We confirm that:
2.1 we are beneficially entitled to all interest payable to us as a Lender under any Loan;
2.2 we are a resident of a qualifying territory; and
2.3 we are beneficially entitled to the interest which is payable to us on any Loan for genuine commercial reasons, and not as part of a tax advantage scheme.
These confirmations together form a creditor certificate.
3In this QPP Certificate the terms resident, qualifying territory, scheme, tax advantage scheme and creditor certificate have the meaning given to them in the Qualifying Private
Placement Regulations 2015 (2015 No. 2002).
4We authorise you to produce this QPP Certificate to an officer of HM Revenue & Customs in accordance with regulation 7 of the QPP Regulations if required by such an officer.
[Name of Lender]
By:
[This QPP Certificate is required where a lender is a person eligible for the UK withholding tax exemption for qualifying private placements; a separate QPP Certificate should be provided by each such lender.]
Schedule 5
Form of Compliance Certificate
To: [] as Facility Agent
From:[[ ], as Borrower][UK ListCo as Guarantor]
Dated: []
Dear Sirs
Cadeler - Facility Agreement dated [] 2025 (the Facility Agreement)
1I/We refer to the Facility Agreement.  This is a Compliance Certificate.  Terms defined in the
Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.
2I/We confirm that:
(a)[the Debt Service Coverage Ratio in respect of the Relevant Period expiring [] is []:1;]
(b)the Equity Ratio in respect of the Relevant Period expiring [] is []%;
(c)the Minimum Free Liquidity in respect of the Relevant Period expiring [] is €[];
(d)the Fair Market Value of the Ships in respect of the Relevant Period expiring [] is []%, all calculated in accordance with the Annex hereto.
3I/We confirm that no Default is continuing. [Note: If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.]
Signed by:
……………………………………………………
[Director]
[BORROWER][UK LISTCO]
Schedule 6
Timetables

Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of the Utilisation Request))	U-5 Business Days 11:00 a.m.
Agent notifies the Lenders of the amount of the Loan and the amount of each Lender’s participation in the Loan in accordance with clause 5.4 (Lenders' participation)	U-3 Business Days Noon
EURIBOR is fixed	Quotation Day 11:00am in respect of EURIBOR
Schedule 7
Form of Green Loan Compliance Certificate
To: [  ]
From: [Borrower]
Dated:
Cadeler - [Description of facility agreement to be included] (the "Facility Agreement")
1.We refer to the Facility Agreement. This is a Green Loan Compliance Certificate. Terms defined in the Facility Agreement have the same meaning when used in this Green Loan Compliance
Certificate unless given a different meaning in this Green Loan Compliance Certificate.
2.We confirm that (in relation to this Facility):

Test - Green Loan Criteria	Figures / calculations	Compliance
At least 95% of consolidated annual turnover of the Borrower is derived from offshore renewable energy activities		[Yes/No]
No turnover of the Borrower is derived from the commissioning of new or existing oil and gas installations		[Yes/No]
At least 95% of capital expenditures of the Borrower are aligned with the green project categories in the Green Finance Framework		[Yes/No]
3.Impact Reporting:
Capacity of Renewable Energy plants constructed/ installed / serviced in the reporting period:
[xxx] MW
………………………………………………
for and on behalf of
[Borrower]
[TO BE SIGNED BY 2 SIGNORS: DIRECTOR OR CEO OR CFO OR CSO AUTHORISED
SIGNATORIES OF BORROWER]
Schedule 8
Banking (Exposure Limits) Rules
The information set out in this Schedule is for reference only. For further details, the Banking
(Exposure Limits) Rules (Cap. 155S) may be accessed at https://www.elegislation.gov.hk/hk/
cap155S
The Borrower may be considered as related or connected to the HSBC Group if it is:
(a)a director, employee, controller or minority shareholder controller, of a member of the HSBC
Group;
(b)a relative of a director, employee, controller or minority shareholder controller, of a member of the HSBC Group;
(c)a firm, partnership or non-listed company in which a member of the HSBC Group or any of the following entities is interested as director, partner, manager or agent:
(i)a controller, minority shareholder controller or director of a member of the HSBC Group;
(ii)a relative of a controller, minority shareholder controller or director of a member of the
HSBC Group; or
(d)a natural person, firm, partnership or non-listed company to whom a member of the HSBC
Group has provided a financial facility if any of the following entities is a guarantor of the facility:
(i)a controller, minority shareholder controller or director of a member of the HSBC Group;
(ii)a relative of a controller, minority shareholder controller or director of a member of the
HSBC Group.
Relevant definitions
1)A person has "control" if such person is:
(A)an indirect controller, that is, in relation to a company, any person in accordance with whose directions or instructions the directors of the company or of another company of which it is a subsidiary are accustomed to act; or
(B)a majority shareholder controller, that is, in relation to a company, any person who, either alone or with any associate or associates, is entitled to exercise, or control the exercise of, more than 50% of the voting power at any general meeting of the company or of another company of which it is a subsidiary,
and "controller" means either an "indirect controller" or a “majority shareholder controller”.
2)"employee" includes permanent full time, permanent part-time, fixed-term full time, fixed-term part-time staff and international assignees.
3)"minority shareholder controller" in relation to a company, means any person who, either alone or with any associate or associates, is entitled to exercise, or control the exercise of, 10% or more, but not more than 50%, of the voting power at any general meeting of the company or of another company of which it is a subsidiary.
4)"relative" in relation to a natural person, means the following:
(A)a parent, grandparent or great grandparent;
(B)a descendant, step-parent or adoptive parent;
(C)a brother or sister;
(D)the spouse;
(E)if the person is a party to a union of concubinage - the other party of the union;
(F)a cohabitee;
(G)a parent, step-parent or adoptive parent of a spouse;
(H)a brother or sister of a spouse;
(I)a son, step-son, adopted son, daughter, step-daughter or adopted daughter; or
a grandson, granddaughter, great grandson or great granddaughter.
Schedule 9 Form of Increase Confirmation
To: The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch as Facility
Agent
From:[CADELER A/S][CADELER HOLDINGS LIMITED] as Borrower
Dated: []
Dear Sirs
Cadeler - Facility Agreement dated [] 2025 (the Facility Agreement)
1We refer to the Facility Agreement. This agreement (the Agreement) shall take effect as an
Increase Confirmation for the purpose of the Facility Agreement. Terms defined in the Facility
Agreement have the same meaning in this Agreement unless given a different meaning in this
Agreement.
2We refer to Clause 2.2 (Increase) of the Facility Agreement.
3The Increase Lender agrees to assume and will assume all of the obligations corresponding to €
[] (the Increase Commitment) as if it was an Original Lender under the Facility Agreement.
4The proposed date on which the increase in relation to the Increase Lender is to take effect (the
Increase Effective Date) is [] or the date of confirmation of this Agreement by the Facility
Agent, whichever is later.
5On the Increase Effective Date, the Increase Lender becomes party to the relevant Finance
Documents as a Lender.
6The Increase Lender hereby appoints the Facility Agent to act as its agent under and in connection with the Finance Documents in accordance with Clause 28 (Roles of Facility Agent,
Mandated Lead Arrangers and Green Loan Co-ordinator) of the Agreement.
7The administrative details of the Increase Lender for the purposes of this Agreement are set out below:
[]
8The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in Clause 2.2 (Increase).
9This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
10This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
…………………………
[Cadeler A/S][Cadeler Holdings Limited] as Borrower
…………………………
[the Increase Lender]
This Increase Confirmation is executed by the Facility Agent and the Increase Effective Date is
confirmed [].
……………………………
For and on behalf of
The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch
Schedule 10
Form of Resignation Letter
To: The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch as Facility
Agent
From:Cadeler A/S as Original Borrower and Cadeler Holdings Limited as Additional Borrower
Dated:
Cadeler - Facility Agreement dated [] 2025 (the Facility Agreement)
1.We refer to the Agreement. This is a Resignation Letter. Terms defined in the
Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.
2.Pursuant to Clause 28.3 (Resignation of the Original Borrower) of the Agreement, we
request that Cadeler A/S be released from its obligations as Original Borrower under the Agreement.
3.We confirm that no Default is continuing or would result from the acceptance of this request
4.This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

Cadeler A/S	Cadeler Holdings Limited
By:	By:
Schedule 11
Form of Deed of Accession
To:The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch as Facility
Agent
From:[UK ListCo] / [Cadeler Holdings Limited] and Cadeler A/S
Dated:
Cadeler - Facility Agreement dated [] 2025 (the Facility Agreement)
1.We refer to the Agreement.  This is a Deed of Accession.  Terms defined in the Agreement have the same meaning in this Deed of Accession unless given a different meaning in this
Deed of Accession.
2.[Cadeler Holdings Limited]/[UK ListCo]  agrees to become an Additional [Borrower]/[Guarantor]
and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor]
pursuant to [Clause 28.2 (Additional Borrowers)]/[Clause 28.4(Additional Guarantor)] of the
Agreement.  [Cadeler Holdings Limited]/[UK ListCo]  is a company duly incorporated under the laws of England and Wales.
3.[Cadeler A/S confirms that no Default is continuing or would occur as a result of Cadeler
Holdings Limited becoming an Additional Borrower.]
4.[Cadeler Holdings Limited]/[UK ListCo] administrative details are as follows:
Address:
Email address:
Attention:
5.This Deed of Accession and any non-contractual obligations arising out of or in connection with it are governed by English law.
This Deed of Accession is entered into by deed.

[Cadeler A/S]	[Cadeler Holdings Limited]/[UK ListCo]
Schedule 12
Corporate Model – Example Forecast and Covenants Compliance Information
[REDACTED]
Schedule 13 Form of QPP Certificate
To:[] as Borrower
From:[Lender] (the Lender)
Dated:
Cadeler - Facility Agreement dated [] 2025 (the Facility Agreement)
1We refer to the Agreement. This is a QPP Certificate. Terms defined in the Agreement have the same meaning in this QPP Certificate unless given a different meaning in this QPP Certificate.
2We confirm that:
2.1 we are beneficially entitled to all interest payable to us as a Lender under any Loan;
2.2 we are a resident of a qualifying territory; and
2.3 we are beneficially entitled to the interest which is payable to us on any Loan for genuine commercial reasons, and not as part of a tax advantage scheme.
These confirmations together form a creditor certificate.
3In this QPP Certificate the terms resident, qualifying territory, scheme, tax advantage scheme and creditor certificate have the meaning given to them in the Qualifying Private
Placement Regulations 2015 (2015 No. 2002).
4We authorise you to produce this QPP Certificate to an officer of HM Revenue & Customs in accordance with regulation 7 of the QPP Regulations if required by such an officer.
[Name of Lender]
By:
[This QPP Certificate is required where a lender is a person eligible for the UK withholding tax exemption for qualifying private placements; a separate QPP Certificate should be provided by each such lender.]
SIGNATURES
THE ORIGINAL BORROWER
CADELER A/S
By:
/s/ Peter Brogaard Hansen
Name(s): Peter Brogaard Hansen
Title(s): Authorised Signatory
CADELER A/S (AS GUARANTOR FOLLOWING ITS RESIGNATION AS ORIGINAL BORROWER,
PURSUANT TO CLAUSE 28.3 (RESIGNATION OF THE ORIGINAL BORROWER), AND IN
ACCORDANCE WITH CLAUSE 18.1 (GUARANTEE AND INDEMNITY))
CADELER A/S
By:
/s/ Peter Brogaard Hansen
Name(s): Peter Brogaard Hansen
Title(s): Authorised Signatory
CADELER UK
CADELER UK LIMITED
By:
/s/ Peter Brogaard Hansen
Name(s): Peter Brogaard Hansen
Title(s): Authorised Signatory
GUARANTOR
CADELER UK LIMITED
By:
/s/ Peter Brogaard Hansen
Name(s): Peter Brogaard Hansen
Title(s): Authorised Signatory
THE GREEN LOAN CO-ORDINATOR
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE BRANCH
By:
/s/ Gilbert Ng
Name(s): Gilbert Ng
Title(s): Managing Director
THE ORIGINAL LENDERS
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE BRANCH
By:
/s/ Gilbert Ng
Name(s): Gilbert Ng
Title(s): Managing Director
CLIFFORD CAPITAL HOLDINGS PTE. LTD.
By:
/s/ Yeo Jia Jie
Name(s): Yeo Jia Jie
Title(s): Authorised Signatory
THE MANDATED LEAD ARRANGERS
CLIFFORD CAPITAL HOLDINGS PTE. LTD.
By:
/s/ Yeo Jia Jie
Name(s): Yeo Jia Jie
Title(s): Authorised Signatory
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE BRANCH
By:
/s/ Gilbert Ng
Name(s): Gilbert Ng
Title(s): Managing Director
THE FACILITY AGENT
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE BRANCH
By:
/s/ Andrea Stevenson
Name(s): Andrea Stevenson
Title(s): Vice President, Issuer Services